EXHIBIT 4.8

TRUST DEED

10 SEPTEMBER 2007

Constituting

Tranche A U.S.$20,000,000 Floating Rate Secured Bonds due 2009

Tranche B U.S.$40,000,000 Floating Rate Secured Convertible Bonds due 2009

convertible into Shares of ASIA SILICON TECHNOLOGY HOLDINGS INC.

ASIA SILICON TECHNOLOGY HOLDINGS INC.

as Issuer

and

DB TRUSTEES (HONG KONG) LIMITED

as Trustee and Security Agent

This Trust Deed is made on 10 September 2007 between:

(1)	ASIA SILICON TECHNOLOGY HOLDINGS INC., a limited liability exempted company incorporated with liability limited by shares in the Cayman Islands whose registered office is at the offices of Offshore Incorporation Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the Issuer);

(2)	DB TRUSTEES (HONG KONG) LIMITED of 55th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong (the Trustee, which expression, where the context so admits, includes all persons for the time being the trustee or trustees of this Trust Deed); and

(3)	DB TRUSTEES (HONG KONG) LIMITED, acting through its office at 55th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong (the Security Agent, which expression, where the context so admits, includes all persons for the time being the security agent of the Secured Parties).

Whereas:

(A)	The Issuer has (pursuant to resolutions of its board of directors dated 5 September 2007) authorised the issue of Tranche A U.S.$20,000,000 floating rate secured bonds due 2009 and Tranche B U.S.$40,000,000 floating rate secured convertible bonds due 2009 convertible into Shares of the Issuer to be constituted by this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed for the benefit of the Bondholders on the following terms and conditions.

(C)	The Security Agent has agreed to act as security agent of the Collateral for the benefit of the Secured Parties on the terms and conditions set out herein and in the Security Documents.

This Trust Deed witnesses and it is hereby agreed and declared as follows:

1.	INTERPRETATION

1.1	Definitions:

The following expressions have the following meanings:

Accounts means, in relation to the Issuer and a Fiscal Period, its balance sheet and income statements for that Fiscal Period, which shall be consolidated if the Issuer has Subsidiaries the accounts of which should be consolidated under the generally accepted accounting principles in the U.S.;

Agency Agreement means the paying and conversion agency agreement dated 10 September 2007, as supplemented and/or modified from time to time, between the Issuer, the Trustee and the Agents, whereby the Agents are appointed and includes any other agreements related to it, as supplemented and/or modified from time to time, approved in writing by the Trustee appointing Successor Agents;

Agents means the Principal Agent and the other paying, conversion and transfer agents and the Registrar appointed under the Agency Agreement, at their specified offices, and their Successors;

AST (HK) means Asia Silicon Technology Holdings Limited (company number 1087124), a company incorporated under the laws of Hong Kong and having its registered office at Suite 3601, Two Exchange Square, Central, Hong Kong;

AST (HK) Security Agreement means the security agreement dated on or about the date of this Trust Deed between AST (HK) and the Security Agent;

AST (HK) Share Mortgage means the share mortgage dated on or about the date of this Trust Deed between the Issuer and the Security Agent;

Auditors has the meaning set out in Condition 6.28;

Bondholder or, in respect of a Bond, holder means a person in whose name a Bond is registered in the Register;

Bonds means the Tranche A Bonds and the Tranche B Bonds;

Certificate means a Tranche A Certificate and a Tranche B Certificate;

Clearstream, Luxembourg means Clearstream Banking, société anonyme, incorporated under the laws of the Grand Duchy of Luxembourg or any successor securities clearing agency;

Collateral has the meaning given to “Security Assets” in each Security Document;

Conditions means the Tranche A Conditions and the Tranche B Conditions;

Conversion Date has the meaning set out in Condition 8.3(b) of the Tranche B Conditions;

Conversion Notice means the written notice required to accompany the Tranche B Certificates deposited for the purposes of conversion of Tranche B Bonds into Shares, the initial form of which is set out in Exhibit A to the Agency Agreement;

Conversion Right has the meaning set out in Condition 8.2(a) of the Tranche B Conditions;

definitive Certificate has the meaning ascribed to it in a Global Certificate;

Equivalent Amount has the meaning set out in Condition 8.3(f) of the Tranche B Conditions;

Euroclear means Euroclear Bank S.A./N.V., or any successor securities clearing agency;

Event of Default means any of the conditions, acts or events provided in Condition 12 to be events upon the happening of which the Bonds would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

Extraordinary Resolution has the meaning set out in Schedule 3;

Fee Letter means the upfront fee letter between the Issuer and the Manager;

Finance Document means:

(a)	the Bonds;

(b)	the Subscription Agreement;

(c)	this Trust Deed;

(d)	the Agency Agreement;

(e)	a Security Document;

(f)	the Registration Rights Agreement;

(g)	the Fee Letter;

(h)	the Put Option Waiver Letter; or

(i)	any other document designated as such by the Issuer and the Trustee;

Finance Party means a Bondholder, the Trustee or the Security Agent;

First Pledge of Equity means the equity pledge agreement entered into or to be entered into between AST (HK) and the Security Agent in respect of the equity interest of AST (HK) in Opco on the Issue Date;

Fiscal Period means, as the context may require, a period (a) commencing on 1 January and ending on the succeeding 31 December, or (b) commencing on 1 January and ending on the succeeding 30 June provided that if the Issuer shall change its financial year so as to end on a date other than 31 December, the foregoing shall be amended as necessary;

Global Certificates means the Tranche A Global Certificate and the Tranche B Global Certificate;

Hong Kong means the Hong Kong Special Administrative Region of the People’s Republic of China;

IPO has the meaning set out in Condition 8.1 (a) of the Tranche B Conditions;

IPO Date has the meaning set out in Condition 8.1(d) of the Tranche B Conditions;

Issuer Security Agreement means the security agreement dated on or about the date of this Trust Deed between the Issuer and the Security Agent;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding (including, without limitation, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

Listing Rules means the relevant listing rules of the Stock Exchange;

Manager means Deutsche Bank AG as manager under the Subscription Agreement.

Maturity Date has the meaning set out in Condition 10.1;

non-assessable, in relation to securities, including the Shares, means that, when issued, those securities are not subject to any further calls by the Issuer for, or any other provisions which could require, further payments or contributions from their holders;

Obligor means the Issuer or AST (HK);

Officers’ Certificate means a certificate addressed to the Trustee and signed by any director of the Issuer;

Opco means (to be re-named as , a Sino foreign joint venture established under the laws of the PRC between AST (HK), , , , , and ;

outstanding means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys and all accrued default interest (if any) have been duly paid to or to the order of the Trustee as provided in Clause 2 or have been duly paid to the Principal Agent if permitted by Clause 2, (c) those in respect of which claims have become prescribed under Condition 13, (d) those which have been purchased and cancelled by the Issuer or any of its Subsidiaries as provided in the Conditions, (e) those in respect of which the Conversion Right has been duly exercised and discharged (and, for the avoidance of doubt, a Bond in respect of which a Conversion Date has occurred shall be deemed to remain outstanding until the Conversion Right has been satisfied and discharged even if the holder is removed from the Register during the conversion process); (f) those mutilated or defaced Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 17, (g) any Global Certificate to the extent that it shall have been exchanged for another Global Certificate in respect of the Bonds of the relevant tranche or for the Bonds of the relevant tranche in definitive form pursuant to its provisions, (h) for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose, those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to Condition 17; and provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders, (ii) determining how many Bonds are outstanding for the purposes of Conditions 12.1(a), 14 and 15 and Schedule 3, (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, and (iv) the certification (where relevant) by the Trustee as to whether any event, circumstance, matter or thing is in its opinion materially prejudicial to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Issuer or any of its Subsidiaries and not yet cancelled shall (unless no longer so held) be deemed not to remain outstanding;

Pledge of Equity means the First Pledge of Equity or the Second Pledge of Equity;

Potential Event of Default means an event or circumstance which would with the giving of notice and/or the lapse of time and/or the issuing of a certificate become an Event of Default;

PRC means The People’s Republic of China;

Principal Agent means Deutsche Bank AG, Hong Kong Branch at its specified office at 55th Floor, Cheung Kong Centre, 2 Queen’s Road Central, Hong Kong or any Successor Principal Agent appointed under the Agency Agreement, at its specified office;

Put Option Waiver Letter means the letter referred to in Condition 6.27(c);

record date means a date fixed by or pursuant to the articles of association of the Issuer or otherwise specified for the purpose of determining entitlements to dividends or other distributions to, or rights of, holders of Shares;

Register has the meaning set out in Condition 4.1;

Register of Members means the register of Shareholders of the Issuer required to be kept pursuant to the Companies Law of the Cayman Islands (as amended);

Registrar means Deutsche Bank Luxembourg S.A. at its specified office at 2, Boulevard Konrad Adenauer L-l 115 Luxembourg or any Successor Registrar appointed under the Agency Agreement, at its specified office;

Registration Rights Agreement means the registration rights agreement dated on or about 10 September 2007 between the Issuer, Mandra Materials Limited, Deutsche Bank AG and the Subsequent Shareholders named therein;

Second Pledge of Equity means the equity pledge agreement entered into or to be entered into between AST (HK) and the Security Agent (in the same form as the First Pledge of Equity) in respect of the equity interest of AST (HK) in Opco acquired as a result of an increase in the registered capital of Opco after the Issue Date;

Secured Parties means the Trustee, the Security Agent, the Agents and the Bondholders;

Security Document means:

(a)	the Issuer Security Agreement;

(b)	the AST (HK) Share Mortgage;

(c)	the AST (HK) Security Agreement;

(d)	a Pledge of Equity, and

(e)	any other document evidencing or creating security over any asset of an Obligor to secure any obligation of any Obligor to the Secured Parties under the Finance Documents;

Shares has the meaning set out in Condition 8.1(d) of the Tranche B Conditions;

Shareholder means the person who is registered as a holder of Shares in the Register of Members;

specified office means, in relation to an Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 12. l(k);

Stock Exchange has the meaning set out in Condition 8.1(b) of the Tranche B Conditions;

Subscription Agreement means the subscription agreement dated on or about the date of this Trust Deed between the Issuer and the Manager;

Subsidiary has the meaning set out in Condition 6.28 and, for the avoidance of doubt, includes, in relation to the Issuer, AST (HK) and Opco;

Successor means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 12.1 (k);

this Trust Deed means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

Tranche A Bonds means the tranche A bonds, in the denomination of U.S.$100,000 each and integral multiples of U.S.$1,000 in excess thereof, in registered form comprising the U.S.$20,000,000 floating rate secured bonds due 2009 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number or principal amount of them;

Tranche A Certificate means a tranche A certificate, substantially in the form set out in Part 1 of Schedule 1, issued in the name of the holder of one or more Tranche A Bonds; and, except in Clause 3, includes the Tranche A Global Certificate;

Tranche A Conditions means the terms and conditions of the Tranche A Bonds set out in Part 1 of Schedule 1, as from time to time modified in accordance with this Trust Deed, and as modified, in their application to the Tranche A Bonds in respect of which the Tranche A Global Certificate is issued, by the provisions of the Tranche A Global Certificate, and any reference to a particularly numbered Tranche A Condition shall be construed accordingly;

Tranche A Global Certificate means the single global certificate substantially in the form set out in Part 1 of Schedule 2 issued in respect of all the Tranche A Bonds;

Tranche B Bonds means the tranche B bonds, in the denomination of U.S.$100,000 each and integral multiples of U.S.$1,000 in excess thereof, in registered form comprising the U.S.$40,000,000 floating rate secured convertible bonds due 2009 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number or principal amount of them;

Tranche B Certificate means a tranche B certificate, substantially in the form set out in Part 2 of Schedule 1, issued in the name of the holder of one or more Tranche B Bonds; and, except in Clause 3, includes the Tranche B Global Certificate;

Tranche B Conditions means the terms and conditions of the Tranche B Bonds set out in Part 2 of Schedule 1, as from time to time modified in accordance with this Trust Deed, and as modified, in their application to the Tranche B Bonds in respect of which the Tranche B Global Certificate is issued, by the provisions of the Tranche B Global Certificate, and any reference to a particularly numbered Tranche B Condition shall be construed accordingly;

Tranche B Global Certificate means the single global certificate substantially in the form set out in Part 2 of Schedule 2 issued in respect of all the Tranche B Bonds;

trust corporation means a corporation entitled by rules made under the Public Trustee Act 1906 or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000; and

U.S. means the United States of America.

1.2	Construction of Certain References:

References to:

(a)	costs, charges, remuneration or expenses include any withholding, value added, turnover or similar tax charged in respect thereof;

(b)	U.S.$ and U.S. dollars are to the lawful currency for the time being of the U.S.;

(c)	a Schedule or a Clause or a sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub-paragraph hereof respectively;

(d)	an action, remedy or method of judicial proceedings for the enforcement of rights of creditors include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto;

(e)	all references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference primarily to the interests of the holders of the Bonds and in the event of any conflict between such interests and the interests of any other person, the former shall prevail as being paramount;

(f)	any reference in this Trust Deed that allows the Trustee to exercise certain discretions shall not be construed as an obligation of the Trustee to exercise the same;

(g)	any reference in these presents to a “tranche” of Bonds, or the respective holders thereof, as applicable, shall be a reference to the Tranche A Bonds or the Tranche B Bonds; and

(h)	an Event of Default or a Potentail Event of Default being subsisting means that it has occurred and has not been remedied, cured or expressly waived in writing in accordance with the terms of the Finance Documents.

1.3	Headings:

Headings shall be ignored in construing this Trust Deed.

1.4	Schedules:

The Schedules are part of this Trust Deed and have effect accordingly.

1.5	Definitions in Conditions:

Terms defined in the Conditions shall, unless otherwise defined herein, have the same meaning when used in the main body of this Trust Deed.

2.	AMOUNT OF THE BONDS AND COVENANT TO PAY

2.1	Amount of the Bonds:

(a)	The aggregate principal amount of the Tranche A Bonds is limited to U.S.$20,000,000.

(b)	The aggregate principal amount of the Tranche B Bonds is limited to U.S.$40,000,000.

2.2	Covenant to pay:

(a)

The Issuer covenants with the Trustee that it will, in accordance with this Trust Deed, on the due date for the final maturity of the Bonds of each tranche provided for in the Conditions (being the Maturity Date) or on such earlier date as the same or any part thereof may become due and repayable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in U.S. dollars in New York City in immediately available funds the principal amount of the Bonds repayable on that date together with any applicable premium and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Bonds of each tranche at the rate specified in or determined in accordance with Condition 7 and, in each case, on the dates provided for in the Conditions PROVIDED THAT every payment of principal, premium (if any) or interest in respect of the Bonds to or to the account of the Principal Agent in the manner provided in the Agency Agreement shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this Clause except to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the Bondholders;

(b)	in any case where payment of principal or premium (if any) is not made to the Trustee or the Principal Agent on or before the due date, interest shall continue to accrue on the principal amount of the Bonds and shall accrue on such premium (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the Bondholders in respect thereof as stated in a notice given to the Bondholders in accordance with Condition 19 (such date to be not later than 30 days after the day on which the whole of such principal amount and premium (if any), together with an amount equal to the interest which has accrued and is to accrue pursuant to this paragraph up to and including that date, has been received by the Trustee or the Principal Agent); and

(c)	in any case where payment of the whole or any part of the principal amount of or premium (if any) on any Bond is improperly withheld or refused upon due presentation of the Certificate in respect thereof (other than in circumstances contemplated by paragraph (b) above) interest shall accrue on that principal amount or premium (if any) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Certificate, payment of the full amount (including interest as aforesaid) in U.S. dollars payable in respect of such Bond is made or (if earlier) the seventh day after notice is given to the relevant Bondholder (either individually or in accordance with Condition 19) that the full amount (including interest as aforesaid) in U.S. dollars payable in respect of such Bond is available for payment, provided that, upon further presentation of the Certificate in respect thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Bondholders, the Security Agent and itself in accordance with this Trust Deed.

2.3	Discharge:

Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Issuer, the Trustee or the Principal Agent may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer, the Trustee or the Principal Agent, as the case may be.

2.4	Payment after a Default:

At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

(a)	by notice in writing to the Issuer and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)	to act as agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; and/or

(ii)	to deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee shall direct in such notice or subsequently, provided that this Clause 2.4(a)(ii) shall not apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation to which it is subject; and

(b)	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Agent.

3.	FORM OF THE BONDS AND CERTIFICATES; ISSUE OF THE BONDS

3.1	The Global Certificates: On issue of each tranche of the Bonds, a Global Certificate will be issued in respect of the aggregate principal amount of that tranche of the Bonds and the Issuer shall procure the Registrar to make such entries of each tranche of the Bonds in the Register as appropriate. Each Global Certificate will be issued and registered in the name of a nominee of, and deposited with, a common depositary for Euroclear and Clearstream, Luxembourg. A Global Certificate need not be security printed. Each tranche of the Bonds evidenced by a Global Certificate shall be subject to its terms in all respects and entitled to the same benefits under this Trust Deed as Bonds of the relevant tranche evidenced by individual definitive Certificates.

3.2	The definitive Certificates: The definitive Certificates, if issued, will be security printed in accordance with all applicable legal and stock exchange requirements and will be substantially in the form set out in the applicable part of Schedule 1 and endorsed with the relevant Conditions.

3.3	Signature: Each Global Certificate (and the definitive Certificates, if issued) will be signed manually or in facsimile by one or more directors or officers of the Issuer duly authorised by the Issuer for the purpose, or manually or in facsimile by any duly authorised attorney of the Issuer, and authenticated manually by or on behalf of the Registrar, upon receipt of a written order from the Issuer. The Issuer may use the signature of any person who as at the date of this Trust Deed is an authorised officer or attorney, as the case maybe, of the Issuer even if at the time of issue of any definitive Certificate or the Global Certificate he no longer holds such office and the Bonds in respect of which the Global Certificate or a definitive Certificate is so executed and authenticated will be valid evidence of binding obligations of the Issuer.

3.4	Issue: Issue and delivery of each tranche of the Bonds shall be completed on the issue and delivery of the relevant Global Certificate to the common depositary referred to in Clause 3.1 (or its representative) by, or by the order of, the Issuer and completion of the Register by or on behalf of the Registrar.

3.5	Entitlement to treat holder as owner: The registered holder of any Bond will (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on or the theft or loss of the Certificate issued in respect of it) and no person will be liable for so treating the holder.

3.6

Authentication: No Certificate shall be entitled to any benefit under this Trust Deed or be valid for any purpose, unless and until authenticated by the manual signature of the Registrar. The Registrar’s authentication to be borne on the Certificates shall be the certificate of authentication substantially as set out in the form of Schedule 2, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered thereunder.

4.	STAMP DUTIES AND TAXES

The Issuer will pay any stamp, issue, registration, documentary, transfer or other taxes and duties, including interest and penalties, payable in respect of the creation, issue and offering of the Bonds, the execution or delivery of this Trust Deed and the deposit of Certificates for the conversion of Bonds and the issue and delivery of Shares following such deposit. The Issuer will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary or other taxes and duties paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 14 to do so) the Bondholders to enforce the obligations of the Issuer under this Trust Deed or the Bonds, or to resolve any doubt concerning, or for any other purpose in relation to this Trust Deed.

5.	COVENANT OF COMPLIANCE

5.1	The Issuer covenants with the Trustee and the Security Agent that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Trustee, the Security Agent and the Bondholders. The Trustee and the Security Agent shall be entitled to enforce the obligations of the Issuer under the Bonds as if the same were set out and contained in the trust deeds constituting the same, which shall be read and construed as one document with the Bonds. The Trustee will hold the benefit of this covenant upon trust for itself and the Bondholders according to its and their respective interests.

5.2	The Issuer represents and warrants to the Trustee on the terms of Condition 5, as if the same were set out in full in this Deed.

6.	COVENANTS RELATING TO THE CONVERSION RIGHT

So long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution of the Bondholders, the Issuer will:

6.1	Availability of Shares: keep available, free from pre-emptive or other rights, out of its authorised but unissued Shares such number of Shares as would be required to be issued on conversion of all the Tranche B Bonds from time to time remaining outstanding and to satisfy in full all other rights of conversion into or exchange or subscription for Shares and shall ensure that all Shares delivered on conversion of the Tranche B Bonds will be duly and validly issued as fully-paid and non-assessable;

6.2	Limited Modification of Rights: not modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of share capital carrying any rights which are more favourable than the rights attaching to Shares;

6.3	Limited Grant of Rights: except expressly permitted under the Conditions, not grant, or permit the grant of, any options, warrants or other rights to subscribe for, or call for, or exchange for, the allotment or issue of any Shares and procure that no securities (whether issued by the Issuer or any of its Subsidiaries) issued without rights to convert into or exchange or subscribe for Shares shall subsequently be granted such rights and ensure that at no time shall there be in issue Shares of differing par values;

6.4	Offer: except expressly permitted under the Conditions, procure that no Shareholder, shall sell or agree to sell or grant any right in issued equity share capital of the Issuer;

6.5	No Reduction of Issued Share Capital: not make any reduction of its ordinary share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund;

6.6	Closing of Register of Members: unless so required by applicable law or regulation or in order to determine the entitlement of rights to a dividend or other rights attaching to the Shares or entitlements of the Shareholders, not close its Register of Members or take any other action which prevents the transfer of its Shares generally and ensure that the Bonds may be converted legally and the Shares issued on conversion may (subject to any limitation imposed by law) be transferred (as between transferor and transferee) at all times while the Register is closed or such other action is effective, nor take any action which prevents the conversion of the Bonds or the issue of Shares in respect of them;

6.7	Listing of Shares: (i) use its best endeavours to undertake and complete a listing for all the Shares issued on exercise of the Conversion Rights attached to the Tranche B Bonds on the Stock Exchange as a Complying IPO (as defined in Condition 8.1(b) of the Tranche B Conditions) within 12 months of the Issue Date and (ii) forthwith give notice to the Bondholders in accordance with Condition 19 of any such listing or delisting of Shares (as a class) by the Stock Exchange;

6.8	Expenses: pay the expenses of the issue of, and all expenses of obtaining and maintaining a listing for, Shares arising on conversion of the Tranche B Bonds.

For the above purposes, equity share capital means the share capital of a company excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution.

7.	ENFORCEMENT

7.1	Each of the Trustee and the Security Agent may at any time, at its discretion and without notice, take such proceedings and/or other steps as it may think fit against or in relation to the Issuer to enforce its obligations under this Trust Deed, the Security Documents and the other Finance Documents (as the case may be). The Trustee may instruct the Security Agent to take such proceedings and/or other steps as it may think fit against or in relation to the Issuer to enforce its obligations under this Trust Deed, the Security Documents and the other Finance Documents (as the case maybe).

7.2	Proof that as regards any specified Bond the Issuer has made default in paying any amount due in respect of such Bond shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds in respect of which the relevant amount is due and payable.

7.3	The Bonds are, or will be, upon execution of the Security Documents and completion of all perfection requirements, secured by the Collateral granted under the Security Documents, each in favour of the Security Agent for the benefit of the Secured Parties.

7.4	Neither the Trustee nor the Security Agent shall be responsible or liable in any manner whatsoever with respect to:

(a)	any loss or theft or reduction in value of the Collateral, and shall not be obliged to insure the same, any certificate, note, Bonds or other evidence in respect thereof, or to require any other person to maintain any such insurance;

(b)	the creation, perfection, legality and enforceability under applicable laws, or the sufficiency and/or maintenance of, any Security Documents, any Collateral or any agreement, assignment or other document relating thereto; and/or

(c)	investigating or determining the creditworthiness of the Collateral, the Obligors or the validity of any of the obligations of any Obligor under the Security Documents or any of the terms of the Security Documents.

7.5	At any time after any security under the Security Documents shall have become enforceable, the Security Agent if (i) it shall have been directed by an Extraordinary Resolution of the Bondholders and (ii) it shall have been indemnified and/or secured to its satisfaction shall, and otherwise in its sole discretion may, enforce the security under the Security Documents. To enforce the security under the Security Documents, it may, following the security under the Security Documents becoming enforceable, at its discretion, take possession of all or part of the Collateral and may in its discretion sell, call in, collect and convert into money, all or part of the Collateral in such manner and on such terms as it shall think fit or do any of the following things subject to applicable law:

(a)	manage and carry on the business and affairs of the Issuer or AST (HK) with respect to the Collateral or any part thereof as it thinks fit with power to appoint or dismiss managers, agents and employees;

(b)	insure and protect the Collateral or any part thereof;

(c)	settle, adjust, refer to arbitration, compromise or arrange all accounts, questions, disputes, claims and demands whatsoever in relation to the Collateral or any part thereof;

(d)	execute and do contracts, deeds, documents and things and bring, defend or abandon actions, suits and proceedings in relation to the Collateral or any part thereof in the name of the Issuer or AST (HK);

(e)	exercise or permit any other person to exercise any powers or rights incidental to the ownership of the Collateral or any part thereof;

(f)	discharge the Collateral or any part thereof from any charge securing the Secured Liabilities (as defined in each Security Document) or release the Issuer or AST (HK) from any obligation where the Security Agent considers such release or discharge to be expedient and in the interests of the Secured Parties and on such terms and conditions as it thinks fit; and

(g)	generally to do anything in relation to the Collateral or any part thereof as it could do if it were the absolute beneficial owner of the Collateral.

7.6	The Security Agent may in writing appoint a receiver or such other analogous entity under the applicable laws (the Receiver) of all or part of the Collateral and may remove any Receiver so appointed and appoint another in his place. No delay or waiver of the right to exercise these powers shall prejudice their future exercise. The following provisions subject to applicable laws shall have effect:

(a)	such appointment may be made before or after the Security Agent shall have taken possession of all or part of the relevant Collateral;

(b)	such Receiver may be vested by the Security Agent with such powers and discretions as the Security Agent may think expedient and may sell, concur in selling, assign or release any of the Collateral without restriction and on such terms as he may think fit, and may effect any such transaction in the name or on behalf of the Issuer or AST (HK) or otherwise;

(c)	the Security Agent may from time to time fix such Receiver’s remuneration and direct its payment out of moneys accruing to it in the exercise of its powers as such Receiver. Nothing contained in this Trust Deed shall render either of the Trustee or the Security Agent or Bondholders liable to any such Receiver for its remuneration or any other costs and expenses;

(d)	the Security Agent may from time to time and at any time require such Receiver to give security for the due performance of his duties as Receiver, and may fix the nature and amount of the security to be given. The Security Agent need not, however, in any case require any such security nor shall it be responsible for its adequacy or sufficiency,

(e)	all moneys received by such Receiver shall be paid over to the Security Agent unless the Security Agent directs otherwise; and

(f)	such Receiver shall be the Issuer’s agent for all purposes. The Issuer alone shall be responsible for its acts, omission, defaults and misconduct, and none of the Trustee, the Security Agent or the Bondholders shall incur any Liability or responsibility therefor provided however that the Receiver shall be liable to the Issuer for any loss or damage due to the Receiver’s fraud, wilful default or gross negligence.

7.7	The Issuer shall take such action and procure that the other Obligor take such action as the Security Agent may reasonably require (a) to perfect or protect the security created or intended to be created by or pursuant to this Trust Deed and the Security Documents and (b) at any time after the security constituted by or pursuant to this Trust Deed and the Security Documents shall have become enforceable, to facilitate the realisation of such security and the exercise of the functions of the Security Agent or any Receiver of any such security. The Security Agent accepts no responsibility for the perfection or protection of the security under the Security Documents.

7.8	Following the security under the Security Documents becoming enforceable hereunder:

(a)	the Security Agent may raise and borrow money on the security of the Collateral or any part of it in order to defray moneys, costs, charges, losses and expenses paid or incurred by it in relation to this Trust Deed and the Security Documents (including the costs of realising any security and the remuneration of the Security Agent) or in exercise of its functions pursuant to this Trust Deed and the Security Documents (provided that the Bondholders shall have no Liability for any such borrowings); and

(b)	the Security Agent may raise and borrow such money on such terms as it shall think fit and may secure its repayment with interest by pledging or otherwise charging all or part of the Collateral and generally in such manner and form as the Security Agent shall think fit, and for such purposes may take such action as it shall think fit (provided that the Bondholders shall have no Liability for any such borrowings).

7.9	The Issuer irrevocably appoints the Security Agent and every Receiver of the Collateral to be severally its attorney (with full power of substitution) on its behalf and in its name to do anything following enforcement of the Collateral under the Security Documents which the Issuer ought to do under this Trust Deed or the Security Documents and generally to exercise all or any of its functions. The Issuer agrees to, and hereby ratifies and confirms, whatever any such attorney shall do or purport to do in the exercise or purported exercise of such functions following the enforcement of security under the Security Documents. For the avoidance of doubt, this power of attorney will only be effective upon and following the occurrence of an Event of Default.

7.10	Neither the Security Agent nor any Bondholder, nor any such Receiver or any attorney or agent of the Security Agent shall by reason of taking possession of any the Collateral or any other reason and whether or not as pledgee or mortgagee in possession be liable to account for anything except actual receipts or be liable for any loss or damage arising from the realisation of the Collateral, or from any act, default or omission in relation to the Collateral or otherwise, unless such loss or damage shall be caused by its own wilful misconduct, gross negligence or fraud.

7.11	No one dealing with the Security Agent or any Receiver of the Collateral need enquire whether any of the powers, authorities and discretions conferred by or pursuant to this Trust Deed in relation to such assets are or may be exercisable by the Security Agent or such Receiver or as to the propriety or regularity of acts purporting or intended to be in the exercise of any such powers.

7.12	The security created under the Security Documents shall be discharged as soon as reasonably practicable on or after the date on which all of the obligations of the Security Parties have been fulfilled in full in accordance with the Conditions and the terms of this Trust Deed.

8.	ACTION, PROCEEDINGS AND INDEMNIFICATION

8.1	Neither the Trustee nor the Security Agent shall be bound to take any proceeding or any other action in relation to the Finance Documents (including but not limited to the giving of any notice pursuant to Condition 12 or the taking of any proceedings and/or other steps mentioned in Clause 7) unless respectively directed or requested to do so by an Extraordinary Resolution and then only if it shall be indemnified and/or secured to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

8.2	Only the Trustee and/or the Security Agent may enforce the provisions of these presents and the Security Documents. No Bondholder shall be entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of these presents unless the Trustee and/or the Security Agent having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

9.	NOTICE OF PAYMENTS

The Trustee shall give notice to the Bondholders in accordance with Condition 19 of the day fixed for any payment to them under Clause 11. Such payment may be made in accordance with Condition 9 and any payment so made shall be a good discharge to the Trustee.

10.	PARTIAL PAYMENTS

Upon any payment under Clause 11 (other than payment in full against surrender of a Bond) the Bond in respect of which such payment is made shall be produced to the Trustee or the Principal Agent by or through whom such payment is made and the Trustee shall or shall cause such Principal Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

11.	APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

11.1	Declaration of Trust: All moneys received by the Trustee or the Security Agent in respect of the Bonds or amounts payable under this Trust Deed or the Security Documents (including the proceeds of enforcement of the Collateral) will, despite any appropriation of all or part of them by the Issuer, be held by the Trustee or the Security Agent upon trust to apply them (subject to Clause 11.2):

(a)	first, in payment of all costs, charges, expenses and liabilities incurred by the Trustee and/or any Appointee (as defined in Clause 14.23), the Security Agent, any Receiver appointed under the Security Documents and Agents (including remuneration payable to the Trustee and/or any Appointee, the Security Agent, any Receiver appointed under the Security Documents and Agents) in carrying out its functions under this Trust Deed, the Security Documents and the Agency Agreement (including any taxes and other amounts required to be paid and the costs of realising any Collateral, if applicable);

(b)	secondly, in payment of any amounts of principal, interest, and premium (if any) owing in respect of the Bonds pari passu and rateably;

(c)	thirdly, in payment of any other amounts owing in respect of the Bonds; and

(d)	fourthly, in payment of any balance (if any) to the Issuer for itself.

If the Trustee holds any moneys which represent principal, interest or premium (if any) in respect of Bonds in respect of which claims have become prescribed under Condition 13, the Trustee will hold them on trust and apply them as set out in this Clause 11.1.

11.2	Accumulation: The Trustee may at its discretion and pending payment invest moneys at any time available for the payment of principal, premium (if any) and interest on the Bonds if the amount of such moneys is less than 10% of the principal amount of the Bonds then outstanding, in some or one of the investments hereinafter authorised for such periods as it may consider expedient with power from time to time at the like discretion to vary such investments and to accumulate such investments and the resulting interest and other income derived therefrom. The accumulated investments shall be applied under Clause 11.1. All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clause 13 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Bondholders.

11.3	Investment: Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If they are deposited at a bank or institution that is the Trustee or a subsidiary, holding or associated company of the Trustee, it needs only account for an amount of interest calculated at the rate per annum equal to the best rate payable by it on a deposit of like amount to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

12.	GENERAL COVENANTS

12.1	So long as any Bond is outstanding the Issuer will:

(a)	Books of Account: keep, and procure that its Subsidiaries keep, proper books of account and, at any time, so far as permitted by applicable law, allow, and procure that each of its Subsidiaries will allow, the Trustee and anyone appointed by it, access to the books of account of the Issuer and/or the relevant Subsidiary respectively at all reasonable times during normal business hours;

(b)	Notice of Events of Default: notify the Trustee in writing immediately (and in any event within seven days) on becoming aware of the occurrence of any Event of Default or Potential Event of Default or of the coming into existence of any Encumbrance (as defined in Condition 6.28) that would require any security to be given to the Bonds or of the occurrence (prior to the Maturity Date) of any IPO;

(c)	Information: give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall require and in such form as it shall require for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Trust Deed, the Security Documents, any other Finance Document or by operation of law;

(d)	Financial statements: send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Bondholders) as soon as practicable after the issue or publication thereof.

(e)	Officers’ Certificate: send to the Trustee, at the end of each Quarterly Period (as defined in Condition 6.28) ending on 31 March 2008 or after, together with each set of financial statements delivered under the Conditions, and also within 14 days after any request by the Trustee an Officers’ Certificate to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the signatories as at a date (the Certification Date) being not more than five days before the date of the certificate, no Event of Default or Potential Event of Default had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it;

(f)	Notices to Bondholders: send to the Trustee at least three days prior to giving any notice to the Bondholders, a copy of the form of each notice to be given to Bondholders and once given, two copies of each such notice, such notice to be in a form approved by the Trustee (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) or a communication within the meaning of Section 21 of the FSMA) and (if applicable) complying with the requirements of the Stock Exchange;

(g)	Further Acts: so far as permitted by applicable law, do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed;

(h)	Non payment: procure the Principal Agent to notify the Trustee forthwith in the event that the Principal Agent does not, on or before the due date for any payment in respect of the Bonds or any of them, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Bonds;

(i)	Notice of late payment: forthwith give notice to the Bondholders of any unconditional payment to the Principal Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

(j)	Agents: at all times maintain a Principal Agent and a Registrar in accordance with the Conditions;

(k)	Change in Agents: give at least 14 days’ prior notice to the Bondholders of any future appointment, resignation or removal of any Agent or of any change by any Agent of its specified office and not make any such appointment or removal without the Trustee’s prior written approval;

(1)	Early Redemption: give prior notice to the Trustee of any proposed early redemption pursuant to Condition 10.2 and give notice promptly to the Trustee if the Issuer is required to redeem Bonds pursuant to Condition 10.3;

(m)	Compliance: the Conditions shall be binding on the Issuer and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth;

(n)	Bonds held by the Issuer etc.: send to the Trustee as soon as practicable after being so requested by the Trustee an Officers’ Certificate stating the number of Bonds held as at the date of such certificate by or on behalf of the Issuer or any of its Subsidiaries;

(o)	Legal opinions: prior to making any modification or amendment or supplement to this Trust Deed, procure the delivery of legal opinion(s) as to English and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee;

(p)	Collateral: not without the written consent of the Security Agent, exercise any rights in its capacity as holder of the Collateral and not dispose of any interest in the Collateral other than in accordance with this Trust Deed and the Security Documents;

(q)	Further assurance: The Issuer shall execute and do all such assurances, acts and things as the Trustee or the Security Agent may require for perfecting or protecting the Security and from time to time and at any time after the Security or any part thereof shall have become enforceable shall execute and do all such assurances, acts and things as the Trustee or the Security Agent may require for facilitating the realisation of, or enforcement of rights in respect of, the Collateral or the relevant part thereof and the exercise of all powers, authorities and discretions vested in the Trustee or the Security Agent;

(r)	Power of attorney: The Issuer by way of security irrevocably appoints the Trustee to be its attorney on its behalf and in its name to execute and to do any assurances, acts and things which the Issuer ought to execute or do under the covenants and provisions contained in this Trust Deed and/or the Security Documents and generally on its behalf and in its name to exercise all or any of the powers, authorities or discretions conferred by or pursuant to this Trust Deed and/or the Security Documents or otherwise on the Trustee. The Issuer hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney or agent shall do or purport to do in the exercise or purported exercise of all or any of the relevant powers, authorities and discretions referred to in this Clause; and

(s)	Outstanding Bonds: in order to enable the Trustee to ascertain the principal amount of Bonds for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in Clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by one Director of the Issuer setting out the total number and aggregate principal amount of Bonds which:

(i)	up to and including the date of such certificate have been purchased by the Issuer or any Subsidiary of the Issuer and cancelled; and

(ii)	are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer or any Subsidiary of the Issuer.

13.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE AND SECURITY AGENT

13.1	Payment of Remuneration: The Issuer shall pay to each of the Trustee and Security Agent remuneration for its services as trustee or, as the case maybe, security agent, as from the date of this Trust Deed, such remuneration to be at such rate to be agreed between the Issuer and the Trustee or, as the case may be, the Issuer and the Security Agent, and shall be paid on such dates and on such terms as shall be separately agreed between the Issuer and the Trustee or, as the case may be, the Issuer and the Security Agent. The rate of remuneration in force from time to time may upon the final redemption of the whole of the Bonds be reduced by such amount as shall be agreed between the Issuer and the Trustee, such reduced remuneration to be calculated from such date as shall be agreed as aforesaid. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Bondholders) up to and including the date when, all the Bonds having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Agent or, as the case may be, the Trustee PROVIDED THAT if upon due presentation of any Certificate or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.

13.2	Additional Remuneration: In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them. It is acknowledged and agreed that the Trustee shall not be obliged to undertake any additional duties unless the Trustee is satisfied (at its absolute discretion) that all its additional remuneration will be paid.

13.3	Tax: The Issuer shall in addition pay to each of the Trustee and the Security Agent an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed.

13.4	Disputes: In the event of the Trustee and the Issuer failing to agree (in a case to which Clause 13.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration, such matters shall be determined by a person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such person being payable by the Issuer) and the determination of any such person shall be final and binding upon the Trustee and the Issuer.

13.5	Payment of Liabilities: The Issuer shall also pay or discharge all Liabilities incurred by the Trustee and/or any Appointee and/or the Security Agent in relation to the preparation and execution of, the exercise of its powers authorities and discretions and the performance of its duties under, and in any other manner in relation to, this Trust Deed and/or the Security Documents, including but not limited to all expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee or any Appointee or the Security Agent in connection with any action taken or contemplated by or on behalf of the Trustee or the Security Agent for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed or the Security Documents.

13.6	Interest: All amounts payable pursuant to Clause 13.5 above and/ or Clause 13.9 shall be payable (on the date specified in a demand by the Trustee or, as the case maybe, the Security Agent and in the case of payments actually made by the Trustee or, as the case may be, the Security Agent prior to such demand shall (if not paid within three days after such demand and the Trustee or, as the case may be, the Security Agent so requires) carry interest at a rate of 2 per cent. per annum above the overnight interest rate of Deutsche Bank AG from the date that payment is made by the Trustee or, as the case may be, the Security Agent until the date the Issuer reimburses the Trustee or, as the case may be, the Security Agent and in all other cases shall (if not paid on the date specified in such demand and the Trustees or, as the case maybe, the Security Agent so requires) carry interest at such rate from the date specified in such demand until payment by the Issuer to the Trustee or, as the case may be, the Security Agent. All remuneration payable to the Trustee or, as the case may be, the Security Agent shall carry interest at such rate from the due date therefor.

13.7	No Set-off or Withholding: The Issuer hereby further undertakes to each of the Trustee and the Security Agent that all monies payable by the Issuer to the Trustee or the Security Agent under this Clause shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the Issuer will pay such additional amounts as will result in the receipt by the Trustee or, as the case may be, the Security Agent of the amounts which would otherwise have been payable by the Issuer to the Trustee under this Clause in the absence of any such set-off, counterclaim, deduction or withholding.

13.8	Survival of Clauses: Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 13 shall continue in full force and effect notwithstanding such discharge.

13.9	Indemnity: Without prejudice to the right of indemnity by law given to trustees, on first demand the Issuer shall indemnify each of the Trustee, the Security Agent and their respective directors, officers and employees and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be paid or incurred by it or him or which may be claimed against it or him as a result of or in connection with the Trustee or the Security Agent acting as trustee or, as the case may be, security agent under this Trust Deed and/or the Security Documents (including, without limitation, in the execution or purported execution of any of its trusts, powers, authorities and discretions under the Trust Deed, the Security Documents and/or Agency Agreement) or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to this Trust Deed or the Security Documents or any such appointment (including all liabilities incurred in disputing or defending any of the foregoing), unless the claim for loss or damages is made in respect of fraud, gross negligence or wilful default on the part of the Trustee or the Security Agent, as the case may be.

13.10	Reliance etc. of Documents: The Trustee or any Appointee or the Security Agent shall not be liable for any default resulting from force majeure, which shall be deemed to include any circumstances beyond the reasonable control of the Trustee or such Appointee or the Security Agent, as applicable.

13.11	Presentation of Invoices: Each of the Trustee and the Security Agent shall on such dates as they may agree from time to time present to the Issuer invoices in respect of all fees, expenses and other amounts payable to the Trustee or, as the case may be, the Security Agent. A failure by the Trustee or the Security Agent to present an invoice shall not release the Issuer from the liability in respect of such fees, expenses and other amounts.

14.	PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee or the Security Agent in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts. In addition, both the Trustee and the Security Agent shall have the powers set out below.

14.1	Advice: Each of the Trustee and the Security Agent may act or rely on the opinion or advice of, or information or certificate or report obtained from, any lawyer, valuer, accountant (including the Auditors), banker or other expert whether obtained by or addressed to the Issuer, the Trustee, the Security Agent, the Principal Agent or otherwise, and notwithstanding any monetary or other limit on liability contained therein, will not be responsible to anyone for any Liability occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telex, fax or electronic mail and neither the Trustee nor the Security Agent will be liable to anyone for acting or relying in good faith on any opinion, advice or information purporting to be conveyed by such means, notwithstanding any limitation on liability (monetary or otherwise) in relation to such person’s opinion or advice and even if it contains some error or is not authentic.

14.2

Trustee to Assume Performance: Neither the Trustee nor the Security Agent need to notify anyone of the execution of this Trust Deed or any documents referred to in this Trust Deed or do anything to find out if an Event of Default or Potential Event of Default or IPO or Complying IPO has occurred. Until it has actual knowledge or express notice to the contrary, each of the Trustee and the Security Agent may assume that no Event of Default or Potential Event of Default or IPO or Complying IPO has occurred and that the Issuer is performing all its obligations under this Trust Deed, the Bonds, the Security Documents and the other Finance Documents and no event has happened as a consequence of which any of the Bonds may become repayable. Each of the Trustee and the Security Agent shall not be bound to take any steps to ascertain whether any event, condition or act, the happening of which would cause a right or remedy to become exercisable by the Trustee or, as the case may be, the

Security Agent under the Finance Documents has happened or to monitor or supervise the observance and performance by any Obligor of their respective obligations thereunder and, until it shall have express notice to the contrary and is indemnified and/or secured to its satisfaction, the Trustee and the Security Agent shall be entitled to assume that no such event, condition or act has happened and the Obligors and each of the other parties thereto are observing and performing all their respective obligations thereunder. The Trustee shall not be obliged to declare the Bonds immediately due and payable unless it has been indemnified and/or secured to its satisfaction in respect of the costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable.

14.3	Resolutions of Bondholders: Neither the Trustee nor the Security Agent shall be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of Bondholders in respect whereof minutes have been made and signed or any direction or request of Bondholders even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution or other resolution in writing) that not all Bondholders had signed the Extraordinary Resolution or other resolution or (in the case of a direction or request) it was not signed by the requisite number of Bondholders or that for any reason the resolution, direction or request was not valid or binding upon such Bondholders.

14.4	Illegality/Expenditure of Trustee Funds: No provision of this Trust Deed or the Security Documents shall require the Trustee or the Security Agent to do anything which may: (i) be illegal or contrary to applicable law or regulation; (ii) cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its own rights or powers, if it shall have grounds for believing that repayment of such funds or satisfactory indemnity against such risk or the liability is not assured to it.

14.5	Officers’ Certificate: If the Trustee or the Security Agent, in the exercise of its functions under this Trust Deed or the Security Documents, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act an Officers’ Certificate as to that fact or to the effect that, in their opinion, that act is expedient and neither the Trustee nor the Security Agent need to call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

14.6	Deposit of Documents: Each of the Trustee and the Security Agent may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed, the Security Documents and any other documents with such custodian and pay all sums due in respect thereof. Neither the Trustee nor the Security Agent shall be responsible for or required to insure against any Liability incurred in connection with such deposit and may pay all sums required to be paid on account of, or in respect of, any such deposit. The Trustee and/or the Security Agents (as the case may be) shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any custodian or nominee appointed by it in good faith hereunder and selected with due care or be bound to supervise the proceedings or acts of such person.

14.7	Discretion: Each of the Trustee and the Security Agent will have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under this Trust Deed (the exercise or non-exercise of which, as between the Bondholders, the Trustee and the Security Agent shall be conclusive and binding on the Bondholders) and will not be responsible for any Liability which may result from their exercise or non-exercise. Whenever in this Trust Deed, the Security Documents, the Agency Agreement or by law, the Trustee or the Security Agent shall have discretion or permissive power it may decline to exercise the same in the absence of approval by the Bondholders and need not exercise the same unless it has been indemnified and/or provided with security to its satisfaction.

14.8	Agents: Each of the Trustee and the Security Agent may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it in good faith and with due care, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee or, as the case may be, the Security Agent (including the receipt and payment of money). Neither the Trustee nor the Security Agent shall be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

14.9	Delegation: Whenever it thinks fit, each of the Trustee and the Security Agent may delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (with prior written notice thereof having been given to the Issuer) on any terms (including power to sub-delegate) all or any of its trusts, powers, authorities, discretions or functions under this Trust Deed and/or the Security Documents. The Trustee and/or the Security Agent (as the case may be) shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate selected by it in good faith and with due care or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee and/or the Security Agent (as the case may be) shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

14.10	Nominees: In relation to any asset held by it under this Trust Deed and/or the Security Documents, each of the Trustee and the Security Agent may appoint any person to act as its nominee on any terms.

14.11	Confidentiality: (a) Unless ordered to do so by a court of competent jurisdiction neither the Trustee nor the Security Agent shall be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee or the Security Agent by the Issuer and no Bondholder shall be entitled to take any action to obtain from the Trustee or the Security Agent any such information; (b) without prejudice to paragraph (a), the Trustee may provide the Bondholders on request, all financial statements, notices, reports, opinions or other documents received by it in its capacity as Trustee under this Trust Deed and the Conditions; (c) without prejudice to paragraph (a), each of the Trustee and the Security Agent in seeking instructions from the Bondholders in accordance with this Trust Deed shall be at liberty to disclose to the Bondholders any notice, report, opinion or other document received by it in its capacity as Trustee or Security Agent (as the case may be) as it considers necessary in order to ensure that the Bondholders are properly informed for the purposes of giving such instructions to the Trustee or the Security Agent (as the case may be); and (d) neither the Trustee nor the Security Agent shall have any obligation to consider, review or investigate any reports, documents or other information provided by the Issuer and shall incur no Liability by not so doing. The Trustee and the Security Agent shall have no obligation to request any reports, documents or other information from the Issuer or third parties unless and until it is requested to do so by the Bondholders in writing or pursuant to a resolution passed in a meeting of the Bondholders.

14.12	Determinations Conclusive: As between itself and the Bondholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. The Security Agent as between itself and the Trustee and the Bondholders may determine all questions and doubts arising in relation to any of the provisions of the Security Documents to which it is a party. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee or the Security Agent, and whether relating in whole or in part to the acts or proceedings of the Trustee and/or the Security Agent (as the case maybe), will be conclusive and shall bind the Trustee, the Security Agent and the Bondholders.

14.13	Currency Conversion: Where it is necessary or desirable to translate or convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted or translated at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Security Agent and the Bondholders.

14.14	Payment for and Delivery of Bonds: Neither the Trustee nor the Security Agent will be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of Bonds or Certificates to the persons entitled to them.

14.15	Adjustment: The Trustee shall have no duty or responsibility to determine whether facts exist which may require an adjustment under Condition 8.2(c) of the Tranche B Conditions or to determine the nature or extent of any such adjustment when made or the method used or to be used in making it.

14.16	The Shares: Neither the Trustee nor the Security Agent shall have any duty or responsibility at any time in respect of the validity or value (or the kind or amount) of the Shares or any other property which may at any time be issued or delivered on the conversion of any Bonds or the sale or other disposal of any Shares. Neither the Trustee nor the Security Agent shall be responsible for any failure of the Issuer to make available or deliver any Shares, share certificates or any other securities or property or make any payment on the exercise of any Conversion Right.

14.17	Responsibility: Neither the Trustee nor the Security Agent assumes any responsibility for the correctness of Recital (A) to this Trust Deed which shall be taken as a statement by the Issuer, nor shall the Trustee and the Security Agent by the execution of this Trust Deed be deemed to make any representation as to the validity, sufficiency or enforceability of the Bonds. Without limitation to the preceding sentence, neither the Trustee nor the Security Agent shall be responsible for, or for investigating or monitoring any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, any other Finance Document or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other Finance Document or other agreement or document and the Trustee and the Security Agent shall assume the accuracy and correctness thereof or for the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of the Trust Deed, the other Finance Documents and any such agreement or other document or any security constituted thereby or pursuant thereto.

14.18	Enforcement: Neither the Trustee nor the Security Agent shall be under any obligation to take proceedings against the Issuer to enforce the obligations of the Issuer under this Trust Deed or any Security Document or payment of the Bonds after the Bonds have become due and payable nor to declare the Bonds due and payable nor to enforce any of the security under the Security Documents nor to take any other action under this Trust Deed, any Security Document or the Bonds unless it shall have been directed or requested to do so by an Extraordinary Resolution or in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding and, in either case, it shall have been indemnified and/or secured to its satisfaction.

14.19	Consolidation, amalgamation etc.: The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer or any sale or transfer of all or substantially all of the assets of the Issuer or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder.

14.20

Forged Bonds and Documents: Neither the Trustee nor the Security Agent shall be liable to the Issuer or any Bondholder if it has accepted as valid or has not rejected any Certificates or Bonds purporting to be such and subsequently found to be forged or not authentic nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper parties.

14.21	Consent: Any consent or approval given by the Trustee or the Security Agent for the purposes of this Trust Deed or any Security Documents may be given on such terms and subject to such conditions (if any) as the Trustee or, as the case may be, the Security Agent thinks fit and notwithstanding anything to the contrary in this Trust Deed or the Security Documents may be given retrospectively. Each of the Trustee and the Security Agent may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Trust Deed or the Security Documents) if it is satisfied that the interests of the Bondholders will not be materially prejudiced thereby. For the avoidance of doubt, neither the Trustee nor the Security Agent shall have any duty to the Bondholders in relation to such matters other than that which is contained in the preceding sentence;

14.22	Bonds held by the Issuer etc.: In the absence of actual knowledge or express notice to the contrary, the Trustee may assume without enquiry that no Bonds are for the time being held by or on behalf of the Issuer or any of its Subsidiaries.

14.23	Responsibility for agents etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an Appointee) (in each case, after notice have been given to the Issuer to the extent reasonably practicable), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

14.24	Error of Judgment: Neither the Trustee nor the Security Agent shall be liable for any error of judgment made in good faith by any officer or employee of the Trustee or, as the case may be, the Security Agent assigned by the Trustee or the Security Agent to administer its corporate trust matters.

14.25	Professional Charges: Any trustee of this Trust Deed being a banker, lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, accountant, broker or other professional person.

14.26	Consequential loss: Notwithstanding any provision of this Trust Deed and/or the Security Documents to the contrary, neither the Trustee nor the Security Agent shall in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Trustee or the Security Agent has been advised of the likelihood of such loss or damage, unless the claim for loss or damage is made in respect of its own fraud, gross negligence or wilful default.

14.27

Reliance: Any certificate or report of any expert called for by or provided to the Trustee or the Security Agent (whether or not addressed to the Trustee or the Security Agent) in accordance with or for the purposes of the Conditions or the Trust Deed or the Security Documents may be relied upon by the Trustee or, as the case may be, the Security Agent as sufficient evidence of the facts therein and shall, in absence of manifest error, be conclusive and binding on all parties and neither the Trustee nor the Security Agent shall be responsible for any loss occasioned by acting on any such certificate or report. Each of the Trustee and the Security Agent shall be entitled to rely on any report of accountants, financial advisers or investment bank where the Issuer procures the delivery of the same pursuant to its obligations to do so under the Conditions, this Trust Deed or the Security Documents and such report shall be binding on the Issuer and the holders of the Bonds in the absence of manifest error.

14.28	Certificates from clearing systems: The Trustee may call for any certificate or other document to be issued by Clearstream, Luxembourg or Euroclear (or any alternative clearing system on behalf of whom the Global Certificate may be held) as to the principal amount of Bonds evidenced by the Global Certificate standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. The Trustee and the Security Agent shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Clearstream, Luxembourg or Euroclear (or any such alternative clearing system) and subsequently found to be forged or not authentic or not to be correct.

14.29	In connection with the exercise by it of any of its trusts, powers, authorities, duties and discretions under this Trust Deed (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Bondholders (or the holders of the Tranche A Bonds or the holders of the Tranche B Bonds affected thereby) as a class and shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number), and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer (except to the extent provided for in Condition 11), the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders.

14.30	Neither the Trustee nor the Security Agent shall be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any Security Document or any other document relating thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any Security Document or any other document relating thereto.

14.31	Neither the Trustee nor the Security Agent shall be responsible to any person for failing to request, require or receive any legal opinion relating to the Bonds or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

14.32	Neither the Trustee nor the Security Agent shall be bound to take any action in connection with this Trust Deed or the Security Documents or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that it will be indemnified against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it.

14.33	The Trustee shall have no responsibility whatsoever to the Issuer or any Bondholder or any other person for the maintenance of or failure to maintain any rating of any of the Bonds by any rating agency.

14.34	Neither the Trustee nor the Security Agent shall he responsible for, nor shall it have any liability with respect to, any loss, diminution in value or theft of all or any part of the Collateral (including, without limitation, any amounts standing to the credit of the Interest Reserve Account (as defined in the Conditions) or the Escrow Account (as defined in the Conditions) and/or any documents constituting, comprising, evidencing, representing and/or transferring any rights, benefits, and/or obligations thereunder) and shall not be obliged to monitor the Interest Reserve Account or the Escrow Account or to insure or to procure the insurance or to monitor the adequacy of any insurance arrangements in respect of all or any part of the amounts standing to the credit of such Interest Reserve Account or Escrow Account and shall have no responsibility or liability arising from the fact that such Interest Reserve Account or Escrow Account are in its name or held by it or on its behalf.

14.35	Neither the Trustee nor the Security Agent shall, nor shall any attorney or agent of the Trustee or the Security Agent by reason of taking possession of the Collateral or the amounts standing to the credit of the accounts comprised therein or any part thereof or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever be liable to account for any thing except actual receipts or be liable for any loss or damage arising from realisation of, or enforcement of rights in respect of, the Collateral or any part thereof or from any act, default or omission in relation to the Collateral or any part thereof or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to the Collateral or any part thereof by or pursuant to this Trust Deed or otherwise unless such loss or damage shall be caused by its own fraud, gross negligence or wilful default.

14.36	Each of the Trustee and the Security Agent shall accept without investigation, requisition or objection such right, benefit, interest and title (if any) as the Issuer may have to the Collateral and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Issuer to the Collateral whether such defect or failure was known to the Trustee or the Security Agent or might have been discovered upon examination or enquiry and whether capable of remedy or not.

14.37	Neither the Trustee nor the Security Agent shall have any responsibility whatsoever to the Issuer, any Agent or any Bondholder as regards any deficiency which might arise because the Trustee, the Security Agent or any custodian of the Trustee or the Security Agent is subject to any tax in respect of the Collateral, income therefrom or the proceeds thereof or is required to make any deduction or withholding from any payment to any Bondholder.

14.38	Neither the Trustee nor the Security Agent shall be under any obligation to insure the Collateral or any certificate, note, bond or other evidence in respect thereof, or to require any other person to obtain or maintain any such insurance or to monitor the adequacy of any insurance arrangements in respect thereof.

14.39	An Officers’ Certificate as to the ratio and percentages of the financial covenants in Conditions 6.12 to 6.15 or as to compliance with any of the covenants set out therein at any time or in respect of any period (or as to any other figure required for any other purpose in connection with the Bonds or the Conditions) may, in the absence of manifest error, be relied upon by the Trustee and the Security Agent and if, so relied upon, shall be conclusive and binding on the Issuer and the Bondholders.

14.40	Neither the Trustee nor the Security Agent shall be liable for any failure, omission or defect in registering or filing or procuring registration or filing of or otherwise protecting or perfecting the security created in favour of the Security Agent by the Security Documents or calling for delivery of documents of title to such security or requiring any further assurance in relation to any property or assets comprised in such security.

14.41	The Trustee shall not be under any obligation to supervise the proceedings or acts of the Security Agent or be in any way responsible for any Liability incurred by the Security Agent.

14.42	Neither the Trustee nor the Security Agent shall be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of this Trust Deed unless arising out of its fraud, gross negligence or wilful misconduct.

14.43	Except where expressly stated otherwise and without prejudice to Clause 14.1 above, at any time when the Trustee or the Security Agent is required or entitled to exercise any discretion or power, take any action, make any decision, form any opinion or give any direction pursuant to this Trust Deed or otherwise in respect of the Finance Documents (including, without limitation, any such exercise of discretion or power, or the taking of any action, the making of any decision or giving of direction in the name of the Issuer or any other Obligor pursuant to the provisions of the Security Documents), the Trustee and/or the Security Agent (as the case may be) shall be entitled to act solely on the instructions of the Bondholders and insist on being indemnified and/or secured to its satisfaction in so doing, in accordance with the terms of this Trust Deed. None of the Issuer or the Bondholders shall have any claim against the Trustee or the Security Agent for acting or refraining from acting as aforesaid.

14.44	Each Bondholder shall be solely responsible for making and continuing to make its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of each Obligor, and neither the Trustee nor the Security Agent shall at any time have any responsibility for the same and no Bondholder shall rely on the Trustee or the Security Agent in respect thereof.

15.	LIABILITY OF THE TRUSTEE AND THE SECURITY AGENT

15.1	Nothing in this Trust Deed shall relieve or indemnify the Trustee and/or the Security Agent from or against any liability which would otherwise attach to it in respect of any gross negligence, wilful default or fraud.

15.2	Notwithstanding anything to the contrary in this Trust Deed or the other Finance Documents, neither the Trustee nor the Security Agent shall in any event be bound or affected in any way by any provision in any Finance Document unless it is party to that Finance Document and it shall not be deemed to have knowledge of any provision of any Finance Document unless it is a party to that Finance Document or unless the substance of such provision is explicitly set forth in a Finance Document to which it is a party.

16.	WAIVER AND PROOF OF DEFAULT

16.1	Waiver: The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, on such terms as seem expedient to it, waive or authorise any breach or proposed breach by the Issuer of this Trust Deed or the Conditions or the Security Documents or determine that an Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 12. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

16.2	Proof of Default: Proof that the Issuer has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

16.3	Breach: Any breach of or failure to comply with any such terms and conditions as are referred to in subclause 16.1 shall constitute a default by the Issuer in the performance or observance of a covenant or provision binding on it under or pursuant to this Trust Deed.

17.	TRUSTEE AND SECURITY AGENT NOT PRECLUDED FROM ENTERING INTO CONTRACTS

17.1	Neither the Trustee nor the Security Agent nor any director or officer or holding company, subsidiary or associated company of a corporation acting as a trustee under this Trust Deed shall by reason of its or his fiduciary position be in any way precluded from:

(a)	entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any person or body corporate associated with the Issuer (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Bonds or any other bonds, notes stocks, shares, debenture stock, debentures or other securities of, the Issuer or any person or body corporate associated as aforesaid); or

(b)	accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or any such person or body corporate so associated or any other office of profit under the Issuer or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Bondholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Bondholders and shall not be responsible for any Liability occasioned to the Bondholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee and/or the Security Agent or any director or officer of the Trustee and/or the Security Agent acting other than in his capacity as such a director or officer has any information, the Trustee and/or the Security Agent shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Bondholders resulting from the Trustee’s and/or the Security Agent’s failing to take such information into account in acting or refraining from acting under or in relation to this Trust Deed or any Security Documents.

18.	MODIFICATION

(a)

The Trustee may (but is not obliged to) agree with the Issuer without the consent of the Bondholders to any modification to this Trust Deed, any Security Documents, the Agency Agreement and/or any other Finance Document, which in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest or (to the satisfaction of the Trustee) proven error or is to comply with mandatory provisions of law. The Trustee may (but is not obliged to) also agree with the Issuer without the consent of the Bondholders to any modification to this Trust Deed or the Security Documents (other than the proviso to paragraph 18 of Schedule 3 or any matters referred to in that proviso) which is in its opinion proper to make if, in its opinion, such modification will not be materially prejudicial to the interests of the Bondholders. Any such modification shall be binding on the Bondholders and unless the Trustee agrees otherwise, shall be notified to the Bondholders as soon as practicable thereafter.

(b)	Any modification or supplement to this Trust Deed shall be made by an instrument in writing signed by all the parties to this Trust Deed.

(c)	Any breach of or failure to comply with any such terms and conditions as are referred to in subclause 18.1 shall constitute a default by the Issuer in the performance or observance of a covenant or provision binding on it under or pursuant to this Trust Deed.

19.	APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE

19.1	Appointment: The Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trustee will at all times be a trust corporation and it maybe the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

19.2	Retirement and Removal: Any Trustee may retire at any time on giving at least 60 days’ written notice to the Issuer without giving any reason and without being responsible for any costs occasioned by such retirement and the Bondholders may by an Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer, will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee as soon as practicable and if, after 30 days’ of such notice having been given or such Extraordinary Resolution having been passed, the Issuer has failed to do so, the Trustee shall be entitled (at the expense of the Issuer) but not obliged to appoint another trust corporation selected by the Trustee as its successor. The protections, indemnities and immunities in this Trust Deed in favour of the Trustee shall continue to benefit the Trustee notwithstanding such Trustee’s removal or retirement.

19.3	Co-Trustees: The Trustee may, despite Clause 19.1, by written notice to the Issuer appoint anyone to act as a separate Trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Bondholders;

(b)	to conform with any legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

(c)	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed or the Security Documents in any jurisdiction.

The Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as Liabilities incurred by the Trustee.

19.4	Competence of a Majority of Trustees: If there are more than two Trustees the majority of them will be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

19.5	Successor: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder (provided it is a trust corporation) without the execution or filing of any papers or any further act on the part of any of the parties hereto.

20.	APPOINTMENT, RETIREMENT AND REMOVAL OF THE SECURITY AGENT

20.1	Appointment:

(a)	The Issuer hereby appoints DB Trustees (Hong Kong) Limited as security agent and DB Trustees (Hong Kong) Limited hereby accepts such appointment and shall so act for and on behalf of the Bondholders and the other Secured Parties, and in connection therewith, shall hold the security constituted by the Security Documents on trust for the Secured Parties.

(b)	The parties hereto agree and acknowledge that:

(i)	the powers and benefits conferred on the Trustee by this Trust Deed shall similarly be vested in the Security Agent for the benefit of the Bondholders and shall be without prejudice to the powers and benefits vested in the Security Agent pursuant to the Security Documents and under general law; and

(ii)	the Security Agent shall have all the protections enjoyed by the Trustee under the Trust Deed, including in particular and without limitation, the benefit of any right to be indemnified as if the Security Agent was also expressly stated to be a beneficiary of any such indemnity.

(c)	Any reference in this Trust Deed and the Security Documents that allows the Security Agent to exercise certain discretions should not be construed as an obligation of the Security Agent to exercise the same.

20.2	Retirement and Removal: The Security Agent may retire at any time on giving at least 60 days’ written notice to the Issuer without giving any reason and without being responsible for any costs occasioned by such retirement and the Bondholders may by an Extraordinary Resolution remove the Security Agent provided any such retirement or removal will not become effective until a successor Security Agent is appointed. If the Security Agent gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use all reasonable endeavours to procure that a successor Security Agent be appointed as soon as practicable and if, after 30 days’ of such notice having been given or such Extraordinary Resolution having been passed, the Issuer has failed to do so, the Security Agent shall be entitled (at the expense of the Issuer) but not obliged to appoint another entity selected by the Security Agent as its successor. The protections, indemnities and immunities in this Trust Deed in favour of the Security Agent shall continue to benefit the Security Agent notwithstanding such Security Agent’s removal or retirement.

20.3	Successor: Any corporation into which the Security Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Security Agent shall be a party, or any corporation succeeding to all or substantially all the business of the Security Agent, shall be the successor to the Security Agent hereunder without the execution or filing of any papers or any further act on the part of any of the parties hereto.

21.	COMMUNICATIONS

Any notice or other communication hereunder shall be in writing. It shall be served by letter sent by registered post or courier or by fax:

In the case of the Issuer, to it at:

Asia Silicon Technology Holdings Inc.

36th Floor, Two Exchange Square

Central, Hong Kong

Fax no.: +852 2526 7638

Attention: Richard Li/David Fung

in the case of the Trustee, to it at:

DB Trustees (Hong Kong) Limited

55th Floor

Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Fax no. :	+ 852 2203 7320
Attention:	The Managing Director

in the case of the Security Agent, to it at:

DB Trustees (Hong Kong) Limited

55th Floor

Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Fax no. :	+ 852 2203 7320
Attention:	The Managing Director

Communications will take effect, in the case of a letter sent by registered post, on the seventh business day in Hong Kong receipt after posting; in the case of a letter sent by courier, at the time of delivery; in the case of fax, at the time of despatch if the correct error-free transmission report is received; provided that if such communication would take effect outside business hours then it shall be deemed to be received on the next business day in the place of receipt.

For the purposes of this Clause 21, business day means a day on which commercial banks and foreign exchange markets are open for business in the relevant location(s).

22.	EXPENSES

22.1	Initial costs: The Issuer shall pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with:

(a)	the negotiation, preparation, printing and entry into of the Finance Documents and all other documents relating to the issue of the Bonds;

(b)	the initial delivery and distribution (including transportation and packaging but not insurance (other than to the place of distribution)) of the Bonds;

(c)	the legal fees and expenses of Trustee’s and the Security Agent’s counsel and the initial fees and expenses of the Trustee, the Security Agent and the agents appointed under the Finance Documents in relation to the preparation and execution of the Finance Documents, the issue and authentication of the Bonds, the performance of their duties under the Finance Documents and the fees and expenses in relation to the creation of security under each Security Document; and

(d)	the fees and expenses of the Finance Parties’ legal counsel and any other professional advisers engaged by any Finance Party in connection with the issue of the Bonds and all travelling, telecommunications, postage, accommodation, marketing and other out-of-pocket and roadshow and investor presentation expenses, disbursements of any Finance Party, any expenses relating to any stock lending incurred by any Finance Party in connection with the issue of the Bonds and any value added and goods and services tax thereon.

22.2	Subsequent costs: The Issuer must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with:

(a)	the negotiation, preparation, production, printing and entry into of any Finance Document executed after the date of this Trust Deed; and

(b)	any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Trust Deed.

22.3	Enforcement costs: The Issuer must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with:

(a)	the enforcement of, or the preservation of any rights under, any Finance Document; or

(b)	any proceedings instituted by or against the Security Agent as a consequence of it entering into a Security Document.

23.	CURRENCY INDEMNITY

23.1	Currency of Account and Payment: U.S. dollars (the Contractual Currency) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed, the Security Documents and the Bonds, including damages.

23.2	Extent of discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise), by the Trustee, the Security Agent or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

23.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Security Documents or the Bonds, the Issuer will indemnify it against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

23.4	Indemnity separate: The indemnities in this Clause 23 and in Clause 13.9 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or the Security Agent and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds or any other judgment or order.

24.	OTHER INDEMNITIES

24.1	Without prejudice to the other rights or remedies of any Finance Parties, the Issuer undertakes to the Trustee and the Security Agent that if any Finance Parties or any of its affiliates, directors, officers, employees, agents or controlling persons (within the meaning of Section 15 of the Securities Act and Section 20 of the U.S. Securities Exchange Act of 1934, as amended) (together with the Finance Parties, each a Relevant Party) incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses) (a Loss) arising out of, in connection with, or based on:

(a)	the occurrence of any Event of Default;

(b)	any breach of the representations, warranties and undertakings contained in, or made or deemed to be made by an Obligor under, a Finance Document;

(c)	any untrue or misleading (or allegedly untrue or misleading) statement in, or any omission (or alleged omission) from, any materials used in the offering and sale of the Bonds;

(d)	investigating any event which a Finance Party reasonably believes to be a Potential Event of Default; or

(e)	acting or relying on any notice which the Finance Party reasonably believes to be genuine, correct and authenticated appropriate,

the Issuer shall pay to the Trustee or (as the case may be) the Security Agent on demand an amount equal to such Loss. The Trustee shall not have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause 24.1.

24.2	In case any action shall be brought against any Relevant Party in respect of which recovery may be sought from the Issuer under this Clause 24, the Trustee shall promptly notify the Issuer in writing but failure to do so will not relieve the Issuer from any liability under this Trust Deed.

24.3	The Issuer shall not, without the prior written consent of the Relevant Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought hereunder (whether or not any Relevant Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Relevant Party from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Relevant Party.

25.	BREAK COSTS

(a)	The Issuer must pay to each Bondholder its Break Costs (as defined in paragraph (b) below) if a Bond is redeemed or converted or an overdue amount is repaid or prepaid otherwise than on the last day of any Interest Period applicable to it.

(b)	Break Costs are the amount (if any) determined by the relevant Bondholder by which:

(i)	the interest which that Bondholder would have received for the period from the date of receipt of any part of its share under a Bond or an overdue amount to the last day of the applicable Interest Period for that Bond or overdue amount if the principal or overdue amount received had been paid on the last day of that Interest Period;

exceeds

(ii)	the amount which that Bondholder would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the business day (as defined in Clause 21) following receipt and ending on the last day of the applicable Term.

(c)	Each Bondholder must supply to the Trustee for the Issuer details of the amount of any Break Costs claimed by it under this Subclause.

26.	GOVERNING LAW, THIRD PARTY RIGHTS AND JURISDICTION

26.1	Governing Law: This Trust Deed shall be governed by and construed in accordance with English law.

26.2	Third Party Rights: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act of 1999 to enforce any term of this Trust Deed.

26.3	Jurisdiction: The courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (Proceedings) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

26.4	Service of Process: The Issuer irrevocably appoints Brandmine 3 Limited (Company Registration No. 05575723), whose registered office is currently situated at 8 Lower John Street, Golden Square, London, W1F 9AU, England to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent whether or not it is forwarded to and received by the Issuer. If such process agent ceases to be able to act as such or no longer has an address in England, the Issuer will appoint a substitute process agent acceptable to the Trustee and will immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

27.	COUNTERPARTS

This Trust Deed (and any supplemental trust deed thereto) may be executed in counterparts, which when taken together shall constitute one and the same instrument.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Trustee and the Security Agent and delivered on the date first stated on page 1.

SCHEDULE 1

PART 1

FORM OF TRANCHE A DEFINITIVE CERTIFICATE

On the front:

Amount	ISIN	Common Code	Certificate Number
	[—]	[—]

ASIA SILICON TECHNOLOGY HOLDINGS INC.

(Incorporated with limited liability in the Cayman Islands)

Tranche A U.S.$20,000,000

Floating Rate Secured Bonds due 2009

THE BONDS EVIDENCED HEREBY (THE “BONDS”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY OTHER REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT: (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATIONS UNDER THE SECURITIES ACT; (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SECURITY AND IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE LAW. NO REPRESENTATION IS BEING MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THE BONDS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE BONDS EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted above, are in registered form and form part of a series designated as specified in the title (the Bonds) of Asia Silicon Technology Holdings Inc. (the Issuer) and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the Conditions) set out on the reverse hereof.

The Issuer hereby certifies that [—] of [—] is, as at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of U.S.$[—] ([—] U.S. dollars). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on the Bonds in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

The Certificate is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this Certificate to be signed on its behalf.

Dated [—] 200[—]

ASIA SILICON TECHNOLOGY HOLDINGS INC.

By:
Director/Authorised Signatory

Certificate of Authentication

Certified that the above-named holder is as at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds with identifying numbers:

DEUTSCHE BANK LUXEMBOURG S.A. as Registrar

(without warranty, recourse or liability)

By:

Authorised Signatory

Dated:

TERMS AND CONDITIONS OF THE BONDS

The following other than the words in italics is the text of the terms and conditions of the Bonds which will appear on the reverse of each of the Certificates evidencing the Bonds:

The issue of the Tranche A U.S.$20,000,000 aggregate principal amount of Floating Rate Secured Bonds due 2009 (the Bonds) of Asia Silicon Technology Holdings Inc. (the Issuer), and the creation of the Security (as defined in Condition 1.5), was authorised by a resolution of the board of directors of the Issuer passed on 5 September 2007. The Bonds are constituted by a trust deed dated 10 September 2007 (the Trust Deed) made between the Issuer, DB Trustees (Hong Kong) Limited as trustee for the holders of the Bonds (the Trustee, which term shall, where the context so permits, include all other persons or companies for the time being acting as trustee or trustees under the Trust Deed) and DB Trustees (Hong Kong) Limited as security agent for the Secured Parties (the Security Agent) and are subject to the paying and conversion agency agreement dated 10 September 2007 (the Agency Agreement) entered into between the Issuer, the Trustee, Deutsche Bank AG, Hong Kong Branch as principal paying, conversion and transfer agent (the Principal Agent) and Deutsche Bank Luxembourg S.A. as registrar (the Registrar) and the other paying, conversion and transfer agents appointed under it (each a Paying Agent, Conversion Agent, Transfer Agent and together with the Registrar and the Principal Agent, the Agents) relating to the Bonds. References to the Principal Agent, Registrar and Agents below are references to the principal agent, registrar and agents for the time being for the Bonds. The statements in these terms and conditions of the Bonds (these Conditions) include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement. Unless otherwise defined, terms used in these Conditions have the meanings specified in the Trust Deed, the Security Agreement dated 10 September 2007 (the Issuer Security Agreement) between the Issuer and the Security Agent and the other Finance Documents (as defined in the Trust Deed) other than the Subscription Agreement. Copies of the Trust Deed, the Agency Agreement, the Issuer Security Agreement and the other Finance Documents are available for inspection during normal business hours at the registered office of the Trustee being as at the date hereof at 55th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong and at the specified offices of each of the Agents. The Bondholders are bound by, and are deemed to have notice of, all the provisions of the Trust Deed, the Agency Agreement, the Issuer Security Agreement and the other Finance Documents applicable to them.

The owners shown in the records of Euroclear Bank, S.A./N.V., as operator of the Euroclear System (Euroclear), Clearstream Banking, société anonyme (Clearstream, Luxembourg) of book-entry interests in Bonds are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1.	Status and Security

1.1	Subject as provided in this Condition 1 and Condition 6, the Bonds constitute direct, unsubordinated, unconditional and secured obligations of the Issuer and shall at all times rank pari passu without any preference or priority among themselves.

1.2	The Issuer has credited to an account (the Interest Reserve Account) in the name of the Issuer with Deutsche Bank AG, Hong Kong Branch and more particularly described in the Issuer Security Agreement the sum of U.S.$4,200,000 out of the proceeds of the issue of the Bonds and the Tranche B Bonds. Pursuant to the Issuer Security Agreement, the Interest Reserve Account is charged to the Security Agent as security for all amounts payable on the Bonds and all other moneys payable by the Issuer or AST (HK) to the Secured Parties under the Trust Deed, the Issuer Security Agreement and the other Finance Documents. Pursuant to the Issuer Security Agreement, such moneys, once deposited, may only be withdrawn from the Interest Reserve Account by the Issuer and released from the security constituted by the Issuer Security Agreement in accordance with the Issuer Security Agreement. If and to the extent that such moneys are not released from the Interest Reserve Account as aforesaid by the Maturity Date (as defined in Condition 10.1), the Bondholders shall have the right to require such moneys to be applied in redeeming their Bonds pursuant to Condition 10.

1.3	The Issuer has credited to an account (the Escrow Account) in the name of the Issuer with Deutsche Bank AG, Hong Kong Branch and more particularly described in the Issuer Security Agreement the remainder of the proceeds of the issue of the Bonds and the Tranche B Bonds (after deducting the funds credited into the Interest Reserve Account). Pursuant to the Issuer Security Agreement, the Escrow Account is charged to the Security Agent as security for all amounts payable on the Bonds and all other moneys payable by the Issuer or AST (HK) under the Trust Deed, the Issuer Security Agreement and the other Finance Documents. Such moneys may only be withdrawn from the Escrow Account for the purposes set out in Condition 6.21(a)(ii) to 6.21(a)(v) and in accordance with the procedures set forth in the Issuer Security Agreement and subject to all of the conditions set forth in the Issuer Security Agreement being satisfied, provided that if and to the extent that such moneys standing to the credit of the Escrow Account are not so released from the Escrow Account by the Maturity Date (as defined in Condition 10.1), the Bondholders shall have the right to require such moneys to be applied in redeeming their Bonds pursuant to Condition 10.

1.4	The Bonds will have the benefit of the Security (as defined in Condition 1.5) as security for all amounts payable on the Bonds and all other moneys payable by the Issuer or AST (HK) to the Secured Parties under the Trust Deed, the Issuer Security Agreement and the other Finance Documents. On the Issue Date, the Issuer will (simultaneously with the issue of the Bonds) issue the Tranche B Bonds (as defined in the Trust Deed). The Tranche B Bonds will have the benefit of the same security as the Bonds, and the payment obligations of the Issuer under the Bonds shall at all times rank at least equally with its payment obligations under the Tranche B Bonds. The Security Agent or its nominee will hold the Security for the benefit of the Bondholders and the holders of the Tranche B Bonds pursuant to the provisions of the Trust Deed.

1.5	The security constituted by the Security Documents (the Security) shall become immediately enforceable if an Event of Default occurs, following which the Security Agent may, but shall not be bound (except as provided in Condition 15 and provided it has been indemnified and/or secured to its satisfaction) to take such proceedings or other action as it shall, in its discretion, think fit to enforce the Security (or any part thereof) and the provisions of the Trust Deed and the Security Documents. The Trust Deed and the Security Documents provide that the net proceeds resulting from the enforcement of the Security, after the remuneration of the Trustee and/or any Appointee, the Security Agent and any Receiver, and the Agents and all their respective costs, charges, liabilities and expenses and any taxes and other amounts required to be paid prior to any such application, be applied pro rata in meeting claims of any Bondholders or holders in respect of the Tranche B Bonds whose Bonds or, as the case may be, Tranche B Bonds are then outstanding.

2.	Form and Denomination

The Bonds are issued in registered form in the denomination of U.S.$100,000 each and integral multiples of U.S.$1,000 (referred to as the principal amount of a Bond) in excess thereof (the authorised denomination). A Bond certificate (each a Certificate) will be issued to each Bondholder in respect of its registered holding of Bonds. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the Register (as defined in Condition 4.1) which the Issuer will procure to be kept by the Registrar.

3.	Title

Title to the Bonds passes only by registration in the Register (as defined in Condition 4.1). The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions Bondholder and (in relation to a Bond) holder mean the person in whose name a Bond is registered.

4.	Transfers of Bonds; Issue of Certificates

4.1	Register

The Issuer will cause to be kept at the specified office outside the United Kingdom and Hong Kong of the Registrar and in accordance with the terms of the Agency Agreement a register on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers of the Bonds (the Register). Each Bondholder shall be entitled to receive only one Certificate in respect of its entire holding of Bonds.

4.2	Transfer

Upon the terms of, and subject to, the Conditions and the terms of the Trust Deed and the Agency Agreement, a Bond may be transferred in whole or in part in the authorised denominations, provided that at the time of the transfer of that Bond, the holder of that Bond must also (i) transfer the Tranche B Bond held by it to the same transferee in the same proportion as that for the Bond (or any part of it) being transferred and (ii) assign to the transferee the rights of the holder of that Bond under the Registration Rights Agreement in respect of that Bond, and provided further that so long as no Event of Default is subsisting, a Bond may not be transferred, without the prior consent of the Issuer, to a person specified in a letter dated the Issue Date addressed by the Issuer to, and accepted by, the Manager in respect of this Condition 4.2. A Bond may be transferred by delivery of the Certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of the Registrar or any of the Agents. No transfer of a Bond will be valid unless and until entered on the Register.

4.3	Delivery of New Certificates

(a)	Each new Certificate to be issued upon a transfer of Bonds will, within five business days of receipt by the Registrar or, as the case may be, any Transfer Agent or other relevant Agent of the duly completed form of transfer endorsed on the relevant Certificate, be made available for collection at the specified office of the Registrar, such Transfer Agent or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds and at the Issuer’s expense to the address specified in the form of transfer.

(b)	Where only part of a principal amount of the Bonds (being that of one or more Bonds) in respect of which a Certificate is issued is to be transferred or exchanged, a new Certificate in respect of the Bonds not so transferred or exchanged will, within five business days of receipt of the original Certificate by the Registrar or other relevant Agent, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred and at the Issuer’s expense to the address of such holder appearing on the Register.

(c)	For the purposes of this Condition 4, business day shall mean a day other than a Saturday or Sunday on which banks are open for business in Hong Kong and the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer) or the Agent with whom a Certificate is deposited in connection with a transfer is located.

4.4	Formalities Free of Charge

Registration of transfer of Bonds will be effected without charge by or on behalf of the Issuer or any of the Agents, but upon payment (or the giving of such indemnity as the Issuer or any of the Agents may require) in respect of any taxes or other governmental charges which may be imposed in relation to such transfer.

4.5	Closed Periods

No Bondholder may require the transfer of a Bond to be registered: (i) during the period of fifteen days ending on (and including) the dates for payment of any principal or premium (if any) pursuant to these Conditions; (ii) from 15 days prior to the date of the prospectus in respect of a Complying IPO until the IPO Date (as defined in Condition 8.1(d) of the Tranche B Conditions) or (iii) during the period of seven days ending on (and including) the record date (as defined in Condition 9.1), each such period being a Closed Period. The Issuer shall give at least 30 days’ notice to the Trustee and the Bondholders of the date specified in sub-paragraph (ii) of the foregoing.

4.6	Regulations

All transfers of Bonds and entries on the register of Bondholders will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (at the Issuer’s expense) by the Registrar to any Bondholder upon request.

5.	Representations

5.1	Representations and warranties

The representations and warranties set out in this Condition 5 are made by the Issuer to each Finance Party.

5.2	Status and power and authority

(a)	Each of the Issuer and its Subsidiaries is a limited liability company duly incorporated and validly existing under the laws of the Cayman Islands (in the case of the Issuer) and the relevant jurisdiction of incorporation (in the case of each Subsidiary) with full power and authority to own its assets and conduct its business presently carried on by it and is lawfully qualified to do business, and has all permits, licences and other authorisations required, in each jurisdiction in which business is conducted by it and has been operating its business pursuant to and in compliance with the terms of all such permits, licences and other authorisations (but in the case of Opco only where failure to comply with any of the foregoing would have or would be reasonably likely to have a Material Adverse Effect).

(b)	The Issuer has full power and authority, and is able lawfully, to enter into and perform its obligations under, and has taken all necessary action to authorise the entry into and performance of its obligations under, the Finance Documents to which it is a party.

5.3	Legal validity

The Finance Documents to which the Issuer is a party have been duly authorised by the Issuer, have been duly executed and delivered by the Issuer and each Finance Document to which the Issuer is a party constitutes valid and legally binding obligations of the Issuer, enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally.

5.4	Taxation on payments

As at the Issue Date, all payments of principal, premium (if any) and interest in respect of the Bonds, and all payments by an Obligor under the Finance Documents to which it is a party, may be made free and clear of, and without withholding or making any deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature.

5.5	Stamp duty

As at the Issue Date, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessment or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind in connection with the creation, issue, offering or sale of the Bonds or the execution or delivery of the Finance Documents, except in the case of the Issuer, if any of the Finance Documents to which it is a party is executed in, brought into or produced before a court in the Cayman Islands.

5.6	Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

5.7	Non-conflict

The entry into and performance of the Finance Documents to which the Issuer is a party, the issue of the Bonds, the use of the proceeds from the issue of the Bonds as described in Condition 6.21, the carrying out of the other transactions contemplated by the Finance Documents to which the Issuer is a party and compliance with their terms do not and will not (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Issuer, or any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which any of them or any of their respective properties is bound, or (b) infringe any applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Issuer, any of its Subsidiaries or any of their respective affiliates or any of their respective properties.

5.8	Contingent liabilities

There are no outstanding guarantees or contingent payment obligations of any member of the Group in respect of indebtedness of third parties.

5.9	Off-balance sheet arrangements

Neither the Issuer nor any of its Subsidiaries are engaged in, party to, or have any material off-balance sheet transactions, arrangements, and obligations; and neither the Issuer nor any of its Subsidiaries has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Issuer or any of its Subsidiaries, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Issuer or any of its Subsidiaries or the availability thereof or the requirements of the Issuer or any of its Subsidiaries for capital resources.

5.10	Internal accounting controls

Each of the Issuer and its Subsidiaries maintains systems of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorisations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorisation; (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (e) each of the Issuer and its Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity; and the current management information and accounting control system of each of the Issuer and its Subsidiaries has been in operation since 30 June 2007 during which neither the Issuer nor any Subsidiary has experienced any material difficulties with regard to (a) through (e) above.

5.11	Title

(a) Each of the Issuer and its Subsidiaries has good and marketable title to all real property and other property and assets owned by it and any rights or interests thereto (including, in relation to AST (HK), at least 64% of the total equity interest in Opco) and the Issuer or the relevant Subsidiary, as the case may be, has received all necessary authorisations in order to have good and marketable title to the foregoing property and assets, including without limitation, approvals relating to the evaluation, acquisition and perfection of title and any building ownership certificate upon completion of construction of any building for the Project (as defined in Condition 6.28), (b) and, except as permitted under these Conditions, there are no charges, liens, encumbrances or other security interests or third party rights or interests, conditions, planning consents, orders, regulations, defects or other restrictions affecting any of such property and assets of the Issuer and its Subsidiaries that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, and (c) where any such property and assets are held under lease by the Issuer or any of its Subsidiaries, each such lease is a legal, valid and binding lease enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally with no exceptions that would interfere with the use made or to be made thereof by them where failure to comply with any of the foregoing would have or would be reasonably likely to have a Material Adverse Effect.

5.12	Litigation

There are no current litigation, arbitration or administrative proceedings against or affecting the Issuer or any of its Subsidiaries or any of their properties which, if adversely determined, would or are reasonably likely to individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the issue of the Bonds and, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, no such litigation, arbitration or administrative proceedings are pending, threatened or contemplated.

5.73	Labour disputes

No labour dispute with the employees of the Issuer or any of its Subsidiaries exists or, is imminent, in each case that might have a Material Adverse Effect.

5.14	Intellectual property rights

Each of the Issuer and its Subsidiaries owns or possesses, and can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, intellectual property rights) necessary to conduct the business now operated by it or to be operated by it, or presently employed or to be employed by it, (including, in the case of Opco, any patent licensed to it under the South-East Licensing Agreement (as defined in Condition 5.30)), has taken all action (including payment of fees and registration of interest) required to maintain the intellectual property rights, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if adversely determined, would or are reasonably likely to individually or in the aggregate have a Material Adverse Effect.

5.15	Business Contracts

All contracts, agreements, leases and instruments (excluding in each case non-legally binding memorandum of understandings and other similar documents) (the Business Contracts) to which the Issuer or any of its Subsidiaries is a party or otherwise bound and which are material to the Project (as defined in Condition 6.28), the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer and its Subsidiaries (including without limitation, in relation to Opco, its raw material supply contracts, its off-take contracts, its licensing contracts in relation to intellectual property rights, its electricity and water supply agreements, its technical service agreement and its engineering, procurement and construction contracts) are valid and are in full force and effect and constitute legal, valid and binding obligations of the parties thereto, and are enforceable in accordance with their respective terms. No member of the Group has any knowledge of any notice or threat to terminate any such Business Contracts. No party to any Business Contract (in the case only of a party who is not a member of the Group, to the best of the Issuer’s knowledge) is in material default in complying with any of its provisions, and no condition or event or fact exists which, with notice, lapse of time or both, would constitute a default thereunder on the part of the Issuer or any of its Subsidiaries, as the case may be.

5.16	Due diligence

(a)	All information supplied or disclosed in writing including, without limitation, the answers and documents provided to the Finance Parties (and any new or additional information serving to update or amend such information supplied or disclosed by, or on behalf of, any member of the Group to the Finance Parties or the legal and other professional advisers to the Finance Parties) is true and accurate in all material respects and not misleading in any material respect in each case as at the date of its provision and all forecasts and estimates relating to the Issuer and its Subsidiaries so supplied or disclosed have been made after due, careful and proper consideration, are based on reasonable assumptions and represent reasonable and fair expectations honestly held based on facts known to such persons (or any of them).

(b)	As at the Issue Date, there has been no development or occurrence relating to the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer or the Issuer and its Subsidiaries either individually or taken as a whole since the date of the Subscription Agreement.

(c)	As at the Issue Date, the Issuer has disclosed all information regarding the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer and the Issuer and its Subsidiaries taken as a whole, which is relevant and material in relation to the Issuer and the Issuer and its Subsidiaries either individually or taken as a whole, in the context of the issuance and sale of the Bonds.

5.17	Ownership of Opco

None of the joint venture parties holding equity interest in Opco is directly or indirectly owned or controlled by the PRC government.

5.18	No default

(a)	No Event of Default or Potential Event of Default is continuing or will result from the entry into of, or the performance of any transaction contemplated, by any Finance Document.

(b)	No other event is outstanding which constitutes a default under any document which is binding on the Issuer or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

5.19	OFAC

Neither the Issuer nor any of its Subsidiaries nor, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, any director, officer, agent, employee, shareholder or other affiliate of the Issuer or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC).

5.20	FCPA

Neither the Issuer nor any of its Subsidiaries nor, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the FCPA); or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA.

5.21	Anti-money laundering

The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in each of the jurisdictions in which the Issuer and its Subsidiaries are incorporated and, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, of all jurisdictions in which the Issuer and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, Money Laundering Laws) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to Money Laundering Laws is pending and, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, no such actions, suits or proceedings are threatened or contemplated.

5.22	Financial statements

The financial statements (other than any monthly management accounts) of each member of the Group delivered to the Trustee and the Bondholders under these Conditions:

(a)	have been prepared in accordance with PRC GAAP (in the case of Opco) or US GAAP (in the case of any other member of the Group), consistently applied; and

(b)	(if audited) give a true and fair view of or (if unaudited) fairly represent the financial condition (consolidated, if applicable) of that member of the Group as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.

5.23	No material adverse change

There has been no material adverse change in the consolidated financial condition of the Issuer since the date to which the latest financial statements of the Issuer delivered to the Trustee under these Conditions were drawn up.

5.24	Immunity

(a)	The entry into by each Obligor of each Finance Document to which it is a party constitutes, and the exercise by each Obligor of its rights and performance of its obligations under each Finance Document to which it is a party will constitute, private and commercial acts performed for private and commercial purposes.

(b)	No Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Documents.

5.25	Jurisdiction/governing law

The Issuer’s:

(a)	irrevocable submission under the Finance Documents to the jurisdiction of the English courts or the Hong Kong courts, as the case may be;

(b)	agreement that the Finance Documents are governed by English law or Hong Kong law, as the case may be; and

(c)	agreement not to claim any immunity to which it or its assets may be entitled, are legal, valid and binding under the laws of its jurisdiction of incorporation.

5.26	Authorised share capital

The Issuer has an authorised share capital as disclosed to the Trustee and all of the issued shares (or shares committed under any option or other rights) of the Issuer have been duly and validly authorised and issued and are fully paid and non-assessable.

5.27	Compliance with PRC laws

(a)	On the Issue Date, to the best of its knowledge:

(i)	in respect of each of the Issuer and AST (HK), as from the date of its incorporation, none of its shareholders is a PRC Resident or (except for AST (HK)) a Shareholder of Opco;

(ii)	all authorisations required under PRC laws, including but not limited to the M&A Regulations and Circular 75, in connection with the acquisition by AST (HK) of 64% of the equity interest in Opco have been obtained or effected, and are in full force and effect;

(iii)	in respect of each of the Issuer and AST (HK), all shareholders have obtained, completed and maintained in full force and effect all authorisations required under PRC laws, including but not limited to the M&A Regulations and Circular 75, in connection with the establishment of the Issuer or, as the case may be, AST (HK) and its shareholding therein and any matters relating thereto; and

(iv)	Opco has lawfully obtained, pursuant to proper procedures and on the basis of true, accurate and complete representations made to the relevant local branch of the State Administration of Foreign Exchange, and has maintained in full force and effect a foreign exchange registration certificate issued by the relevant branch of the State Administration of Foreign Exchange.

(b)	For the purpose of this Condition 5.27,

(i)	Circular 75 means Circular (2005) No. 75 issued on 21 October 2005 by the State Administration of Foreign Exchange of the PRC;

(ii)	M&A Regulations means the “Regulations regarding the Acquisition of Domestic Enterprises by Foreign Investors” promulgated on 8 August 2006 by the Ministry of Commerce, State Assets Supervision and Administration Commission, State Administration of Taxation, State Administration of Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange;

(iii)	PRC Resident has the meaning given to it in Circular 75 and in the Implementation Rules 106 issued on 29 May 2007 by the State Administration of Foreign Exchange of the PRC; and

(iv)	Shareholder in relation to a company means any person directly or indirectly holding equity interest in that company, whether by way of shareholding, acquisition, trust, proxy holding, repurchase, voting right, equity transfer right, equity purchase right or otherwise.

5.28	Payment of tax

(a)	(i)	Each of the Issuer and its Subsidiaries has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (A) payment is being contested in good faith, (B) it has maintained adequate reserves for those taxes and (C) payment can be lawfully withheld);

(ii)	each of the Issuer and its Subsidiaries is not materially overdue in the filing of any Tax returns; and

(iii)	no claims are being or are reasonably likely to be asserted against the Issuer or any of its Subsidiaries with respect to Taxes,

in each case which has or is reasonably likely to have a Material Adverse Effect.

(b)	For the purpose of this Condition 5.28,

(i)	Government Agency means any applicable government or any governmental, semi-governmental or judicial entity or authority. It also includes any applicable self-regulatory organisation established under stature or any stock exchange; and

(ii)	Tax includes any tax, levy, impost, deduction, charge, rate, duty or withholding which is levied or imposed by a Governmental Agency, and any related interest, penalty, charge, fee or other amount.

5.29	Times for making representations and warranties

(a)	The representations and warranties set out in this Condition 5 are made by the Issuer on the Issue Date.

(b)	Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty (other than the representation and warranty set out in Condition 5.4, 5.5, 5.6, and 5.16) is deemed to be repeated by the Issuer on the first day of each Interest Period (as defined in Condition 7.1 (a)).

(c)	When a representation and warranty in Condition 5.18 (No default) is repeated on the first day of an Interest Period (other than the first Interest Period), the reference to a Potential Event of Default will be construed as a reference to an Event of Default.

(d)	When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

5.30	Interpretation

For the purpose of this Condition 5 and Condition 6:

(a)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(b)	Material Adverse Effect means a material adverse effect on:

(i)	the business, prospects or financial condition of the Issuer, any of its Subsidiaries or the Issuer and its Subsidiaries as a whole;

(ii)	the ability of an Obligor to perform its obligations under any Finance Documents;

(iii)	the validity or enforceability of any Finance Documents; or

(iv)	any right or remedy of a Finance Party in respect of a Finance Document;

(c)	PRC GAAP means generally accepted accounting principles in the PRC.

(d)	South-East Licensing Agreement means the patent licensing agreement dated 8 August 2007 between as licensor and Opco, pursuant to which Opco is granted a patent license on substantially the following terms:

(i)	for reaching the first 1,500 tonnes of production capacity – no licensing fee;

(ii)	for reaching the second 1,500 tonnes of production capacity – one time Renminbi 5,000,000 license fee;

(iii)	for reaching the following 6,000 tonnes of production capacity – one time Renminbi 20,000,000 license fee; and

(iv)	for reaching the next following 6,000 tonnes of production capacity – one time Renminbi 20,000,000 license fee;

(e)	U.S. means the United States of America; and

(i)	US GAAP means generally accepted accounting principles in the U.S.

6.	Covenants

6.1	General

(a)	The Issuer agrees to be bound by the covenants set out in this Condition 6 relating to it and, where the covenants is expressed to apply to any of its Subsidiaries or the Obligors, the Issuer shall ensure that each such Subsidiary or Obligor performs that covenant.

(b)	Any obligation of the Issuer under this Condition 6 remains in force for so long as any of the Bonds remains outstanding or any other payment obligation of an Obligor is or may be outstanding under any Finance Documents.

6.2	Pari passu ranking

The Issuer shall ensure that the payment obligations of the Obligors under the Finance Documents at all times rank at least pari passu with all its other present and future senior secured payment obligations and senior to all its present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

6.3	Negative Pledge

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), create or allow to exist any Encumbrance on any of its assets.

(b)	None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)):

(i)	sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by the Issuer, any of its Subsidiaries or any of its or their related entities;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) do not apply to:

(i)	any lien arising by operation of law and in the ordinary course of business;

(ii)	any Encumbrance entered into pursuant to a Finance Document;

(iii)	any Encumbrance by Opco over its assets securing any Financial Indebtedness permitted under Condition 6.5(b)(iv); and

(iv)	in the case of Opco, any Encumbrance over its assets (other than any intellectual property rights (as defined in Condition 5.14)) arising in respect of any judgement or award not giving rise to an Event of Default for which an appeal or other appropriate proceedings for review are being diligently pursued in good faith and in respect of which not more than forty five days have elapsed without a stay of execution in respect thereof having been granted.

6.4	Disposal

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)	Paragraph (a) does not apply to any disposal:

(i)	of assets (not being a business and not being shares, interests in real property, intellectual property rights (as defined in Condition 5.14) or rights under any Business Contracts (as defined in Condition 5.15) by Opco made in its ordinary course of business on arm’s length terms and for cash, where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other disposal by the Group, other than any permitted under sub-paragraph (ii) below) does not exceed U.S.$2,000,000 (or its equivalent in another currency or currencies) in any financial year of Opco;

(ii)	which constitutes a Strategic Sale (as defined in Condition 6.28) and the Issuer is not in breach of its obligations to pay the redemption price under Condition 10.3(b));

(iii)	which constitutes an issuance of shares by the Issuer, provided that at the time of the issuance no Event of Default occurs, or will occur as a result of the issuance, under Condition 12(p)(ii)(B); or

(iv)	which constitutes an issuance of shares by AST (HK) to the Issuer, provided that at the time of the issuance no Event of Default occurs, or will occur as a result of the issuance, under Condition 12(p)(ii)(A).

6.5	Financial Indebtedness

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), incur any Financial Indebtedness (as defined in Condition 6.28 and which includes, for the avoidance of doubt, any derivative transaction entered into in connection with protection against or to benefit from fluctuations in any rate, price, index or credit rating).

(b)	Paragraph (a) does not apply to:

(i)	any Financial Indebtedness incurred under the Finance Documents;

(ii)	any Financial Indebtedness owed by AST (HK) to the Issuer pursuant to Condition 6.21;

(iii)	any Financial Indebtedness listed in schedule 1 to these Conditions, except to the extent that the principal amount of any such Financial Indebtedness exceeds the amount stated in that schedule;

(iv)	any Financial Indebtedness incurred by Opco if, at any relevant time, the financial covenant set out in Condition 6.15 is not exceeded and will not be exceeded as a result of the incurring of such Financial Indebtedness;

(v)	any loan owing by the Issuer from any of its shareholders, if such Financial Indebtedness is subordinated to all amounts outstanding under the Finance Documents in form and substance satisfactory to the Trustee and no interest or other finance costs is payable on such loan during the period of the subordination; or

(vi)	any Financial Indebtedness permitted under Condition 6.6(b)(iii) or Condition 6.6(b)(iv).

6.6	Loans out

(a)	Except as provided below, none of the Issuer or its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), be the creditor in respect of Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	trade credit extended by Opco on normal commercial terms and in the ordinary course of its trading activities, provided that, at any time:

(A)	not more than 70% of the aggregate principal amount outstanding under such trade credit has a tenor of more than 90 days; and

(B)	not more than 30% of the aggregate principal amount outstanding under such trade credit has a tenor of more than 120 days;

(ii)	any Financial Indebtedness advanced by the Issuer to AST (HK) pursuant to Condition 6.21;

(iii)	Financial Indebtedness (other than those referred to in sub-paragraph (ii) above) advanced or to be advanced by the Issuer to AST (HK) in an aggregate principal amount not exceeding U.S.$15,009,000; and

(iv)	any Financial Indebtedness advanced or to be advanced by the Issuer to AST (HK) or Opco, or by AST (HK) to Opco, using the proceeds of any loan permitted under Condition 6.5(b)(v) or any disposal permitted under Condition 6.4(b)(iii) or Condition 6.4(b)(iv).

6.7	Change of business

The Issuer shall ensure that no substantial change is made to the general nature of the business of the Issuer or its Subsidiaries from that carried on at the Issue Date.

6.8	Mergers

None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), enter into any amalgamation, demerger, merger or reconstruction.

6.9	Acquisitions

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), make any acquisition or investment.

(b)	Paragraph (a) does not apply to:

(i)

acquisitions or investments by Opco made in the ordinary course of its business on arm’s length terms where the consideration payable (when aggregated with the consideration payable for any other acquisition or investment by the Group) does not exceed U.S.$5,000,000 (or its equivalent in another currency or currencies) in aggregate in any financial year of Opco; and

(ii)	acquisition of Cash Equivalent. For this sub-paragraph (ii), Cash Equivalent means at any time:

(A)	certificates of deposit maturing within one year after the relevant date of calculation, issued by a bank or financial institution which has a rating for its long-term debt obligations of BBB or higher by S&P or Fitch (in the case of a bank or financial institution incorporated under the laws of the PRC) or AA or higher by S&P or Fitch or Aa2 or higher by Moody’s (in the case of any other bank or financial institution) or in each case a comparable rating from an internationally recognised credit rating agency any other bank or financial institution approved by the Trustee;

(B)	any investment in marketable obligations issued or guaranteed by the government of the U.S., the United Kingdom or the PRC or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible to any other security;

(C)	open market commercial paper not convertible to any other security:

I.	for which a recognised trading market exists;

II.	issued in the U.S., the United Kingdom or the PRC;

III.	which matures within one year after the relevant date of calculation; and

IV.	which has a credit rating of either BBB by S&P or Fitch (in the case of the PRC) or A-l or higher by S&P or Fitch or P-l or higher by Moody’s;

(D)	investments accessible within 30 days in money market funds which have a credit rating of either A-l or higher by S&P or Fitch or P-l or higher by Moody’s and which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above; or

(E)	any other debt security approved by the Trustee,

in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Encumbrance (other than one arising under the Security Documents).

6.10	Environmental matters

(a)	Each of the Issuer and its Subsidiaries must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for a Finance Party.

(b)	Without prejudice to the generality of paragraph (a) above, the Issuer must ensure that Opco obtains an “Acceptance Approval for Environmental Protection of Construction Project” in relation to the Project from the Jiangsu Provincial Environmental Protection Department of the PRC within the time and in the manner required by applicable Environmental Law.

(c)	Each of the Issuer and its Subsidiaries must, promptly upon becoming aware, notify the Trustee and each Bondholder of:

(i)	any Environmental Claim current, or to its knowledge, pending or threatened; or

(ii)	any circumstances reasonably likely to result in an Environmental Claim,

which has or, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.

6.11	Insurance

Each of the Issuer and its Subsidiaries shall insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

6.12	Interest Cover

The Issuer shall ensure that Consolidated Cashflow from Operations is, at the end of each Quarterly Period ending on 31 March 2008 and thereafter, at least 4 times Consolidated Finance Costs.

6.13	Debt Service Coverage Ratio

The Issuer shall ensure that, for each Rolling Semi-Annual Period ending on 30 June 2008 and every three months thereafter, Opco Total Net Cashflow from Operations is at least 3 times of Opco Total Debt Service for that Rolling Semi-Annual Period.

6.14	Leverage

The Issuer shall ensure that Consolidated Debt does not, at the end of each Quarterly Period ending 30 June 2008 and thereafter, exceed Annualised Consolidated EBITDA for that Quarterly Period by 3 times.

6.15	Debt to Equity

The Issuer shall ensure that, at the end of each Quarterly Period set out in the first column of the table below, Opco Total Debt does not exceed Opco Total Equity by the number of times set out against such date in the second column of the table below.

Quarterly Period ending	Debt to Equity Ratio
31 March 2008	2.5 times

30 June 2008 and thereafter	2 times

6.16	Limitation on Dividend and Other Payment Restrictions Affecting the Issuer’s Subsidiaries

(a)	Except as provided below, the Issuer will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any of its Subsidiaries to:

(i)	pay dividends or make any other distributions on any Capital Stock of such Subsidiary owned by the Issuer or any of its other Subsidiaries;

(ii)	pay any Financial Indebtedness or other obligation owed to the Issuer or any of its other Subsidiaries;

(iii)	make loans or advances to, or make equity investment in, the Issuer or any of its other Subsidiaries; or

(iv)	sell, lease or transfer any of its property or assets to the Issuer or any of its other Subsidiaries.

(b)	The provisions of Condition 6.16(a) do not apply to any encumbrances or restrictions:

(i)	set out in the Finance Documents;

(ii)	existing under or by reason of applicable law (including any statute, rule, regulation or government order); or

(iii)	that otherwise would be prohibited by the provision described in Condition 6.16(a)(iv) if they arise, or are agreed to in the ordinary course of business, and that (A) restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (B) exist by virtue of any Encumbrance on, or agreement to transfer, option or similar right with respect to any property or assets of the Issuer or any of its Subsidiaries not otherwise prohibited by these Conditions.

6.17	Provision of Financial Statements and Reports

The Issuer will deliver to Trustee (with sufficient copies for each Bondholder):

(a)	subject to paragraphs (e) and (f)(i) below, as soon as they are available, but in any event within one hundred and twenty days after the end of each Financial Year:

(i)	copies of the financial statements (on a consolidated basis) of the Issuer in respect of such Financial Year (including statements of income and cash flows and balance sheet) audited by the Auditors; and

(ii)	a certificate issued by the Auditors setting out the numbers (on an unconsolidated basis) in the financial statements of each of the Issuer and Opco required for the calculation of the financial covenants referred to in Conditions 6.12 to 6.15;

(b)	as soon as they are available, but in any event within ninety days after the end of each Semi- Annual Period ending on 30 June, copies of the financial statements (on a consolidated basis in the case of the Issuer and on an unconsolidated basis in the case of Opco) of each of the Issuer and Opco in respect of such Semi-Annual Period (including statements of income and cash flows and balance sheet);

(c)	as soon as they are available, but in any event within forty five days after the end of each Quarterly Period, copies of the management accounts (both on a consolidated basis and an unconsolidated basis) of the Issuer in respect of such Quarterly Period (including statements of income and cash flows and balance sheet);

(d)	as soon as they are available, but in any event within thirty days after the end of each month, copies of the management accounts of Opco in respect of such month (including statements of income and cash flows and balance sheet);

(e)	as soon as they are available, but in any event before 31 January 2008, copies of the financial statements (on a consolidated basis) of the Issuer in respect of its nine month financial period ended 30 September 2007 (including statements of income and cash flows and balance sheet) with a draft report prepared by the Auditors in respect of such financial statements;

(f)	(i)

if the same is prepared for the purpose of effecting a Complying IPO in the first Quarterly Period of 2008, as soon as they are available, but in any event before 31 March 2008, copies of the financial statements (on a consolidated basis) of the Issuer in respect of its Financial Year ended 31 December 2007 (including statements of income and cash flows and balance sheet) audited by the Auditors; and

(ii)	if a Complying IPO does not occur in the first Quarterly Period of 2008 and (i) above does not apply, as soon as they are available, but in any event before 31 March 2008, copies of the financial statements (on a consolidated basis) of the Issuer in respect of its Financial Year ended 31 December 2007 (including statements of income and cash flows and balance sheet), with a draft report prepared by the Auditors in respect of such financial statements;

(g)	(i)

commencing from the end of the first month after the Issue Date, together with each set of management account delivered under paragraph (d) above, a management report signed by a director of the Issuer relating to the Project (as defined in Condition 6.28) for that calendar month; and

(ii)	the management report referred to in sub-paragraph (g)(i) above shall specify:

(A)	construction progress;

(B)	any actual or proposed change in the work programme under any construction contracts and any other event which may delay completion of construction or commercial production;

(C)	any breach of Environmental Laws;

(D)	an operating, production and quality report; and

(E)	any other information required by the Trustee, and

(h)	promptly upon receipt, evidence of completion of capital verification in relation to the use of proceeds referred to in Condition 6.21(a)(iv).

6.18	Provision of Officer’s Certificate

The Issuer will provide to the Trustee (with sufficient copies for each Bondholder):

(a)	commencing on the Quarterly Period ending 31 March 2008 and together with each set of financial statements to be delivered under Condition 6.17, an Officer’s Certificate stating (1) the ratio and percentages of the financial covenants in Conditions 6.12 to 6.15 and establishing compliance with those Conditions as at the close of such Semi-Annual Period or Quarterly Period, as the case may be, and showing in reasonable detail the calculation of such ratio or percentages, including the arithmetic computations of each component of such ratio or percentages, (2) that having made all reasonable enquiries, to the best of the knowledge, information and belief of the signatories as at the date of the Officer’s Certificate (the Certification Date) the Issuer has complied with all its obligations under the Trust Deed and these Conditions and that no Event of Default or Potential Event of Default (each as defined in the Trust Deed) has occurred or if such an event had occurred, giving details of it;

(b)	as soon as possible and in any event within seven days after the Issuer becomes aware or should reasonably become aware of the occurrence of an Event of Default or Potential Event of Default, an Officer’s Certificate setting forth the details of the Event of Default or Potential Event of Default, as the case may be, and the action which the Issuer proposes to take with respect thereto. The Trustee may act or rely on the Officer’s Certificate without further enquiry provided by the Issuer to the Trustee pursuant to Condition 6.18(a) and this Condition 6.18(b) and shall not be responsible for any loss, damage, cost, charge, claim, demand, expense, judgement, action, proceeding or other liability whatsoever from so acting or relying; and

(c)	upon the request of the Trustee or any Bondholder from time to time, as soon as practicable after such request is made and without undue delay, the Issuer shall supply to the Agents for inspection by the Bondholders such confirmations relating to the covenants in any of Conditions 6.12 to 6.15 as maybe reasonably requested by the Trustee or any Bondholder.

6.19	Financial Year

The Issuer will not, and will procure that no member of the Group will, change its Financial Year without the approval of the Bondholders by Extraordinary Resolution.

6.20	Amendments to constitutional documents and pre-emption rights

(a)	None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)):

(i)	amend its memorandum or articles of association or other constitutional documents; or

(ii)	enter into any agreement with any of its shareholders or investors,

in a manner or to an extent which is reasonably likely in any way to have a Material Adverse Effect, and shall procure that none of its shareholders and investors may enter into any agreement amongst themselves in a manner or to an extent which is reasonably likely in any way to have a Material Adverse Effect.

(b)	The Issuer shall, within 90 days after the Issue Date, deliver to the Trustee a copy of each of the following documents:

(i)	all governmental approvals, filings and other authorisations in the PRC in respect of the amendment of the constitutional documents of Opco referred to in sub-paragraph (ii) below (including the approval from Jiangsu Department of Foreign Trade and Economic Cooperation); and

(ii)	the constitutional documents of Opco which have been amended to conform Articles 5.7.2 and 7.1.2 to the provisions of the PRC regulation on Sino-foreign equity joint ventures.

6.21	Use of Proceeds

(a)	The Issuer will not use the proceeds from the sale of the Bonds and the Tranche B Bonds for any purpose other than:

(i)	first, as to U.S.$4,200,000, for funding the amount required to be deposited into the Interest Reserve Account; then

(ii)	for funding the payment of the upfront fee referred to in clause 8 of the Subscription Agreement and the costs, fees and expenses of, or payable by, the Issuer pursuant to clause 9.1 of the Subscription Agreement, including the fees and expenses of the legal, accountancy, technical and any other professional advisers engaged by the Manager in connection with the issue of the Bonds, the fees and expenses of the legal, accountancy and any other professional advisers instructed by the Issuer in connection with the creation and issue of the Bonds and the creation of each Collateral, the initial fees and expenses of the Trustee and the agents appointed under the Finance Documents and the legal fees and expenses of the Trustee’s legal counsel;

(iii)	as to U.S.$17,000,000, for on-lending to AST (HK) for payment of the balance of the purchase price by AST (HK) for its equity interest in Opco;

(iv)	as to U.S.$25,395,000, for on-lending to AST (HK) for payment of equity contribution by AST (HK) for the increase in registered capital of Opco; and

(v)	as to the remainder after application as referred to in sub-paragraphs (i) to (iv) above, for financing the general working capital requirement of the Issuer Group.

(b)	The proceeds of the sale of the Bonds and the Tranche B Bonds shall be paid into the Escrow Account after application for the purpose set out in Condition 6.21(a)(i) and the Issuer shall only be entitled to withdraw any of the net proceeds of the sale of the Bonds and the Tranche B Bonds from the Escrow Account upon the conditions set out in the Issuer Security Agreement and upon delivery to the Security Agent and the Trustee of the following documents:

(i)	evidence that the amount to be withdrawn from the Escrow Account is due and payable for the purposes specified in paragraph (a) above, including:

(A)	in the case of any withdrawal for the purpose specified in sub-paragraph (a)(ii) above, a copy of the relevant invoice or fee letter;

(B)	in the case of any withdrawal for the purpose specified in sub-paragraph (a)(iii) above,

I.	a copy certified by the Issuer of the equity transfer agreement in relation to the purchase by AST (HK) of its equity interest in Opco; and

II.	evidence that the balance of the purchase price in the amount referred to in sub-paragraph (a)(iii) above is due and payable;

(C)	in the case of any withdrawal for the purpose specified in sub-paragraph (a)(v) above,

I.	in the case of the first withdrawal for such purpose, evidence that the Issuer has complied with its obligations under Conditions 6.27(a) and 6.27(b); and

II.	a copy of the Budget (as defined in Condition 6.28); and

(ii)

(in the case of any withdrawal instructions referred to in clause 6.1 (v)(i) of the Subscription Agreement) no later than noon (Hong Kong time) on the Issue Date or (in all other cases) one Business Day (being a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business

(including dealing in foreign exchange and foreign currency deposits) in New York City and Hong Kong) before the proposed date of withdrawal, an instruction to the Security Agent for withdrawal of proceeds from the Escrow Account in the form set out in the Issuer Security Agreement for application towards any of the purpose specified in paragraph (a) above duly signed by an authorised signatory of the Issuer setting out the date, amount and purpose of the withdrawal and directing payment to be made:

(A)	in the case of a payment for the purpose specified in sub-paragraph (a)(ii) above, to the account specified in the relevant invoice or fee letter;

(B)	in the case of a payment for the purpose specified in sub-paragraph (a)(iii) above to the account of AST (HK) with Hang Seng Bank Limited (account number 773- 465653-883) (the Hang Seng Account), together with a copy of the signed irrevocable payment instructions letter issued by AST (HK) to Hang Seng Bank Limited directing that the proceeds paid into the Hang Seng Account be forthwith on the same day transferred to an account of Guotai Energy Investment Joint Stock Co., Ltd. ( ) (in the case of the amount of RMB108,000,000 (or its equivalent in another currency or currencies)) and an account of Beijing Zhongneng United Recycling Energy Investment Co., Ltd. ( ) (in the case of the amount of RMB20,000,000 (or its equivalent in another currency or currencies));

(C)	in the case of a payment for the purpose specified in sub-paragraph (a)(iv) above to the Hang Seng Account (as defined in sub-paragraph (ii)(B) above), together with a copy of a signed irrevocable payment instructions letter issued by AST (HK) to Hang Seng Bank Limited directing that the proceeds paid into the Hang Seng Account be forthwith on the same day transferred to the account of Opco’s onshore capital account; and

(D)	in the case of a payment for the purpose specified in sub-paragraph (a)(v) above, to an account designated by the Issuer.

(c)	The Issuer will ensure that proceeds raised in connection with the issue of the Bonds will not directly or indirectly be lent, contributed or otherwise made available to any Person or entity (whether or not related to the Issuer) for the purpose of financing the activities of any person or for the benefit of any country at the relevant time subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC).

6.22	Pledges of Equity

The Issuer shall, and shall procure that directors of Opco appointed by AST (HK) shall take all commercially reasonable steps to:

(a)	in relation to the First Pledge of Equity:

(i)	within ten business days (as defined in paragraph (d) below) after the Escrow Release Date (as defined in Condition 6.28), deliver each of the following documents to the Trustee with respect to the First Pledge of Equity:

(A)	evidence that an application for approval of the First Pledge of Equity, together with all supporting documents for the application, have been filed with the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC, and a confirmation by the Issuer that the application has not been rejected by the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC; and

(B)	draft of a legal opinion of the external legal advisers in the PRC of the Trustee addressed to the Finance Parties in respect of the First Pledge of Equity;

(ii)	no later than the date falling 60 days after the Escrow Release Date, deliver to the Trustee a certified copy of the approval of the First Pledge of Equity by the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC;

(iii)	no later than the date falling 75 days after the Escrow Release Date, deliver to the Trustee:

(A)	evidence that an application for filing of the First Pledge of Equity, together with all supporting documents for the application, have been filed with the relevant local branch of the PRC State Administration of Industry and Commerce; and

(B)	a confirmation by the Issuer that the application referred to in sub-paragraph (A)(iii) above has not been rejected by the PRC State Administration of Industry and Commerce;

(iv)	no later than the date falling 90 days after the Escrow Release Date, deliver each of the following documents to the Trustee with respect to the First Pledge of Equity:

(A)	the approvals from each of the relevant PRC government authorities (including the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC) in respect of the First Pledge of Equity;

(B)	evidence of registration of the First Pledge of Equity with the relevant local branch of the PRC State Administration of Industry and Commerce;

(C)	evidence of recordation of the First Pledge of Equity in the shareholders’ register of Opco; and

(D)	a legal opinion of the external legal advisers in the PRC of the Trustee, addressed to the Finance Parties in respect of the First Pledge of Equity,

(b)	in relation to the Second Pledge of Equity:

(i)	within ten business days (as defined in paragraph (d) below) after the date of withdrawal permitted under Condition 6.21(a)(iv) (the Equity Contribution Date), deliver each of the following documents to the Trustee with respect to the Second Pledge of Equity:

(A)	the consent from each holder of equity interests in Opco (other than AST (HK)) (A) in respect of the Second Pledge of Equity and any agreement supplemental, ancillary or otherwise relating to the Second Pledge of Equity and (B) agreeing to the Security Agent’s exercise of its rights under the Second Pledge of Equity and such other agreements in form and substance satisfactory to the Trustee;

(B)	a copy of a resolution of the board of directors of Opco approving the terms of, and the transactions contemplated by, the Second Pledge of Equity;

(C)	the business licence of Opco amended to reflect the increase of registered capital of Opco to RMB620,000,000 and the increase of total investment of Opco to RMB1,519,720,000;

(D)	evidence that an application for approval of the Second Pledge of Equity, together with all supporting documents for the application, have been filed with the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC, and a confirmation by the Issuer that the application has not been rejected by the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC; and

(E)	a legal opinion of the external legal advisers in the PRC of the Trustee addressed to the Finance Parties in respect of the Second Pledge of Equity;

(ii)	no later than the date falling 60 days after the Equity Contribution Date, deliver to the Trustee a certified copy of the approval of the Second Pledge of Equity by the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC;

(iii)	no later than the date falling 75 days after the Equity Contribution Date, deliver to the Trustee:

(A)	evidence that an application for filing of the Second Pledge of Equity, together with all supporting documents for the application, have been filed with the relevant local branch of the PRC State Administration of Industry and Commerce; and

(B)	a confirmation by the Issuer that the application referred to in sub-paragraph (iii)(A) above has not been rejected by the PRC State Administration of Industry and Commerce;

(iv)	no later than the date falling 90 days after the Equity Contribution Date, deliver each of the following documents to the Trustee with respect to the Second Pledge of Equity:

(A)	the approvals from each of the relevant PRC government authorities (including the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC) in respect of the Second Pledge of Equity;

(B)	evidence of registration of the Second Pledge of Equity with the relevant local branch of the PRC State Administration of Industry and Commerce;

(C)	evidence of recordation of the Second Pledge of Equity in the shareholders’ register of Opco; and

(D)	a legal opinion of the external legal advisers in the PRC of the Trustee, addressed to the Finance Parties in respect of (A) to (C) above;

(c)	provide information to the Trustee regarding, and involving the Trustee’s legal counsel in, any dealing with the relevant PRC government authorities in relation to any matters in paragraphs (a) and (b) above; and

(d)	for the purpose of this Condition 6.22, business day means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City, Hong Kong and the PRC.

6.23	Transactions with Affiliates

None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), trade or deal with any of its Affiliates, other than (i) but subject to Condition 12(p)(ii)(B), any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans not exceeding 5% in aggregate of the fully diluted share capital of the Issuer; and (ii) any loans permitted under Condition 6.5(b)(v).

6.24	Inspection

(a)	The Issuer shall, at the request of the Trustee, arrange for and allow the Finance Parties, their authorised agents, representatives, employees and professional advisers (including the Technical Consultant and the Independent Laboratory (each as defined in Condition 6.28)) to have access to and to inspect the property, plant and facilities of Opco and with minimum disturbance of normal use of that property, plant or facilities.

(b)	The Bondholders and the Trustee may at any time at the cost of the Issuer appoint a Technical Consultant and an Independent Laboratory for the inspection referred to in paragraph (a) above and, if applicable to review and verify any management report delivered under Condition 6.17(g). The Issuer shall, at the request of the Trustee, enter into an agreement for the appointment of the Technical Consultant or the Independent Laboratory in relation to the inspection referred to in paragraph (a) on terms reasonably satisfactory to the Trustee and the Issuer. Any fees of the Technical Consultant or the Independent Laboratory appointed may be funded by amounts in the Escrow Account for the purpose set out in Condition 6.21(a)(v) and on the terms set out in Condition 6.21, but the requirement for a budget under Condition 6.21 (b)(i)(C)III shall not apply.

6.25	Phase Three Project

The Issuer shall not commence the Phase Three Project (as defined in Condition 6.28) unless:

(a)	a Complying IPO has occurred;

(b)	all authorisations in respect of the Phase Three Project have been obtained and are in full force and effect; and

(c)	at the time of commencement of the Phase Three Project, the ratio set out Condition 6.14 is not exceeded and will not be exceeded as a result of the commencement of the Phase Three Project.

6.26	Exchangeable Bonds

The Issuer shall procure that Happy Genius shall use its reasonable endeavours to ensure that the EB Funding Date (as defined in Condition 8.2(b) of the Tranche B Conditions) occurs within 30 days of the Issue Date.

6.27	Series A Investors Rights Agreement and Preferred Share Rights Agreement

(a)	The Issuer shall procure that the parties to the Series A Investors Rights Agreement execute an amendment and restatement agreement to the Series A Investors Rights Agreement (as defined in Condition 6.28) in form and substance satisfactory to the Trustee (acting on the instructions of all the Bondholders) within 7 days of the Issue Date such that the registration rights contained in the Series A Investors Rights Agreement shall be substantially similar to the registration rights granted under the Registration Rights Agreement.

(b)	The Issuer shall procure that, except as permitted under paragraph (a) above, the Series A Investors Rights Agreement shall not be amended without the prior written consent of the Trustee.

(c)	The Issuer shall, and shall procure that TB Silicon Ltd. and Benchmark Europe III, L.P. (as nominee for Benchmark Europe III, L.P., Benchmark Europe Founders’ Fund III L.P. and related individuals, acting by its manager Balderton Capital Management (UK) LLP) (together, the Preference Shareholders) shall, within 7 days of the Issue Date execute a put option subordination side letter in favour of the Trustee in respect of the First Put Right and the Second Put Right (each as defined in the Preferred Share Rights Agreement) under the Preferred Share Rights Agreement.

6.28	Interpretation

In these Conditions (except where otherwise defined):

(a)	Affiliate means, with respect to any Person, any other Person (i) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, or (ii) who is a director or officer of such Person or any Subsidiary of such Person or of any Person referred to in sub-paragraph (i) of this definition. For purposes of this definition, control (including, with correlative meanings, the terms controlling, controlled by and under common control with), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(b)	Annualised Consolidated EBITDA means, in relation to a Quarterly Period, the aggregate of Consolidated EBITDA for that Quarterly Period and for the immediately 3 preceding Quarterly Periods (those 4 Quarterly Periods being referred to as the Rolling 12 month Period), provided that in respect of the first three testing dates on 30 June 2008, 30 September 2008 and 31 December 2008, the calculation shall be made by multiplying by 4 the aggregate numbers for each Quarterly Periods in that Rolling 12 month Period starting from the Quarterly Period ending 31 March 2008 (each such Quarterly Period being a Relevant Quarterly Period) and then dividing it by the number of Relevant Quarterly Periods in that Rolling 12 month Period;

(c)	Auditors means the independent auditors (being a reputable international firm) for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants or such financial advisors as may be nominated and approved by the Trustee for the purposes of these Conditions;

(d)	Budget means the offshore working capital budget of the Group for the twelve month period from the Issue Date, broken down into quarterly periods;

(e)	Capital Stock means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock;

(f)	Common Stock means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or ordinary shares, whether or not outstanding at the Issue Date, and include, without limitation, all series and classes of such common stock or ordinary shares;

(g)	Consolidated Cashflow from Operations means, in respect of the Group for a Quarterly Period, the aggregate amount of revenue less costs of goods, operating expenses, tax payment and change in working capital, all as shown in the Relevant Financial Statements;

(h)	Consolidated Debt means the aggregate amount of Financial Indebtedness of the Group and its Subsidiaries (but excluding any Financial Indebtedness permitted under Condition 6.5(b)(v)), all as shown in the Relevant Financial Statements;

(i)	Consolidated EBIT means in relation to a Quarterly Period, the aggregate of:

(i)	the consolidated operating profits of the Group (including the results from discontinued operations) before finance costs and tax for that Quarterly Period;

(ii)	plus or minus the share of the Issuer and its Subsidiaries of the profits or losses of associates for that period (after finance costs and tax) and the share of the Issuer and its Subsidiaries of the profits or losses of any joint ventures;

adjusted by:

(iii)	taking no account of extraordinary items (whether positive or negative) but after taking into account all exceptional items (whether positive or negative);

(iv)	taking no account (to the extent otherwise included) unrealised gains or loss due to exchange rate movements;

(v)	taking no account of any material items which represent gains or losses arising on:

(A)	restructurings of the activities of an entity and reversals of any provisions for the costs of restructuring;

(B)	disposals of non-current assets;

(C)	the disposal of assets associated with discontinued operations; or

(D)	reversals of any provision;

(vi)	taking no account of any unrealised gains or losses on any derivative instrument or financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis) which is reported through the income statement;

(vii)	taking no account of any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme;

(viii)	taking no account of any expense referable to equity-settled share-based compensation of employees, all as shown in the Relevant Financial Statements;

(j)	Consolidated EBITDA means, in relation to a Quarterly Period, Consolidated EBIT for that Quarterly Period after adding back any depreciation and amortisation and taking no account of any charge for impairment or any reversal of any previous impairment charge made in the period, all as shown in the Relevant Financial Statements;

(k)	Consolidated Finance Costs means, in relation to a Quarterly Period, all finance costs (whether paid, payable or added to principal) incurred by the Issuer and its Subsidiaries during that period calculated on a consolidated basis (but excluding any finance costs on any Financial Indebtedness permitted under Condition 6.5(b)(v)), all as shown in the Relevant Financial Statements;

(1)	Encumbrance means any mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person;

(m)	Environmental Approval means any authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Issuer or any of its Subsidiaries conducted on or from properties owned or used by the Issuer or any of its Subsidiaries;

(n)	Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law;

(o)	Environmental Law means any applicable law or regulation which relates to:

(i)	the pollution or protection of the environment;

(ii)	the harm to or the protection of human health;

(iii)	the conditions of the workplace; or

(iv)	any emission or substance capable of causing harm to any living organism or the environment;

(p)	Escrow Release Date means the business day (as defined in Condition 6.22(d)) immediately following the Issue Date or, if the proceeds of the sale of the Bonds are not available in the Escrow Account in immediately transferable funds for withdrawal on that day, the date falling two business days after the Issue Date;

(q)	Financial Indebtedness means indebtedness (other than ordinary trade indebtedness) incurred in respect of (i) money borrowed or raised from banks and other financial institutions, (ii) any bond, note, loan stock, debenture or similar instrument, (iii) acceptance credit, documentary credit or commercial paper facilities, (iv) guarantees, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts, (v) receivables sold or discounted otherwise than on a non-recourse basis, (vi) any other transaction having the commercial effect of borrowing or raising of money (including forward sale or purchase agreements) and (save in respect of the determination of “Consolidated Debt”), (vii) any share which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder of that security) or upon the happening of any event matures or is mandatorily redeemable or is redeemable at the option of its holder in whole or in part at any time; (viii) guarantees or other assurances against financial loss in respect of Financial Indebtedness of any person falling within any of (i) to (vii) above;

(r)	Financial Year means a financial year of the Issuer ending on 31 December;

(s)	Group means the Issuer and its Subsidiaries;

(t)	Happy Genius means Happy Genius Holdings Limited, a company incorporated under the laws of the British Virgin Islands (registered number 1052789) with its registered office at P.O. Box 957, Road Town, Tortola, British Virgin Islands;

(u)	Independent Laboratory means each firm of independent laboratory approved by the Trustee (acting at the direction of one or more persons holding or representing over 50 per cent. in principal amount of aggregate of the Bonds and the Tranche B Bonds for the time being outstanding) to provide, and to have the equipment and qualification to conduct sampling, testing, certification and technical opinions to the Finance Parties in relation to the Project and the quality of the polysilicon product, and includes its agents and subcontractors;

(v)	Interest Receivable means, in respect of Opco, all interest and other financing charges received or receivable by it during a Rolling Semi-Annual Period, provided that for the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008;

(w)	Issue Date means 10 September 2007;

(x)	Net Interest Payable means Unconsolidated Finance Costs in respect of Opco less Interest Receivable during the relevant Rolling Semi-Annual Period, all as shown in the Relevant Financial Statements, provided that in respect of the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008;;

(y)	Opco Total Net Cashflow from Operations means, in respect of Opco for a Rolling Semi-Annual Period ending on each date on which the covenant in Condition 6.13 is tested, the aggregate amount of revenue less costs of goods, operating expenses, tax payment, change in working capital and ongoing maintenance expenditure, in each case in respect of the Quarterly Periods comprising that Rolling Semi-Annual Period, all as shown in the Relevant Financial Statements, provided that for the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008;

(z)	Opco Total Debt means, in relation to Opco, the aggregate of the Financial Indebtedness of Opco (including loans from any member of the Group or from any Affiliate of Opco), as shown in the Relevant Financial Statements;

(aa)	Opco Total Debt Service means:

(i)	Net Interest Payable for any Rolling Semi-Annual Period; plus

(ii)	Opco Total Debt which falls due for repayment during that Rolling Semi-Annual Period;

(bb)	Opco Total Equity means, in relation to Opco, the aggregate of:

(i)	the amount for the time being paid up or credited as paid up on the registered share capital of Opco; and

(ii)	the amounts for the time being standing to the credit of the consolidated capital and revenue reserves of Opco including any share premium account, capital redemption reserve fund, property valuation reserve (where the revaluation in question is in accordance with a report of a reputable professional valuer) and any net balance on the profit and loss account, all as shown in the Relevant Financial Statements;

(cc)	Person means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organisation or government or any agency or political subdivision thereof;

(dd)	Phase Three Project means the third phase of the Project as described in the definition of “Project”;

(ee)	Preferred Share Rights Agreement means the preferred share rights agreement dated August 23, 2007 amongst the Issuer, Happy Genius and the Preference Shareholders (as denned in Condition 6.27(c));

(ff)	Preferred Stock as applied to the Capital Stock of any Person means Capital Stock of any class or classes that by its term is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over any other class of Capital Stock of such Person;

(gg)	Project means the design, development, financing, construction, testing, commissioning, operation and maintenance by Opco of polysilicon facility in Xuzhou, the PRC, comprising of the first phase with a 1,500 tonnes per annum polysilicon facility, the second phase with the second 1,500 tonnes per annum polysilicon facility scheduled to commence construction in 2008 and the third phase with polysilicon facility having a production capacity over the 3,000 tonnes per annum for the first and second phases scheduled to commence construction after the completion of the second phase;

(hh)	Quarterly Period means each three-month financial period ending on 31 March, 30 June, 30 September or 31 December, as the case maybe;

(ii)	Relevant Financial Statements means, at any particular time, the then latest (consolidated or otherwise) financial statements of the Issuer and Opco delivered to the Trustee pursuant to Condition 6.17 and complying with the requirements of Condition 5.22(a);

(jj)	Rolling Semi-Annual Period means in relation to any date on which a financial covenant is tested, the two successive Quarterly Periods the second of which ends on that test date;

(kk)	Semi-Annual Period means each six month financial period ending on 30 June or 31 December, as the case maybe;

(ll)	Securities Act means the U.S. Securities Act of 1933, as amended;

(mm)	Series A Investors Rights Agreement means the investors’ rights agreement dated August 23, 2007 amongst the Issuer, Happy Genius and the Preference Shareholders (as defined in Condition 6.27(c));

(nn)	Strategic Sale means any transfer (i) by Happy Genius of not less than 51% of the shares of the Issuer, or (ii) by the Issuer of not less than 51 % of the shares of AST (HK) or (iii) by any Permitted Shareholders (as defined in Condition 12(p)(iii)(B)) or any of them of not less than 51% (directly or indirectly) of the shares of Happy Genius, which in each case is for a consideration of not less than U.S. $200,000,000;

(oo)	Subsidiary means, with respect to any Person, any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which at any time has its accounts consolidated with those of that person or which, under Cayman Islands or any other applicable law, regulations or generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person and, for the avoidance of doubt, in respect of the Issuer, shall include AST (HK) and Opco;

(pp)	Technical Consultant means each firm of independent technical consultants approved by the Trustee (acting at the direction of one or more persons holding or representing over 50 per cent. in principal amount of aggregate of the Bonds and the Tranche B Bonds for the time being outstanding) to provide certification and technical opinions to the Finance Parties in relation to the Project, and includes its agents and sub-contractors; and

(qq)	Unconsolidated Finance Costs means, in relation to a Rolling Semi-Annual Period or a Semi-Annual Period, as the case maybe, all finance costs (whether paid, payable or added to principal) incurred by a company during that period calculated on an unconsolidated basis, provided that for the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008.

6.29	Trustee Entitled to Rely

The Trustee may call for and shall be entitled to rely upon an Officer’s Certificate at any time as to the amount of any of the terms defined in Condition 6.28 or elsewhere in these Conditions and/or compliance by the Issuer with the covenants contained in this Condition 6, and if so relied upon by the Trustee such Officer’s Certificate shall be conclusive and binding on all the Bondholders.

7.	Interest

7.1	Interest Rate and Interest Payment Dates

(a)	The Bonds bear interest from (and including) the Issue Date at the rate specified in Condition 7.1 (b). Interest is payable quarterly in arrear on each date (each an Interest Payment Date) which falls three months after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Issue Date, commencing on the date falling three months after the Issue Date to and including the Maturity Date, unless previously redeemed, converted or purchased and cancelled. If any Interest Payment Date falls on a day which is not a Business Day (as defined below) in Hong Kong and New York City, the Interest Payment Date will be the next succeeding Business Day in Hong Kong and New York City unless it would thereby fall in the next calendar month in which event the Interest Payment Date shall be brought forward to the immediately preceding Business Day in Hong Kong and New York City. The period from and including an Interest Payment Date (or, in the case of the first Interest Period, the Issue Date) to but excluding the next succeeding Interest Payment Date (or, in the case of the last Interest Period, the Maturity Date), is called an Interest Period.

(b)	The rate of interest payable from time to time in respect of the Bonds (the Rate of Interest) will be determined on the basis of the following provisions:

(i)	on each Interest Determination Date (as defined below), the Principal Agent or its duly appointed successor will determine the Screen Rate (as defined below) at approximately 11.00 a.m. (London time) on that Interest Determination Date. If the Screen Rate is unavailable, the Principal Agent will request the principal London office of each of the Reference Banks (as defined below) to provide the Principal Agent with the rate at which deposits in U.S. dollars are offered by it to prime banks in the London interbank market for three months at approximately 11.00 a.m. (London time) on the Interest Determination Date in question and for a Representative Amount (as defined below);

(ii)	the Rate of Interest for the relevant Interest Period shall be the Screen Rate plus the Margin (as defined below) or, if the Screen Rate is unavailable, and if at least two of the Reference Banks which have been requested by the Principal Agent to provide such rates, provide such rates, the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) as established by the Principal Agent of such rates, plus the Margin;

(iii)	if fewer than two rates are provided as requested, the Rate of Interest for that Interest Period will be the arithmetic mean of the rates quoted by major banks in London selected by the Principal Agent, at approximately 11.00 a.m. (London time) on the relevant Interest Determination Date for loans in U.S. dollars to prime banks in London for a period of three months commencing on the first day of such Interest Period and for a Representative Amount, plus the Margin. If the Rate of Interest cannot be determined in accordance with the above provisions, the Rate of Interest shall be determined as at the last preceding Interest Determination Date.

(iv)	The Margin (the Margin) is (A) 3 per cent. per annum for the period from and including the Issue Date up to but excluding the Margin Step-up Date; and (B) 5 per cent. per annum from and including the Margin Step-up Date.

(v)	In this Condition 7, (except where otherwise defined), the expression:

(A)	Business Day means, in relation to any place, a day (other than a Saturday or Sunday) which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in such place;

(B)	Interest Determination Date means the second Business Day in London before the commencement of the Interest Period for which the rate will apply,

(C)	Margin Step-up Date means the date falling 12 months from the Issue Date;

(D)	Reference Banks means the principal London office of each of four major banks engaged in the London interbank market selected by the Payment Agent;

(E)	Representative Amount means, in relation to any quotation of a rate for which a Representative Amount is relevant, an amount that is representative for a single transaction in the relevant market at 11:00 a.m. (local time); and

(F)	Screen Rate means the rate for three month deposits in U.S. dollars which appears on the display designated as LIBOR01 on Reuters (or such replacement page on that service which displays the information, or such other service as may be nominated as the information vendor, for the purposes of displaying rates or prices comparable to that rate).

7.2	Determination of Interest Amount

The Principal Agent will, as soon as practicable after 11.00 a.m. (London time) on each Interest Determination Date, but in no event later than the third Business Day in Hong Kong thereafter, determine the U.S. dollar amount (the Interest Amount) payable in respect of interest on the principal amount of each Bond for the relevant Interest Period. The Interest Amount shall be determined by applying the Rate of Interest to the principal amount of a Bond, multiplying the sum by the actual number of days in the Interest Period concerned divided by 360 and rounding the resultant figure to the nearest cent (half a cent being rounded upwards).

7.3	Publication of Rate of Interest and Interest Amount

The Principal Agent shall cause the Rate of Interest and the Interest Amount for each Interest Period and the Interest Payment Date relating to such Interest Period to be notified to the Issuer, the Trustee (by no later than the first day of each Interest Period) and to be published in accordance with Condition 19 as soon as possible after their determination, and in no event later than the second Business Day in Hong Kong thereafter. The Interest Amount and Interest Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice to the Bondholders in the event of an extension or shortening of the Interest Period.

7.4	Determination by the Trustee

If the Principal Agent defaults at any time in its obligation to determine the Rate of Interest and Interest Amount in accordance with the above provisions, the Trustee shall determine (a) the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the procedure described above), it shall deem fair and reasonable in all the circumstances and (b) the Interest Amount in the manner provided in Condition 7.2 above, and all such determinations shall be deemed to be determinations by the Principal Agent.

7.5	Notifications, etc. to be Final

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 7, whether by the Reference Banks (or any of them), the Principal Agent or the Trustee, will (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Trustee, the Agents and all Bondholders and (in the absence of wilful default, bad faith or manifest error) no liability to the Issuer or the Bondholders shall attach to the Reference Banks (or any of them), the Principal Agent or, if applicable, the Trustee in connection with the exercise or non-exercise by any of them of their powers, duties and discretions under this Condition 7.

7.6	Principal Agent

The Issuer shall procure that, so long as any of the Bonds remains outstanding, there is at all times a Principal Agent for the purposes of the Bonds and the Issuer may, subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld, delayed or refused), terminate the appointment of the Principal Agent. In the event of the appointed office of any bank being unable or unwilling to continue to act as the Principal Agent or failing duly to determine the Rate of Interest or the Interest Amount for any Interest Period, the Issuer shall, subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld, delayed or refused), appoint the London office of another major bank engaged in the London interbank market to act in its place. The Principal Agent may not resign its duties or be removed without a successor having been appointed.

7.7	Interest Accrual

(a)	Each Bond will cease to bear interest (but without prejudice to the obligation of the Issuer to pay any accrued but unpaid interest), and shall be payable, (i) where a Complying IPO shall have occurred, from, and including, the IPO Date, or (ii) from, and including, the due date for redemption thereof unless, upon due presentation of the relevant Bond payment of principal and/or premium (if any) is improperly withheld or refused or unless default is otherwise made in respect of payment. In such event such Bond shall continue to bear interest as provided in the Trust Deed.

(b)	If interest is required to be calculated for a period of less than one year (other than a full semi-annual period), it will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

8.	[Intentionally omitted]

9.	Payments

9.1	Principal, premium (if any) and interest

Payment of principal, premium (if any) and interest will be made by transfer to the registered account of the Bondholder or by U.S. dollar cheque drawn on a bank in New York City mailed to the registered address of the Bondholder in accordance with Condition 19 if it does not have a registered account. Payment of principal and premium (if any) will only be made after surrender of the relevant Certificate at the specified office of any of the Agents. Interest on Bonds due on an Interest Payment Date or any other dates will be paid to the holder shown on the Register at the close of business on the date (the record date) being the fifteenth day before the relevant Interest Payment Date.

References in these Conditions, the Trust Deed and the Agency Agreement to principal in respect of any Bond shall, where the context so permits, be deemed to include a reference to any premium payable thereon.

9.2	Registered Accounts

For the purposes of this Condition, a Bondholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in New York City, details of which appear on the Register at the close of business, in the case of principal, premium (if any) and interest due otherwise than on an Interest Payment Date, on the second business day (as defined below) before the due date for payment and, in the case of interest due on an Interest Payment Date, on the relevant record date, and a Bondholder’s registered address means its address appearing on the Register at that time.

9.3	Fiscal Laws

All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 10. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

9.4	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a business day (as defined below), for value on the first following day which is a business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal, premium (if any) or a payment of interest due otherwise than on an Interest Payment Date, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

9.5	Delay In Payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

9.6	Business Day

In this Condition 9, unless otherwise defined, business day means a day other than a Saturday or Sunday on which commercial banks are open for business in Hong Kong, New York and in the place (outside the United Kingdom and Hong Kong) in which the Register is for the time being kept and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.

9.7	Annotation of Register

If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

9.8	Rounding

When making payments to Bondholders, fractions of one U.S. cent will be rounded down to the nearest U.S. cent.

10.	Redemption, Purchase and Cancellation

10.1	Maturity

(a)	Subject to paragraph (b) below, unless previously redeemed or purchased and cancelled as provided herein, the Issuer will on the date falling 24 months from the Issue Date (the Maturity Date) redeem each Bond at 125 per cent, of its principal amount. The Issuer may not redeem the Bonds at its option prior to the Maturity Date except as provided in Condition 10.2 and Condition 10.3(but in each case without prejudice to Condition 11).

(b)	Paragraph (a) above does not apply where the IPO Date (as defined in the Tranche B Conditions) falls on the Maturity Date, in which case Condition 10.3(a) will apply.

10.2	Redemption for Taxation Reasons

(a)

At any time the Issuer may, having given not less than 30 nor more than 60 days’ notice (a Tax Redemption Notice) to the Bondholders in accordance with Condition 19 (which notice shall be irrevocable) redeem all, and not some only, of the Bonds at a redemption price equal to 125 per cent. of their principal amount, together with any accrued interest and Break Cost (if any), on the redemption date specified in the Tax Redemption Notice (the Tax Redemption Date) if (i) the Issuer satisfies the Trustee immediately prior to the giving of such Tax Redemption Notice that the Issuer has or will become obliged to pay additional amounts as referred to in Condition 11 as a result of any change in, or amendment to, the laws or regulations of the relevant jurisdiction, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the

Bonds then due. Prior to the publication of any Tax Redemption Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee (A) an Officer’s Certificate stating that the obligation referred to in (i) above cannot be avoided by the Issuer taking reasonable measures available to it and (B) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred or will occur (irrespective of whether such amendment or change is then effective) and the Trustee shall be entitled without further enquiry to accept such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Bondholders.

(b)	If the Issuer gives a Tax Redemption Notice pursuant to Condition 10.2(a), each Bondholder will have the right to elect that its Bond(s) shall not be redeemed and that the provisions of Condition 11 shall not apply in respect of any payment of principal, premium (if any) or interest to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 11 and payment of all amounts shall be made subject to the deduction or withholding of any tax required to be deducted or withheld (provided that such election shall only be in respect of the deduction or withholding then required to be made and the Issuer shall comply with the provisions of Condition 11 in respect of any further deductions or withholding). To exercise a right pursuant to this Condition 10.2, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying Agent together with the Certificate evidencing the Bonds on or before the day falling 10 days prior to the Tax Redemption Date.

10.3	Automatic Early Redemption - Complying IPO or Strategic Sale

(a)	At the same time as the Issuer issues the IPO Certificate (as defined in the Tranche B Conditions) under the Tranche B Conditions, the Issuer shall cause a copy of the IPO Certificate (as defined in the Tranche B Conditions) to be given to the Bondholders in accordance with the provisions of Condition 19. On the IPO Date (as defined in the Tranche B Conditions), the Issuer shall redeem all of the outstanding Bonds at 100 per cent. of their principal amount together with interest accrued to (but excluding) the date of redemption and Break Cost (if any).

(b)	The Issuer shall forthwith and in any event not later than 15 business days’ (being a day other than a Saturday or a Sunday on which banks are open for business in Hong Kong) prior to any Strategic Sale (as defined in Condition 6.28) give notice to the Bondholders of the Strategic Sale. The notice shall specify the date of the Strategic Sale, the shares to be transferred, the terms of the proposed Strategic Sale, the parties involved and the consideration. The Issuer shall on the date of the completion of the Strategic Sale redeem all of the outstanding Bonds at 125 per cent. of their principal amount, together with interest accrued to (but excluding) the date of redemption and Break Cost (if any).

10.4	Purchases

The Issuer or any of its Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise.

10.5	Cancellation

All Bonds which are redeemed or purchased by the Issuer or any of its Subsidiaries, will forthwith be cancelled. Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.

10.6	Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition 10 will be given in accordance with Condition 19, the price of redemption of the Bonds, the date for redemption, the manner in which redemption will be effected, the applicable rate of interest in connection with any accrued interest to be paid on the date of redemption, the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the notice and any Break Costs.

11.	Taxation

(a)	All payments made by the Issuer under or in respect of the Trust Deed, the Bonds or any other Finance Document will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer will pay such additional amounts as will result in the receipt by the Bondholders and other Finance Parties of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required except that no such additional amount shall be payable in respect of any Bond:

(i)	to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with the Cayman Islands or such other jurisdiction otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond;

(ii)	(in the case of a payment of principal) if the Certificate in respect of such Bond is surrendered more than 30 days after the relevant date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of 30 days;

(iii)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)	presented for payment by or on behalf of a Bondholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying Agent in a Member State of the European Union.

For the purposes this paragraph (a):

relevant date means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and cheques despatched or payment made.

References in these Conditions to principal, premium (if any) and interest, and any other amounts to be paid by the Issuer under the Bonds, shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

(b)	If the Issuer makes a Tax Payment and a Bondholder (in its absolute discretion) determines that:

(i)	a Tax Credit is attributable to that Tax Payment; and

(ii)	it has used and retained that Tax Credit,

the relevant Bondholder must pay an amount to the Issuer which that Bondholder determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Issuer.

For the purpose of this paragraph (b):

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest);

Tax Credit means a credit against any Tax or any reliefer remission for Tax (or its repayment);

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under any Finance Document; and

Tax Payment means a payment made by the Issuer to a Bondholder in any way relating to a Tax Deduction.

12.	Events of Default

The Trustee at its sole discretion may, and if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified and/or secured to its satisfaction), give notice (a default notice) to the Issuer, that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at 125 per cent. of their principal amount together with any accrued and unpaid interest and Break Costs (if any) if any of the following events is subsisting at the time of the notice:

(a)	a default is made in the payment of any principal, premium (if any) or interest due in respect of the Bonds or an Obligor does not pay on the due date any other amount payable by it under any Finance Documents in the manner required under the Finance Documents;

(b)	[intentionally omitted];

(c)	any of the following occurs:

(i)	any failure by AST (HK) or Opco to complete capital verification in accordance with PRC laws and regulations in respect of the equity injection by AST (HK) in the amount of U.S.$25,395,000 within thirty days after the Issue Date;

(ii)	any failure by the Issuer to comply with its obligations under Condition 6.3, 6.7, 6.8 or 6.22; or

(iii)	any failure by the Issuer to issue the IPO Certificate in accordance with these Conditions;

(d)	the Issuer does not perform or comply with any term of Conditions 6.2, 6.4 to 6.6, and 6.11 to 6.17 and 6.24 unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 5 business days (in the case of Condition 6.17(d)) or 15 business days (in other cases) (as defined below) of the earlier of the Trustee giving notice of the breach to the Company and the Issuer becoming aware of the non-compliance;

(e)	an Obligor does not comply with any other term of the Finance Documents (other than any terms referred to in (a), (b), (c) or (d) above), unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 30 days of the earlier of the Trustee giving notice of the breach to the Company and the Issuer becoming aware of the non-compliance;

(f)	a representation or warranty made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document (including any report delivered under Condition 6.17(g)(i)) is incorrect or misleading in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation or breach of warranty:

(i)	are capable of remedy; and

(ii)	are remedied within 30 days of the earlier of the Trustee giving notice and the Obligor becoming aware of the misrepresentation or breach of warranty;

(g)	(i) any other present or future indebtedness (whether actual or contingent) of the Issuer or any of the Issuer’s Subsidiaries for or in respect of moneys borrowed or raised becomes, or becomes capable of being declared, due and payable prior to its stated maturity or is or is capable of being placed on demand or any commitment for such indebtedness is cancelled or suspended, in each case by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (iii) the Issuer or any of the Issuer’s Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that, in the case of Opco only, the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition 12(g) have occurred equals or exceeds U.S.$5,000,000 or its equivalent in any other currency on the day on which such indebtedness becomes due and payable or is not paid or any such amount becomes due and payable or is not paid under any such guarantees or indemnity;

(h)	the Issuer or any of the Issuer’s Subsidiaries (as defined below) is (or is, or could be, deemed by law or a court to be or admits that it is) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes, begins negotiations with any creditor or makes any agreement for the deferral, rescheduling or other readjustment of its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting any of the debts of the Issuer or any of the Issuer’s Subsidiaries; an administrator or liquidator of the Issuer or any of the Issuer’s Subsidiaries or any part of the assets and turnover of the Issuer or any of the Issuer’s Subsidiaries is appointed (or application for any such appointment is made);

(i)

any of the following occurs in respect of the Issuer or any of the Issuer’s Subsidiaries: (i) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors, (ii) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed, (iii) any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution, (iv) any Encumbrance is enforced over any of its assets, (v) an order for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) is made, (vi) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets, (vii) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer, or (viii) any other analogous step or procedure is taken in any jurisdiction; provided that the foregoing shall not apply to a petition for winding-up presented by a creditor or any other relevant person which is being contested in good faith and with due diligence and is discharged or struck out within 14 days;

(j)	a distress, attachment, execution, seizure before judgment or other legal process is levied, enforced or sued out on or against any of the property, assets or turnover of the Issuer or any of the Issuer’s Subsidiaries (which in the case of Opco, is of an aggregate value of U.S.$2,000,000 or above) and is not discharged or stayed within 45 days of having been so levied, enforced or sued out;

(k)	the Issuer or any of the Issuer’s Subsidiaries ceases or threatens to cease to carry on all or a substantial part of its business or operations;

(1)	(i) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a substantial part of the assets of the Issuer or any of the Issuer’s Subsidiaries; or (ii) the Issuer or any of the Issuer’s Subsidiaries is prevented from exercising normal control over all or any substantial part of its property, assets or turnover;

(m)	any authorisation, action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable an Obligor or a Preference Shareholder (as defined in Condition 6.27(c)) lawfully to enter into, exercise its rights and perform and comply with its obligations under the Finance Documents, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Finance Documents admissible in evidence in the relevant courts is not obtained, effected, in full force, taken, fulfilled or done;

(n)	(i) it is or will become unlawful for any Obligor or any Preference Shareholder (as defined in Condition 6.27(c)) to perform or comply with any one or more of its obligations under any of the Finance Documents or (ii) any foreign exchange control is imposed that has the effect of prohibiting, preventing or materially delaying the remittance of any amount by an Obligor under any Finance Document or by Opco to an Obligor;

(o)	(i) any Finance Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective in accordance with its terms for any reason; or (ii) the Security (or any part thereof) becomes void, illegal, invalid or unenforceable; (iii) the assets comprising the Security (or any part thereof) cease to be subject to the provisions of the relevant Security Document; or (vi) the Security is not of the priority contemplated by the relevant Security Document; or (vii) an Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document;

(p)	any of the following event occurs:

(i)	Opco is not or ceases to be beneficially owned and controlled, as to at least 64%, by AST (HK);

(ii)	except pursuant to a Strategic Sale and the Issuer is not in breach of its obligations to pay the redemption price under Condition 10.3(b):

(A)	AST (HK) is not or ceases to be a wholly beneficially owned Subsidiary of, or 100% controlled by, the Issuer;

(B)	the Issuer is not or ceases to be beneficially owned and controlled, as to at least 51%, by Happy Genius; or

(C)	Happy Genius is not or ceases to be wholly beneficially owned and 100% controlled, directly or indirectly, by one or more of the Permitted Shareholders;

(iii)	for the purpose of this sub-paragraph (p):

(A)	control means the acquisition or control of more than 50% of the voting rights of the issued share capital of the relevant entity or the right to appoint and/or remove all or the majority of the members of the relevant entity’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise; and

(B)	Permitted Shareholders means Songyi Zhang, Tammy Mui and Zhu Gongshan, provided that in relation to each of them, all authorisations in respect of the issue or transfer of the shares between them have been obtained, complied with and are in full force and effect;

(q)	any illegality, repudiation, default, invalidity, unenforceability, cancellation, termination or notice of termination or material amendment or waiver of (other than by reason of full performance or expiry thereof in accordance with its terms) any Business Contract (as defined in Condition 5.15) occurs and (in the case of any Business Contract other than any Business Contract in relation to any intellectual property rights) if capable of remedy:

(i)	the Issuer fails, within 30 days of becoming aware of such circumstances to procure the execution of a substitute agreement on substantially the same terms as the affected Business Contract and with a commercially qualified party which is acceptable to the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)); or

(ii)	is not otherwise remedied within 30 days of the Issuer becoming aware of such circumstances;

(r)	any authorisation, action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in respect of the Project is not obtained, effected, in full force, taken, fulfilled or done to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect;

(s)	any event of default (howsoever described) occurs under the U.S.$60,000,000 Floating Rate Secured Exchangeable Bonds due 2009 by Happy Genius (the Exchangeable Bonds) (if issued) or if the Exchangeable Bonds have been redeemed or exchanged, would have occurred had the Exchangeable Bonds remained outstanding;

(t)	any Event of Default (as defined in the Tranche B Conditions) occurs; or

(u)	any event or series of events occurs which, in the opinion of the Trustee, has or is reasonably likely to have a material adverse effect on (i) the business, operations or financial conditions of the Issuer or any of the Subsidiaries of the Issuer (either individually or taken as whole), (ii) affecting the ability of an Obligor to perform its payment obligations under the Finance Documents or (iii) affecting the validity or enforceability of any Finance Document.

For the purpose of this Condition 12 business days shall mean a day other than a Saturday or Sunday on which banks are open for business in Hong Kong.

13.	Prescription

Claims in respect of amounts due in respect of the Bonds will become prescribed unless made within 10 years (in the case of principal) and five years (in the case of interest or premium (if any)) from the relevant date (as defined in Condition 10) in respect thereof.

14.	Enforcement

The Trustee may, at any time at its sole discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Bonds and/or any other Finance Document and/or at any time after the Security shall become enforceable to enforce the same in accordance with the Security Documents, but it will not be bound to take any such proceedings or any other action under the Trust Deed, the Bonds and/or any Security Documents unless (a) it shall have been so directed by an Extraordinary Resolution and (b) it shall have been indemnified and/or secured to its satisfaction. No Bondholder will be entitled to proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

15.	Meetings of Bondholders, Modification and Waiver

15.1	Meetings

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Bonds or the provisions of the Trust Deed or the Security Agreement. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing over 50 per cent, in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the due date for any payment in respect of the Bonds, (ii) to reduce or cancel the amount of principal, premium (if any), interest or Equivalent Amount payable in respect of the Bonds, (iii) to change the currency of payment of the Bonds, (iv) to modify or cancel the Security, or (v) to modify the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than 66 per cent., or at any adjourned such meeting not less than 33 per cent, in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 66 2/3 per cent, of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Extraordinary Resolution. The Trust Deed contains provisions for convening a single meeting of the holders of the Tranche B Bonds and the holders of the Bonds of the Issuer in certain circumstances.

15.2	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification (except as mentioned in Condition 15.1 above) to, or the waiver or authorisation of any breach or proposed breach of, the Bonds, the Agency Agreement, the Trust Deed or any Security Document which is in its opinion proper to make if, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Bondholders or (ii) any modification to the Bonds, the Agency Agreement, the Trust Deed or any Security Document which, in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or (to the satisfaction of the Trustee) proven error to comply with mandatory provisions of law or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders). Any such modification, waiver, authorisation or determination will be binding on the Bondholders and, unless the Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Bondholders as soon as practicable thereafter.

16.	Interests of Bondholders

In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, authorisation, waiver, determination or substitution) the Trustee shall have regard to the general interests of the holders of the Tranche B Bonds and the holders of the Tranche B Bonds (or holders of the Tranche B Bonds or holders of the Tranche B Bonds affected thereby) as a class but shall not have regard to any interests arising from circumstances particular to individual holders of the Tranche A Bonds or Tranche B Bonds (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual holders of Tranche A Bonds or Tranche B Bonds (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any holder of Tranche A Bonds or Tranche B Bonds be entitled to claim, from the Issuer or the Trustee or any other person, any indemnification or payment in respect of any tax consequences of any such exercise upon individual holders of Tranche A Bonds or Tranche B Bonds except to the extent provided for in Condition 10 and/or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

17.	Replacement of Certificates

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or any Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer and such Agent may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

18.	Agents

The names of the initial Agents and the Registrar and their specified offices are set out below. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Agent or the Registrar and to appoint additional or other Agents or a replacement Registrar. The Issuer will at all times maintain (a) a Principal Agent, (b) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform, to such Directive, and (c) a Registrar which will maintain the register of Bondholders outside the United Kingdom and Hong Kong. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Registrar and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Bondholders and in any event not less than 45 days’ notice will be given.

19.	Notices

All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the Register of Bondholders maintained by the Registrar or published in a leading newspaper having general circulation in Hong Kong or, if such publication shall not be practicable, in an English language newspaper of general circulation in Asia. Any such notice shall be deemed to have been given on the date of such publication or, as the case may be, the seventh day after being so mailed.

Notices to be given by any Bondholder shall be in writing and given by lodging the same, together with the relative Certificate, with the Registrar, of if the Certificates are held in a clearing system, may be given through the clearing system in accordance with its standard rules and procedures.

20.	Indemnification

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified and/or secured to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

21.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds or any provision of the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

22.	Governing Law and Submission to Jurisdiction

The Bonds, the Trust Deed, the Agency Agreement and the Issuer Security Agreement are governed by, and shall be construed in accordance with, the laws of England. The AST (HK) Security Agreement and the AST (HK) Share Mortgage are governed by, and will be construed in accordance with, the laws of Hong Kong. The Equity Pledge Agreement is governed by, and will be construed in accordance with, the laws of the PRC. In relation to any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds (together referred to as Proceedings), the Issuer has in the Trust Deed irrevocably submitted to the non-exclusive jurisdiction of the courts of England and in relation thereto, and the Issuer has appointed Brandmine 3 Limited at 8 Lower John Street, Golden Square, London W1F 9AU, England, as agent for service of process in England. The Trustee and the Bondholders may take any Proceedings against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

SCHEDULE 1

FINANCIAL INDEBTEDNESS

CONTINGENT FINANCIAL INDEBTEDNESS

Debtor	Creditor	Facility Type	Facility Document	Contingent Amounts	Guarantee/Security
The Company	The Preference Shareholders (as defined in Condition 6.27(c))	US$20 million Series A Convertible Preferred Shares of the Company	Share Purchase Agreement, Preferred Share Rights Agreement and Investor Rights Agreement dated August 29, 2007	150% of the purchase price of the Series A Convertible Preferred Shares of the Company upon exercise of certain put rights	None

PRINCIPAL PAYING AND TRANSFER AGENT

DEUTSCHE BANK AG, HONG KONG BRANCH

55th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

REGISTRAR

DEUTSCHE BANK LUXEMBOURG S.A.

2, Boulevard Konrad Adenauer

L-1115

Luxembourg

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

(Please Print or Typewrite Name and Address of Transferee)

U.S.$             principal amount of the Bonds in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:

U.S.$ account number:

For the account of:

Dated:

Certifying Signature

Name:

Notes:

(i)	A representative of the Bondholder should state the capacity in which he signs, e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or the Registrar may require.

PART 2

FORM OF TRANCHE B DEFINITIVE CERTIFICATE

On the front:

Amount	ISIN	Common Code	Certificate Number
	[—]	[—]

ASIA SILICON TECHNOLOGY HOLDINGS INC.

(Incorporated with limited liability in the Cayman Islands)

Tranche B U.S.$40,000,000

Floating Rate Secured Convertible Bonds due 2009

THE BONDS EVIDENCED HEREBY (THE “BONDS”) AND THE SHARES OF ASIA SILICON TECHNOLOGY HOLDINGS INC. TO BE ISSUED UPON CONVERSION OF THE BONDS (THE “SHARES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY OTHER REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT: (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE BONDS OR THE SHARES AND IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE LAW. THE SHARES MAY NOT BE DEPOSITED INTO ANY DEPOSITARY FACILITY MAINTAINED BY ANY DEPOSITARY BANK UNLESS AND UNTIL SUCH TIME AS THE SHARES ARE NO LONGER “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(A)(3) UNDER THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THE BONDS OR THE SHARES TO BE ISSUED UPON CONVERSION OF THIS SECURITY. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE BONDS EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted above, are in registered form and form part of a series designated as specified in the title (the Bonds) of Asia Silicon Technology Holdings Inc. (the Issuer) and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the Conditions) set out on the reverse hereof.

The Issuer hereby certifies that [—] of [—] is, as at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of U.S.$[—] ([—] U.S. dollars). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions.

The Bonds in respect of which this Certificate is issued are convertible into fully-paid ordinary shares (for the time being of par value U.S.$[—] each) of the Issuer subject to and in accordance with the Conditions and the Trust Deed.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

The Certificate is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this Certificate to be signed on its behalf.

Dated [—] 200[—]

ASIA SILICON TECHNOLOGY HOLDINGS INC.

By:

Director/Authorised Signatory

Certificate of Authentication

Certified that the above-named holder is as at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds with identifying numbers:

DEUTSCHE BANK LUXEMBOURG S.A. as Registrar

(without warranty, recourse or liability)

By:

Authorised Signatory

Dated:

TERMS AND CONDITIONS OF THE BONDS

The following other than the words in italics is the text of the terms and conditions of the Bonds which will appear on the reverse of each of the Certificates evidencing the Bonds:

The issue of the Tranche B U.S.$40,000,000 aggregate principal amount of Floating Rate Secured Convertible Bonds due 2009 (the Bonds) of Asia Silicon Technology Holdings Inc. (the Issuer), and the creation of the Security (as defined in Condition 1.5), was authorised by a resolution of the board of directors of the Issuer passed on 5 September 2007. The Bonds are constituted by a trust deed dated 10 September 2007 (the Trust Deed) made between the Issuer, DB Trustees (Hong Kong) Limited as trustee for the holders of the Bonds (the Trustee, which term shall, where the context so permits, include all other persons or companies for the time being acting as trustee or trustees under the Trust Deed) and DB Trustees (Hong Kong) Limited as security agent for the Secured Parties (the Security Agent) and are subject to the paying and conversion agency agreement dated 10 September 2007 (the Agency Agreement) entered into between the Issuer, the Trustee, Deutsche Bank AG, Hong Kong Branch as principal paying, conversion and transfer agent (the Principal Agent) and Deutsche Bank Luxembourg S.A. as registrar (the Registrar) and the other paying, conversion and transfer agents appointed under it (each a Paying Agent, Conversion Agent, Transfer Agent and together with the Registrar and the Principal Agent, the Agents) relating to the Bonds. References to the Principal Agent, Registrar and Agents below are references to the principal agent, registrar and agents for the time being for the Bonds. The statements in these terms and conditions of the Bonds (these Conditions) include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement. Unless otherwise defined, terms used in these Conditions have the meanings specified in the Trust Deed, the Security Agreement dated 10 September 2007 (the Issuer Security Agreement) between the Issuer and the Security Agent and the other Finance Documents (as defined in the Trust Deed) other than the Subscription Agreement. Copies of the Trust Deed, the Agency Agreement, the Issuer Security Agreement and the other Finance Documents are available for inspection during normal business hours at the registered office of the Trustee being as at the date hereof at 55th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong and at the specified offices of each of the Agents. The Bondholders are bound by, and are deemed to have notice of, all the provisions of the Trust Deed, the Agency Agreement, the Issuer Security Agreement and the other Finance Documents applicable to them.

The owners shown in the records of Euroclear Bank, S.A./N. V., as operator of the Euroclear System (Euroclear), Clearstream Banking, société anonyme (Clearstream, Luxembourg) of book-entry interests in Bonds are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1.	Status and Security

1.1	Subject as provided in this Condition 1 and Condition 6, the Bonds constitute direct, unsubordinated, unconditional and secured obligations of the Issuer and shall at all times rank pari passu without any preference or priority among themselves.

1.2	The Issuer has credited to an account (the Interest Reserve Account) in the name of the Issuer with Deutsche Bank AG, Hong Kong Branch and more particularly described in the Issuer Security Agreement the sum of U.S.$4,200,000 out of the proceeds of the issue of the Bonds and the Tranche A Bonds. Pursuant to the Issuer Security Agreement, the Interest Reserve Account is charged to the Security Agent as security for all amounts payable on the Bonds and all other moneys payable by the Issuer or AST (HK) to the Secured Parties under the Trust Deed, the Issuer Security Agreement and the other Finance Documents. Pursuant to the Issuer Security Agreement, such moneys, once deposited, may only be withdrawn from the Interest Reserve Account by the Issuer and released from the security constituted by the Issuer Security Agreement in accordance with the Issuer Security Agreement. If and to the extent that such moneys are not released from the Interest Reserve Account as aforesaid by the Maturity Date (as defined in Condition 10.1), the Bondholders shall have the right to require such moneys to be applied in redeeming their Bonds pursuant to Condition 10.

1.3	The Issuer has credited to an account (the Escrow Account) in the name of the Issuer with Deutsche Bank AG, Hong Kong Branch and more particularly described in the Issuer Security Agreement the remainder of the proceeds of the issue of the Bonds and the Tranche A Bonds (after deducting the funds credited into the Interest Reserve Account). Pursuant to the Issuer Security Agreement, the Escrow Account is charged to the Security Agent as security for all amounts payable on the Bonds and all other moneys payable by the Issuer or AST (HK) under the Trust Deed, the Issuer Security Agreement and the other Finance Documents. Such moneys may only be withdrawn from the Escrow Account for the purposes set out in Condition 6.21(a)(ii) to 6.21(a)(v) and in accordance with the procedures set forth in the Issuer Security Agreement and subject to all of the conditions set forth in the Issuer Security Agreement being satisfied, provided that if and to the extent that such moneys standing to the credit of the Escrow Account are not so released from the Escrow Account by the Maturity Date (as defined in Condition 10.1), the Bondholders shall have the right to require such moneys to be applied in redeeming their Bonds pursuant to Condition 10.

1.4	The Bonds will have the benefit of the Security (as defined in Condition 1.5) as security for all amounts payable on the Bonds and all other moneys payable by the Issuer or AST (HK) to the Secured Parties under the Trust Deed, the Issuer Security Agreement and the other Finance Documents. On the Issue Date, the Issuer will (simultaneously with the issue of the Bonds) issue the Tranche A Bonds (as defined in the Trust Deed). The Tranche A Bonds will have the benefit of the same security as the Bonds, and the payment obligations of the Issuer under the Bonds shall at all times rank at least equally with its payment obligations under the Tranche A Bonds. The Security Agent or its nominee will hold the Security for the benefit of the Bondholders and the holders of the Tranche A Bonds pursuant to the provisions of the Trust Deed.

1.5	The security constituted by the Security Documents (the Security) shall become immediately enforceable if an Event of Default occurs, following which the Security Agent may, but shall not be bound (except as provided in Condition 15 and provided it has been indemnified and/or secured to its satisfaction) to take such proceedings or other action as it shall, in its discretion, think fit to enforce the Security (or any part thereof) and the provisions of the Trust Deed and the Security Documents. The Trust Deed and the Security Documents provide that the net proceeds resulting from the enforcement of the Security, after the remuneration of the Trustee and/or any Appointee, the Security Agent and any Receiver, and the Agents and all their respective costs, charges, liabilities and expenses and any taxes and other amounts required to be paid prior to any such application, be applied pro rata in meeting claims of any Bondholders or holders in respect of the Tranche A Bonds whose Bonds or, as the case maybe, Tranche A Bonds are then outstanding.

2.	Form and Denomination

2.1	The Bonds are issued in registered form in the denomination of U.S.$100,000 each and integral multiples of U.S.$1,000 (referred to as the principal amount of a Bond) in excess thereof (the authorised denomination). A Bond certificate (each a Certificate) will be issued to each Bondholder in respect of its registered holding of Bonds. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the Register (as defined in Condition 4.1) which the Issuer will procure to be kept by the Registrar.

2.2	Each Bond will entitle its registered holder, following the occurrence of a Complying IPO (as defined in Condition 8), to convert such Bond into Shares (as defined in Condition 8.1(d)) as described in Condition 8.

Pursuant to a registration rights agreement dated on or about the Issue Date between the Issuer, Mandra Materials Limited, Deutsche Bank AG and the Subsequent Shareholders named therein (the Registration Rights Agreement), the Issuer is required to effect registration in respect of the Shares under the Securities Act (as defined in Condition 6.28) at the time and in a manner set out in the Registration Rights Agreement. The transferability of the Shares are subject to the restrictions set out in the Registration Rights Agreement and the Securities Act.

3.	Title

Title to the Bonds passes only by registration in the Register (as defined in Condition 4.1). The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions Bondholder and (in relation to a Bond) holder mean the person in whose name a Bond is registered.

4.	Transfers of Bonds; Issue of Certificates

4.1	Register

The Issuer will cause to be kept at the specified office outside the United Kingdom and Hong Kong of the Registrar and in accordance with the terms of the Agency Agreement a register on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers of the Bonds (the Register). Each Bondholder shall be entitled to receive only one Certificate in respect of its entire holding of Bonds.

4.2	Transfer

Upon the terms of, and subject to, the Conditions and the terms of the Trust Deed and the Agency Agreement, a Bond may be transferred in whole or in part in the authorised denominations, provided that at the time of the transfer of that Bond, the holder of that Bond must also (i) transfer the Tranche A Bond held by it to the same transferee in the same proportion as that for the Bond (or any part of it) being transferred and (ii) assign to the transferee the rights of the holder of that Bond under the Registration Rights Agreement in respect of that Bond, and provided further that so long as no Event of Default is subsisting, a Bond may not be transferred, without the prior consent of the Issuer, to a person specified in a letter dated the Issue Date addressed by the Issuer to, and accepted by, the Manager in respect of this Condition 4.2. A Bond may be transferred by delivery of the Certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of the Registrar or any of the Agents. No transfer of a Bond will be valid unless and until entered on the Register.

4.3	Delivery of New Certificates

(a)	Each new Certificate to be issued upon a transfer of Bonds will, within five business days of receipt by the Registrar or, as the case may be, any Transfer Agent or other relevant Agent of the duly completed form of transfer endorsed on the relevant Certificate, be made available for collection at the specified office of the Registrar, such Transfer Agent or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds and at the Issuer’s expense to the address specified in the form of transfer.

(b)	Where only part of a principal amount of the Bonds (being that of one or more Bonds) in respect of which a Certificate is issued is to be transferred, exchanged or converted, a new Certificate in respect of the Bonds not so transferred, exchanged or converted will, within five business days of receipt of the original Certificate by the Registrar or other relevant Agent, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred and at the Issuer’s expense to the address of such holder appearing on the Register.

(c)	For the purposes of this Condition 4, business day shall mean a day other than a Saturday or Sunday on which banks are open for business in Hong Kong and the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer) or the Agent with whom a Certificate is deposited in connection with a transfer is located.

4.4	Formalities Free of Charge

Registration of transfer of Bonds will be effected without charge by or on behalf of the Issuer or any of the Agents, but upon payment (or the giving of such indemnity as the Issuer or any of the Agents may require) in respect of any taxes or other governmental charges which may be imposed in relation to such transfer.

4.5	Closed Periods

No Bondholder may require the transfer of a Bond to be registered: (i) during the period of fifteen days ending on (and including) the dates for payment of any principal or premium (if any) pursuant to these Conditions; (ii) from 15 days prior to the date of the prospectus in respect of a Complying IPO until the IPO Date (as defined in Condition 8) or (iii) during the period of seven days ending on (and including) the record date (as defined in Condition 9.1), each such period being a Closed Period. The Issuer shall give at least 30 days’ notice to the Trustee and the Bondholders of the date specified in sub-paragraph (ii) of the foregoing.

4.6	Regulations

All transfers of Bonds and entries on the register of Bondholders will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (at the Issuer’s expense) by the Registrar to any Bondholder upon request.

5.	Representations

5.1	Representations and warranties

The representations and warranties set out in this Condition 5 are made by the Issuer to each Finance Party.

5.2	Status and power and authority

(a)	Each of the Issuer and its Subsidiaries is a limited liability company duly incorporated and validly existing under the laws of the Cayman Islands (in the case of the Issuer) and the relevant jurisdiction of incorporation (in the case of each Subsidiary) with full power and authority to own its assets and conduct its business presently carried on by it and is lawfully qualified to do business, and has all permits, licences and other authorisations required, in each jurisdiction in which business is conducted by it and has been operating its business pursuant to and in compliance with the terms of all such permits, licences and other authorisations (but in the case of Opco only where failure to comply with any of the foregoing would have or would be reasonably likely to have a Material Adverse Effect).

(b)	The Issuer has full power and authority, and is able lawfully, to enter into and perform its obligations under, and has taken all necessary action to authorise the entry into and performance of its obligations under, the Finance Documents to which it is a party.

5.3	Legal validity

The Finance Documents to which the Issuer is a party have been duly authorised by the Issuer, have been duly executed and delivered by the Issuer and each Finance Document to which the Issuer is a party constitutes valid and legally binding obligations of the Issuer, enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally.

5.4	Taxation on payments

As at the Issue Date, all payments of principal, premium (if any) and interest in respect of the Bonds, and all payments by an Obligor under the Finance Documents to which it is a party, may be made free and clear of, and without withholding or making any deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature.

5.5	Stamp duty

As at the Issue Date, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessment or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind in connection with the creation, issue, offering or sale of the Bonds or the execution or delivery of the Finance Documents, except in the case of the Issuer, if any of the Finance Documents to which it is a party is executed in, brought into or produced before a court in the Cayman Islands.

5.6	Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents and the issue of any Shares on conversion of the Bonds have been obtained or effected (as appropriate) and are in full force and effect.

5.7	Non-conflict

The entry into and performance of the Finance Documents to which the Issuer is a party, the issue of the Bonds and any Shares to be issued on conversion of the Bonds, the use of the proceeds from the issue of the Bonds as described in Condition 6.21, the carrying out of the other transactions contemplated by the Finance Documents to which the Issuer is a party and compliance with their terms do not and will not (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Issuer, or any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which any of them or any of their respective properties is bound, or (b) infringe any applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Issuer, any of its Subsidiaries or any of their respective affiliates or any of their respective properties.

5.8	Contingent liabilities

There are no outstanding guarantees or contingent payment obligations of any member of the Group in respect of indebtedness of third parties.

5.9	Off-balance sheet arrangements

Neither the Issuer nor any of its Subsidiaries are engaged in, party to, or have any material off-balance sheet transactions, arrangements, and obligations; and neither the Issuer nor any of its Subsidiaries has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Issuer or any of its Subsidiaries, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Issuer or any of its Subsidiaries or the availability thereof or the requirements of the Issuer or any of its Subsidiaries for capital resources.

5.10	Internal accounting controls

Each of the Issuer and its Subsidiaries maintains systems of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorisations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorisation; (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (e) each of the Issuer and its Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity; and the current management information and accounting control system of each of the Issuer and its Subsidiaries has been in operation since 30 June 2007 during which neither the Issuer nor any Subsidiary has experienced any material difficulties with regard to (a) through (e) above.

5.11	Title

(a) Each of the Issuer and its Subsidiaries has good and marketable title to all real property and other property and assets owned by it and any rights or interests thereto (including, in relation to AST (HK), at least 64% of the total equity interest in Opco) and the Issuer or the relevant Subsidiary, as the case maybe, has received all necessary authorisations in order to have good and marketable title to the foregoing property and assets, including without limitation, approvals relating to the evaluation, acquisition and perfection of title and any building ownership certificate upon completion of construction of any building for the Project (as defined in Condition 6.28), (b) and, except as permitted under these Conditions, there are no charges, liens, encumbrances or other security interests or third party rights or interests, conditions, planning consents, orders, regulations, defects or other restrictions affecting any of such property and assets of the Issuer and its Subsidiaries that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, and (c) where any such property and assets are held under lease by the Issuer or any of its Subsidiaries, each such lease is a legal, valid and binding lease enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally with no exceptions that would interfere with the use made or to be made thereof by them where failure to comply with any of the foregoing would have or would be reasonably likely to have a Material Adverse Effect.

5.12	Litigation

There are no current litigation, arbitration or administrative proceedings against or affecting the Issuer or any of its Subsidiaries or any of their properties which, if adversely determined, would or are reasonably likely to individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the issue of the Bonds and, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, no such litigation, arbitration or administrative proceedings are pending, threatened or contemplated.

5.13	Labour disputes

No labour dispute with the employees of the Issuer or any of its Subsidiaries exists or, is imminent, in each case that might have a Material Adverse Effect.

5.14	Intellectual property rights

Each of the Issuer and its Subsidiaries owns or possesses, and can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, intellectual property rights) necessary to conduct the business now operated by it or to be operated by it, or presently employed or to be employed by it, (including, in the case of Opco, any patent licensed to it under the South-East Licensing Agreement (as defined in Condition 5.30)), has taken all action (including payment of fees and registration of interest) required to maintain the intellectual property rights, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if adversely determined, would or are reasonably likely to individually or in the aggregate have a Material Adverse Effect.

5.75	Business Contracts

All contracts, agreements, leases and instruments (excluding in each case non-legally binding memorandum of understandings and other similar documents) (the Business Contracts) to which the Issuer or any of its Subsidiaries is a party or otherwise bound and which are material to the Project (as defined in Condition 6.28), the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer and its Subsidiaries (including without limitation, in relation to Opco, its raw material supply contracts, its off-take contracts, its licensing contracts in relation to intellectual property rights, its electricity and water supply agreements, its technical service agreement and its engineering, procurement and construction contracts) are valid and are in full force and effect and constitute legal, valid and binding obligations of the parties thereto, and are enforceable in accordance with their respective terms. No member of the Group has any knowledge of any notice or threat to terminate any such Business Contracts. No party to any Business Contract (in the case only of a party who is not a member of the Group, to the best of the Issuer’s knowledge) is in material default in complying with any of its provisions, and no condition or event or fact exists which, with notice, lapse of time or both, would constitute a default thereunder on the part of the Issuer or any of its Subsidiaries, as the case may be.

5.16	Due diligence

(a)	All information supplied or disclosed in writing including, without limitation, the answers and documents provided to the Finance Parties (and any new or additional information serving to update or amend such information supplied or disclosed by, or on behalf of, any member of the Group to the Finance Parties or the legal and other professional advisers to the Finance Parties) is true and accurate in all material respects and not misleading in any material respect in each case as at the date of its provision and all forecasts and estimates relating to the Issuer and its Subsidiaries so supplied or disclosed have been made after due, careful and proper consideration, are based on reasonable assumptions and represent reasonable and fair expectations honestly held based on facts known to such persons (or any of them).

(b)	As at the Issue Date, there has been no development or occurrence relating to the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer or the Issuer and its Subsidiaries either individually or taken as a whole since the date of the Subscription Agreement.

(c)	As at the Issue Date, the Issuer has disclosed all information regarding the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer and the Issuer and its Subsidiaries taken as a whole, which is relevant and material in relation to the Issuer and the Issuer and its Subsidiaries either individually or taken as a whole, in the context of the issuance and sale of the Bonds.

5.17	Ownership of Opco

None of the joint venture parties holding equity interest in Opco is directly or indirectly owned or controlled by the PRC government.

5.18	No default

(a)	No Event of Default or Potential Event of Default is continuing or will result from the entry into of, or the performance of any transaction contemplated, by any Finance Document.

(b)	No other event is outstanding which constitutes a default under any document which is binding on the Issuer or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

5.19	OFAC

Neither the Issuer nor any of its Subsidiaries nor, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, any director, officer, agent, employee, shareholder or other affiliate of the Issuer or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC).

5.20	FCPA

Neither the Issuer nor any of its Subsidiaries nor, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the FCPA); or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA.

5.21	Anti-money laundering

The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in each of the jurisdictions in which the Issuer and its Subsidiaries are incorporated and, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, of all jurisdictions in which the Issuer and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, Money Laundering Laws) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to Money Laundering Laws is pending and, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, no such actions, suits or proceedings are threatened or contemplated.

5.22	Financial statements

The financial statements (other than any monthly management accounts) of each member of the Group delivered to the Trustee and the Bondholders under these Conditions:

(a)	have been prepared in accordance with PRC GAAP (in the case of Opco) or US GAAP (in the case of any other member of the Group), consistently applied; and

(b)	(if audited) give a true and fair view of or (if unaudited) fairly represent the financial condition (consolidated, if applicable) of that member of the Group as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.

5.23	No material adverse change

There has been no material adverse change in the consolidated financial condition of the Issuer since the date to which the latest financial statements of the Issuer delivered to the Trustee under these Conditions were drawn up.

5.24	Immunity

(a)	The entry into by each Obligor of each Finance Document to which it is a party constitutes, and the exercise by each Obligor of its rights and performance of its obligations under each Finance Document to which it is a party will constitute, private and commercial acts performed for private and commercial purposes.

(b)	No Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Documents.

5.25	Jurisdiction/governing law

The Issuer’s:

(a)	irrevocable submission under the Finance Documents to the jurisdiction of the English courts or the Hong Kong courts, as the case may be;

(b)	agreement that the Finance Documents are governed by English law or Hong Kong law, as the case may be; and

(c)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation.

5.26	Authorised share capital

The Issuer has an authorised share capital as disclosed to the Trustee and all of the issued shares (or shares committed under any option or other rights) of the Issuer have been duly and validly authorised and issued and are fully paid and non-assessable.

5.27	Compliance with PRC laws

(a)	On the Issue Date, to the best of its knowledge:

(i)	in respect of each of the Issuer and AST (HK), as from the date of its incorporation, none of its shareholders is a PRC Resident or (except for AST (HK)) a Shareholder of Opco;

(ii)	all authorisations required under PRC laws, including but not limited to the M&A Regulations and Circular 75, in connection with the acquisition by AST (HK) of 64% of the equity interest in Opco have been obtained or effected, and are in full force and effect;

(iii)	in respect of each of the Issuer and AST (HK), all shareholders have obtained, completed and maintained in full force and effect all authorisations required under PRC laws, including but not limited to the M&A Regulations and Circular 75, in connection with the establishment of the Issuer or, as the case may be, AST (HK) and its shareholding therein and any matters relating thereto; and

(iv)	Opco has lawfully obtained, pursuant to proper procedures and on the basis of true, accurate and complete representations made to the relevant local branch of the State Administration of Foreign Exchange, and has maintained in full force and effect a foreign exchange registration certificate issued by the relevant branch of the State Administration of Foreign Exchange.

(b)	For the purpose of this Condition 5.27,

(i)	Circular 75 means Circular (2005) No. 75 issued on 21 October 2005 by the State Administration of Foreign Exchange of the PRC;

(ii)	M&A Regulations means the “Regulations regarding the Acquisition of Domestic Enterprises by Foreign Investors” promulgated on 8 August 2006 by the Ministry of Commerce, State Assets Supervision and Administration Commission, State Administration of Taxation, State Administration of Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange;

(iii)	PRC Resident has the meaning given to it in Circular 75 and in the Implementation Rules 106 issued on 29 May 2007 by the State Administration of Foreign Exchange of the PRC; and

(iv)	Shareholder in relation to a company means any person directly or indirectly holding equity interest in that company, whether by way of shareholding, acquisition, trust, proxy holding, repurchase, voting right, equity transfer right, equity purchase right or otherwise.

5.28	Payment of tax

(a)	(i)	Each of the Issuer and its Subsidiaries has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (A) payment is being contested in good faith, (B) it has maintained adequate reserves for those taxes and (C) payment can be lawfully withheld);

(ii)	each of the Issuer and its Subsidiaries is not materially overdue in the filing of any Tax returns; and

(iii)	no claims are being or are reasonably likely to be asserted against the Issuer or any of its Subsidiaries with respect to Taxes,

in each case which has or is reasonably likely to have a Material Adverse Effect.

(b)	For the purpose of this Condition 5.28,

(i)	Government Agency means any applicable government or any governmental, semi-governmental or judicial entity or authority. It also includes any applicable self-regulatory organisation established under stature or any stock exchange; and

(ii)	Tax includes any tax, levy, impost, deduction, charge, rate, duty or withholding which is levied or imposed by a Governmental Agency, and any related interest, penalty, charge, fee or other amount.

5.29	Times for making representations and warranties

(a)	The representations and warranties set out in this Condition 5 are made by the Issuer on the Issue Date.

(b)	Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty (other than the representation and warranty set out in Condition 5.4, 5.5, 5.6, and 5.16) is deemed to be repeated by the Issuer on the first day of each Interest Period (as defined in Condition 7.1(a)).

(c)	When a representation and warranty in Condition 5.18 (No default) is repeated on the first day of an Interest Period (other than the first Interest Period), the reference to a Potential Event of Default will be construed as a reference to an Event of Default.

(d)	When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

5.30	Interpretation

For the purpose of this Condition 5 and Condition 6:

(a)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(b)	Material Adverse Effect means a material adverse effect on:

(i)	the business, prospects or financial condition of the Issuer, any of its Subsidiaries or the Issuer and its Subsidiaries as a whole;

(ii)	the ability of an Obligor to perform its obligations under any Finance Documents;

(iii)	the validity or enforceability of any Finance Documents; or

(iv)	any right or remedy of a Finance Party in respect of a Finance Document;

(c)	PRC GAAP means generally accepted accounting principles in the PRC.

(d)	South-East Licensing Agreement means the patent licensing agreement dated 8 August 2007 between as licensor and Opco, pursuant to which Opco is granted a patent license on substantially the following terms:

(i)	for reaching the first 1,500 tonnes of production capacity – no licensing fee;

(ii)	for reaching the second 1,500 tonnes of production capacity – one time Renminbi 5,000,000 license fee;

(iii)	for reaching the following 6,000 tonnes of production capacity – one time Renminbi 20,000,000 license fee; and

(iv)	for reaching the next following 6,000 tonnes of production capacity – one time Renminbi 20,000,000 license fee;

(e)	U.S. means the United States of America; and

(f)	US GAAP means generally accepted accounting principles in the U.S.

6.	Covenants

6.1	General

(a)	The Issuer agrees to be bound by the covenants set out in this Condition 6 relating to it and, where the covenants is expressed to apply to any of its Subsidiaries or the Obligors, the Issuer shall ensure that each such Subsidiary or Obligor performs that covenant.

(b)	Any obligation of the Issuer under this Condition 6 remains in force for so long as any of the Bonds remains outstanding or any other payment obligation of an Obligor is or may be outstanding under any Finance Documents.

6.2	Pari passu ranking

The Issuer shall ensure that the payment obligations of the Obligors under the Finance Documents at all times rank at least pari passu with all its other present and future senior secured payment obligations and senior to all its present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

6.3	Negative Pledge

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), create or allow to exist any Encumbrance on any of its assets.

(b)	None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)):

(i)	sell, transfer or otherwise dispose of any of its assets on terms where it is or maybe leased to or re-acquired or acquired by the Issuer, any of its Subsidiaries or any of its or their related entities;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) do not apply to:

(i)	any lien arising by operation of law and in the ordinary course of business;

(ii)	any Encumbrance entered into pursuant to a Finance Document;

(iii)	any Encumbrance by Opco over its assets securing any Financial Indebtedness permitted under Condition 6.5(b)(iv); and

(iv)	in the case of Opco, any Encumbrance over its assets (other than any intellectual property rights (as defined in Condition 5.14)) arising in respect of any judgement or award not giving rise to an Event of Default for which an appeal or other appropriate proceedings for review are being diligently pursued in good faith and in respect of which not more than forty five days have elapsed without a stay of execution in respect thereof having been granted.

6.4	Disposal

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)	Paragraph (a) does not apply to any disposal:

(i)	of assets (not being a business and not being shares, interests in real property, intellectual property rights (as defined in Condition 5.14) or rights under any Business Contracts (as defined in Condition 5.15) by Opco made in its ordinary course of business on arm’s length terms and for cash, where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other disposal by the Group, other than any permitted under sub-paragraph (ii) below) does not exceed U.S.$2,000,000 (or its equivalent in another currency or currencies) in any financial year of Opco;

(ii)	which constitutes a Strategic Sale (as defined in Condition 6.28) and the Issuer is not in breach of its obligations to pay the redemption price under Condition 10.3(b));

(iii)	which constitutes an issuance of shares by the Issuer, provided that at the time of the issuance no Event of Default occurs, or will occur as a result of the issuance, under Condition 12(p)(ii)(B); or

(iv)	which constitutes an issuance of shares by AST (HK) to the Issuer, provided that at the time of the issuance no Event of Default occurs, or will occur as a result of the issuance, under Condition 12(p)(ii)(A).

6.5	Financial Indebtedness

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), incur any Financial Indebtedness (as defined in Condition 6.28 and which includes, for the avoidance of doubt, any derivative transaction entered into in connection with protection against or to benefit from fluctuations in any rate, price, index or credit rating).

(b)	Paragraph (a) does not apply to:

(i)	any Financial Indebtedness incurred under the Finance Documents;

(ii)	any Financial Indebtedness owed by AST (HK) to the Issuer pursuant to Condition 6.21;

(iii)	any Financial Indebtedness listed in schedule 1 to these Conditions, except to the extent that the principal amount of any such Financial Indebtedness exceeds the amount stated in that schedule;

(iv)	any Financial Indebtedness incurred by Opco if, at any relevant time, the financial covenant set out in Condition 6.15 is not exceeded and will not be exceeded as a result of the incurring of such Financial Indebtedness;

(v)	any loan owing by the Issuer from any of its shareholders, if such Financial Indebtedness is subordinated to all amounts outstanding under the Finance Documents in form and substance satisfactory to the Trustee and no interest or other finance costs is payable on such loan during the period of the subordination; or

(vi)	any Financial Indebtedness permitted under Condition 6.6(b)(iii) or Condition 6.6(b)(iv).

6.6	Loans out

(a)	Except as provided below, none of the Issuer or its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), be the creditor in respect of Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	trade credit extended by Opco on normal commercial terms and in the ordinary course of its trading activities, provided that, at any time:

(A)	not more than 70% of the aggregate principal amount outstanding under such trade credit has a tenor of more than 90 days; and

(B)	not more than 30% of the aggregate principal amount outstanding under such trade credit has a tenor of more than 120 days;

(ii)	any Financial Indebtedness advanced by the Issuer to AST (HK) pursuant to Condition 6.21;

(iii)	Financial Indebtedness (other than those referred to in sub-paragraph (ii) above) advanced or to be advanced by the Issuer to AST (HK) in an aggregate principal amount not exceeding U.S.$15,009,000; and

(iv)	any Financial Indebtedness advanced or to be advanced by the Issuer to AST (HK) or Opco, or by AST (HK) to Opco, using the proceeds of any loan permitted under Condition 6.5(b)(v) or any disposal permitted under Condition 6.4(b)(iii) or Condition 6.4(b)(iv).

6.7	Change of business

The Issuer shall ensure that no substantial change is made to the general nature of the business of the Issuer or its Subsidiaries from that carried on at the Issue Date.

6.8	Mergers

None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), enter into any amalgamation, demerger, merger or reconstruction.

6.9	Acquisitions

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), make any acquisition or investment.

(b)	Paragraph (a) does not apply to:

(i)	acquisitions or investments by Opco made in the ordinary course of its business on arm’s length terms where the consideration payable (when aggregated with the consideration payable for any other acquisition or investment by the Group) does not exceed U.S.$5,000,000 (or its equivalent in another currency or currencies) in aggregate in any financial year of Opco; and

(ii)	acquisition of Cash Equivalent. For this sub-paragraph (ii), Cash Equivalent means at any time:

(A)	certificates of deposit maturing within one year after the relevant date of calculation, issued by a bank or financial institution which has a rating for its long-term debt obligations of BBB or higher by S&P or Fitch (in the case of a bank or financial institution incorporated under the laws of the PRC) or AA or higher by S&P or Fitch or Aa2 or higher by Moody’s (in the case of any other bank or financial institution) or in each case a comparable rating from an internationally recognised credit rating agency any other bank or financial institution approved by the Trustee;

(B)	any investment in marketable obligations issued or guaranteed by the government of the U.S., the United Kingdom or the PRC or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible to any other security;

(C)	open market commercial paper not convertible to any other security:

I.	for which a recognised trading market exists;

II.	issued in the U.S., the United Kingdom or the PRC;

III.	which matures within one year after the relevant date of calculation; and

IV.	which has a credit rating of either BBB by S&P or Fitch (in the case of the PRC) or A-l or higher by S&P or Fitch or P-l or higher by Moody’s;

(D)	investments accessible within 30 days in money market funds which have a credit rating of either A-l or higher by S&P or Fitch or P-l or higher by Moody’s and which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above; or

(E)	any other debt security approved by the Trustee,

in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Encumbrance (other than one arising under the Security Documents).

6.10	Environmental matters

(a)	Each of the Issuer and its Subsidiaries must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for a Finance Party.

(b)	Without prejudice to the generality of paragraph (a) above, the Issuer must ensure that Opco obtains an “Acceptance Approval for Environmental Protection of Construction Project” in relation to the Project from the Jiangsu Provincial Environmental Protection Department of the PRC within the time and in the manner required by applicable Environmental Law.

(c)	Each of the Issuer and its Subsidiaries must, promptly upon becoming aware, notify the Trustee and each Bondholder of:

(i)	any Environmental Claim current, or to its knowledge, pending or threatened; or

(ii)	any circumstances reasonably likely to result in an Environmental Claim,

which has or, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.

6.11	Insurance

Each of the Issuer and its Subsidiaries shall insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

6.12	Interest Cover

The Issuer shall ensure that Consolidated Cashflow from Operations is, at the end of each Quarterly Period ending on 31 March 2008 and thereafter, at least 4 times Consolidated Finance Costs.

6.13	Debt Service Coverage Ratio

The Issuer shall ensure that, for each Rolling Semi-Annual Period ending on 30 June 2008 and every three months thereafter, Opco Total Net Cashflow from Operations is at least 3 times Opco Total Debt Service for that Rolling Semi-Annual Period.

6.14	Leverage

The Issuer shall ensure that Consolidated Debt does not, at the end of each Quarterly Period ending 30 June 2008 and thereafter, exceed Annualised Consolidated EBITDA for that Quarterly Period by 3 times.

6.15	Debt to Equity

The Issuer shall ensure that, at the end of each Quarterly Period set out in the first column of the table below, Opco Total Debt does not exceed Opco Total Equity by the number of times set out against such date in the second column of the table below.

Quarterly Period ending	Debt to Equity Ratio
31 March 2008	2.5 times

30 June 2008 and thereafter	2 times

6.16	Limitation on Dividend and Other Payment Restrictions Affecting the Issuer’s Subsidiaries

(a)	Except as provided below, the Issuer will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any of its Subsidiaries to:

(i)	pay dividends or make any other distributions on any Capital Stock of such Subsidiary owned by the Issuer or any of its other Subsidiaries;

(ii)	pay any Financial Indebtedness or other obligation owed to the Issuer or any of its other Subsidiaries;

(iii)	make loans or advances to, or make equity investment in, the Issuer or any of its other Subsidiaries; or

(iv)	sell, lease or transfer any of its property or assets to the Issuer or any of its other Subsidiaries.

(b)	The provisions of Condition 6.16(a) do not apply to any encumbrances or restrictions:

(i)	set out in the Finance Documents;

(ii)	existing under or by reason of applicable law (including any statute, rule, regulation or government order); or

(iii)	that otherwise would be prohibited by the provision described in Condition 6.16(a)(iv) if they arise, or are agreed to in the ordinary course of business, and that (A) restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (B) exist by virtue of any Encumbrance on, or agreement to transfer, option or similar right with respect to any property or assets of the Issuer or any of its Subsidiaries not otherwise prohibited by these Conditions.

6.17	Provision of Financial Statements and Reports

The Issuer will deliver to Trustee (with sufficient copies for each Bondholder):

(a)	subject to paragraphs (e) and (f)(i) below, as soon as they are available, but in any event within one hundred and twenty days after the end of each Financial Year:

(i)	copies of the financial statements (on a consolidated basis) of the Issuer in respect of such Financial Year (including statements of income and cash flows and balance sheet) audited by the Auditors; and

(ii)	a certificate issued by the Auditors setting out the numbers (on an unconsolidated basis) in the financial statements of each of the Issuer and Opco required for the calculation of the financial covenants referred to in Conditions 6.12 to 6.15;

(b)	as soon as they are available, but in any event within ninety days after the end of each Semi- Annual Period ending on 30 June, copies of the financial statements (on a consolidated basis in the case of the Issuer and on an unconsolidated basis in the case of Opco) of each of the Issuer and Opco in respect of such Semi-Annual Period (including statements of income and cash flows and balance sheet);

(c)	as soon as they are available, but in any event within forty five days after the end of each Quarterly Period, copies of the management accounts (both on a consolidated basis and an unconsolidated basis) of the Issuer in respect of such Quarterly Period (including statements of income and cash flows and balance sheet);

(d)	as soon as they are available, but in any event within thirty days after the end of each month, copies of the management accounts of Opco in respect of such month (including statements of income and cash flows and balance sheet);

(e)	as soon as they are available, but in any event before 31 January 2008, copies of the financial statements (on a consolidated basis) of the Issuer in respect of its nine month financial period ended 30 September 2007 (including statements of income and cash flows and balance sheet) with a draft report prepared by the Auditors in respect of such financial statements;

(f)	(i)

if the same is prepared for the purpose of effecting a Complying IPO in the first Quarterly Period of 2008, as soon as they are available, but in any event before 31 March 2008, copies of the financial statements (on a consolidated basis) of the Issuer in respect of its Financial Year ended 31 December 2007 (including statements of income and cash flows and balance sheet) audited by the Auditors; and

(ii)	if a Complying IPO does not occur in the first Quarterly Period of 2008 and (i) above does not apply, as soon as they are available, but in any event before 31 March 2008, copies of the financial statements (on a consolidated basis) of the Issuer in respect of its Financial Year ended 31 December 2007 (including statements of income and cash flows and balance sheet), with a draft report prepared by the Auditors in respect of such financial statements;

(g)	(i)

commencing from the end of the first month after the Issue Date, together with each set of management account delivered under paragraph (d) above, a management report signed by a director of the Issuer relating to the Project (as defined in Condition 6.28) for that calendar month; and

(ii)	the management report referred to in sub-paragraph (g)(i) above shall specify:

(A)	construction progress;

(B)	any actual or proposed change in the work programme under any construction contracts and any other event which may delay completion of construction or commercial production;

(C)	any breach of Environmental Laws;

(D)	an operating, production and quality report; and

(E)	any other information required by the Trustee, and

(h)	promptly upon receipt, evidence of completion of capital verification in relation to the use of proceeds referred to in Condition 6.21(a)(iv).

6.18	Provision of Officer’s Certificate

The Issuer will provide to the Trustee (with sufficient copies for each Bondholder):

(a)	commencing on the Quarterly Period ending 31 March 2008 and together with each set of financial statements to be delivered under Condition 6.17, an Officer’s Certificate stating (1) the ratio and percentages of the financial covenants in Conditions 6.12 to 6.15 and establishing compliance with those Conditions as at the close of such Semi-Annual Period or Quarterly Period, as the case may be, and showing in reasonable detail the calculation of such ratio or percentages, including the arithmetic computations of each component of such ratio or percentages, (2) that having made all reasonable enquiries, to the best of the knowledge, information and belief of the signatories as at the date of the Officer’s Certificate (the Certification Date) the Issuer has complied with all its obligations under the Trust Deed and these Conditions and that no Event of Default or Potential Event of Default (each as defined in the Trust Deed) has occurred or if such an event had occurred, giving details of it;

(b)	as soon as possible and in any event within seven days after the Issuer becomes aware or should reasonably become aware of the occurrence of an Event of Default or Potential Event of Default, an Officer’s Certificate setting forth the details of the Event of Default or Potential Event of Default, as the case may be, and the action which the Issuer proposes to take with respect thereto. The Trustee may act or rely on the Officer’s Certificate without further enquiry provided by the Issuer to the Trustee pursuant to Condition 6.18 (a) and this Condition 6.18(b) and shall not be responsible for any loss, damage, cost, charge, claim, demand, expense, judgement, action, proceeding or other liability whatsoever from so acting or relying; and

(c)	upon the request of the Trustee or any Bondholder from time to time, as soon as practicable after such request is made and without undue delay, the Issuer shall supply to the Agents for inspection by the Bondholders such confirmations relating to the covenants in any of Conditions 6.12 to 6.15 as may be reasonably requested by the Trustee or any Bondholder.

6.19	Financial Year

The Issuer will not, and will procure that no member of the Group will, change its Financial Year without the approval of the Bondholders by Extraordinary Resolution.

6.20	Amendments to constitutional documents and pre-emption rights

(a)	None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)):

(i)	amend its memorandum or articles of association or other constitutional documents; or

(ii)	enter into any agreement with any of its shareholders or investors,

in a manner or to an extent which is reasonably likely in any way to have a Material Adverse Effect, and shall procure that none of its shareholders and investors may enter into any agreement amongst themselves in a manner or to an extent which is reasonably likely in any way to have a Material Adverse Effect.

(b)	Where applicable, the Issuer shall procure that all of the registered holders of shares in the Issuer agree with the Trustee to waive all pre-emption rights conferred on them (whether by the laws of the Cayman Islands, the constitutional documents of the Issuer or otherwise) in relation to the issue or conversion of Shares pursuant to these Conditions.

(c)	The Issuer shall, within 90 days after the Issue Date, deliver to the Trustee a copy of each of the following documents:

(i)	all governmental approvals, filings and other authorisations in the PRC in respect of the amendment of the constitutional documents of Opco referred to in sub-paragraph (ii) below (including the approval from Jiangsu Department of Foreign Trade and Economic Cooperation); and

(ii)	the constitutional documents of Opco which have been amended to conform Articles 5.7.2 and 7.1.2 to the provisions of the PRC regulation on Sino-foreign equity joint ventures.

6.21	Use of Proceeds

(a)	The Issuer will not use the proceeds from the sale of the Bonds and the Tranche A Bonds for any purpose other than:

(i)	first, as to U.S.$4,200,000, for funding the amount required to be deposited into the Interest Reserve Account; then

(ii)	for funding the payment of the upfront fee referred to in clause 8 of the Subscription Agreement and the costs, fees and expenses of, or payable by, the Issuer pursuant to clause 9.1 of the Subscription Agreement, including the fees and expenses of the legal, accountancy, technical and any other professional advisers engaged by the Manager in connection with the issue of the Bonds, the fees and expenses of the legal, accountancy and any other professional advisers instructed by the Issuer in connection with the creation and issue of the Bonds and the creation of each Collateral, the initial fees and expenses of the Trustee and the agents appointed under the Finance Documents and the legal fees and expenses of the Trustee’s legal counsel;

(iii)	as to U.S.$17,000,000, for on-lending to AST (HK) for payment of the balance of the purchase price by AST (HK) for its equity interest in Opco;

(iv)	as to U.S.$25,395,000, for on-lending to AST (HK) for payment of equity contribution by AST (HK) for the increase in registered capital of Opco; and

(v)	as to the remainder after application as referred to in sub-paragraphs (i) to (iv) above, for financing the general working capital requirement of the Issuer Group.

(b)	The proceeds of the sale of the Bonds and the Tranche A Bonds shall be paid into the Escrow Account after application for the purpose set out in Condition 6.21(a)(i) and the Issuer shall only be entitled to withdraw any of the net proceeds of the sale of the Bonds and the Tranche A Bonds from the Escrow Account upon the conditions set out in the Issuer Security Agreement and upon delivery to the Security Agent and the Trustee of the following documents:

(i)	evidence that the amount to be withdrawn from the Escrow Account is due and payable for the purposes specified in paragraph (a) above, including:

(A)	in the case of any withdrawal for the purpose specified in sub-paragraph (a)(ii) above, a copy of the relevant invoice or fee letter;

(B)	in the case of any withdrawal for the purpose specified in sub-paragraph (a)(iii) above,

I.	a copy certified by the Issuer of the equity transfer agreement in relation to the purchase by AST (HK) of its equity interest in Opco; and

II.	evidence that the balance of the purchase price in the amount referred to in sub-paragraph (a)(iii) above is due and payable;

(C)	in the case of any withdrawal for the purpose specified in sub-paragraph (a)(v) above,

I.	in the case of the first withdrawal for such purpose, evidence that the Issuer has complied with its obligations under Conditions 6.27(a) and 6.27(b); and

II.	a copy of the Budget (as defined in Condition 6.28); and

(ii)	(in the case of any withdrawal instructions referred to in clause 6.1(v)(i) of the Subscription Agreement) no later than noon (Hong Kong time) on the Issue Date or (in all other cases) one Business Day (being a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and Hong Kong) before the proposed date of withdrawal, an instruction to the Security Agent for withdrawal of proceeds from the Escrow Account in the form set out in the Issuer Security Agreement for application towards any of the purpose specified in paragraph (a) above duly signed by an authorised signatory of the Issuer setting out the date, amount and purpose of the withdrawal and directing payment to be made:

(A)	in the case of a payment for the purpose specified in sub-paragraph (a)(ii) above, to the account specified in the relevant invoice or fee letter;

(B)	in the case of a payment for the purpose specified in sub-paragraph (a)(iii) above to the account of AST (HK) with Hang Seng Bank Limited (account number 773- 465653-883) (the Hang Seng Account), together with a copy of the signed irrevocable payment instructions letter issued by AST (HK) to Hang Seng Bank Limited directing that the proceeds paid into the Hang Seng Account be forthwith on the same day transferred to an account of Guotai Energy Investment Joint Stock Co., Ltd. (in the case of the amount of RMB108,000,000 (or its equivalent in another currency or currencies)) and an account of Beijing Zhongneng United Recycling Energy Investment Co., Ltd. (in the case of the amount of RMB20,000,000 (or its equivalent in another currency or currencies));

(C)	in the case of a payment for the purpose specified in sub-paragraph (a)(iv) above to the Hang Seng Account (as defined in sub-paragraph (ii)(B) above), together with a copy of a signed irrevocable payment instructions letter issued by AST (HK) to Hang Seng Bank Limited directing that the proceeds paid into the Hang Seng Account be forthwith on the same day transferred to the account of Opco’s onshore capital account; and

(D)	in the case of a payment for the purpose specified in sub-paragraph (a)(v) above, to an account designated by the Issuer.

(c)	The Issuer will ensure that proceeds raised in connection with the issue of the Bonds will not directly or indirectly be lent, contributed or otherwise made available to any Person or entity (whether or not related to the Issuer) for the purpose of financing the activities of any person or for the benefit of any country at the relevant time subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC).

6.22	Pledges of Equity

The Issuer shall, and shall procure that directors of Opco appointed by AST (HK) shall take all commercially reasonable steps to:

(a)	in relation to the First Pledge of Equity:

(i)	within ten business days (as defined in paragraph (d) below) after the Escrow Release Date (as defined in Condition 6.28), deliver each of the following documents to the Trustee with respect to the First Pledge of Equity:

(A)	evidence that an application for approval of the First Pledge of Equity, together with all supporting documents for the application, have been filed with the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC, and a confirmation by the Issuer that the application has not been rejected by the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC; and

(B)	draft of a legal opinion of the external legal advisers in the PRC of the Trustee addressed to the Finance Parties in respect of the First Pledge of Equity;

(ii)	no later than the date falling 60 days after the Escrow Release Date, deliver to the Trustee a certified copy of the approval of the First Pledge of Equity by the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC;

(iii)	no later than the date falling 75 days after the Escrow Release Date, deliver to the Trustee:

(D)	evidence that an application for filing of the First Pledge of Equity, together with all supporting documents for the application, have been filed with the relevant local branch of the PRC State Administration of Industry and Commerce; and

(E)	a confirmation by the Issuer that the application referred to in sub-paragraph (iii)(A) above has not been rejected by the PRC State Administration of Industry and Commerce;

(iv)	no later than the date falling 90 days after the Escrow Release Date, deliver each of the following documents to the Trustee with respect to the First Pledge of Equity:

(A)	the approvals from each of the relevant PRC government authorities (including the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC) in respect of the First Pledge of Equity;

(B)	evidence of registration of the First Pledge of Equity with the relevant local branch of the PRC State Administration of Industry and Commerce;

(C)	evidence of recordation of the First Pledge of Equity in the shareholders’ register of Opco; and

(D)	a legal opinion of the external legal advisers in the PRC of the Trustee, addressed to the Finance Parties in respect of the First Pledge of Equity,

(b)	in relation to the Second Pledge of Equity:

(i)	within ten business days (as defined in paragraph (d) below) after the date of withdrawal permitted under Condition 6.21(a)(iv) (the Equity Contribution Date), deliver each of the following documents to the Trustee with respect to the Second Pledge of Equity:

(A)	the consent from each holder of equity interests in Opco (other than AST (HK)) (A) in respect of the Second Pledge of Equity and any agreement supplemental, ancillary or otherwise relating to the Second Pledge of Equity and (B) agreeing to the Security Agent’s exercise of its rights under the Second Pledge of Equity and such other agreements in form and substance satisfactory to the Trustee;

(B)	a copy of a resolution of the board of directors of Opco approving the terms of, and the transactions contemplated by, the Second Pledge of Equity;

(C)	the business licence of Opco amended to reflect the increase of registered capital of Opco to RMB620,000,000 and the increase of total investment of Opco to RMB1,519,720,000;

(D)	evidence that an application for approval of the Second Pledge of Equity, together with all supporting documents for the application, have been filed with the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC, and a confirmation by the Issuer that the application has not been rejected by the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC; and

(E)	a legal opinion of the external legal advisers in the PRC of the Trustee addressed to the Finance Parties in respect of the Second Pledge of Equity;

(ii)	no later than the date falling 60 days after the Equity Contribution Date, deliver to the Trustee a certified copy of the approval of the Second Pledge of Equity by the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC;

(iii)	no later than the date falling 75 days after the Equity Contribution Date, deliver to the Trustee:

(A)	evidence that an application for filing of the Second Pledge of Equity, together with all supporting documents for the application, have been filed with the relevant local branch of the PRC State Administration of Industry and Commerce; and

(B)	a confirmation by the Issuer that the application referred to in sub-paragraph (iii)(A) above has not been rejected by the PRC State Administration of Industry and Commerce;

(iv)	no later than the date falling 90 days after the Equity Contribution Date, deliver each of the following documents to the Trustee with respect to the Second Pledge of Equity:

(A)	the approvals from each of the relevant PRC government authorities (including the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC) in respect of the Second Pledge of Equity; and

(B)	evidence of registration of the Second Pledge of Equity with the relevant local branch of the PRC State Administration of Industry and Commerce;

(C)	evidence of recordation of the Second Pledge of Equity in the shareholders’ register of Opco; and

(D)	a legal opinion of the external legal advisers in the PRC of the Trustee, addressed to the Finance Parties in respect of (A) to (C) above;

(c)	provide information to the Trustee regarding, and involving the Trustee’s legal counsel in, any dealing with the relevant PRC government authorities in relation to any matters in paragraphs (a) and (b) above; and

(d)	for the purpose of this Condition 6.22, business day means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City, Hong Kong and the PRC.

6.23	Transactions with Affiliates

None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), trade or deal with any of its Affiliates, other than (i) but subject to Condition 12(p)(ii)(B), any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans not exceeding 5% in aggregate of the fully diluted share capital of the Issuer; and (ii) any loans permitted under Condition 6.5(b)(v).

6.24	Inspection

(a)	The Issuer shall, at the request of the Trustee, arrange for and allow the Finance Parties, their authorised agents, representatives, employees and professional advisers (including the Technical Consultant and the Independent Laboratory (each as defined in Condition 6.28)) to have access to and to inspect the property, plant and facilities of Opco and with minimum disturbance of normal use of that property, plant or facilities.

(b)	The Bondholders and the Trustee may at any time at the cost of the Issuer appoint a Technical Consultant and an Independent Laboratory for the inspection referred to in paragraph (a) above and, if applicable to review and verify any management report delivered under Condition 6.17(g). The Issuer shall, at the request of the Trustee, enter into an agreement for the appointment of the Technical Consultant or the Independent Laboratory in relation to the inspection referred to in paragraph (a) on terms reasonably satisfactory to the Trustee and the Issuer. Any fees of the Technical Consultant or the Independent Laboratory appointed may be funded by amounts in the Escrow Account for the purpose set out in Condition 6.21 (a)(v) and on the terms set out in Condition 6.21, but the requirement for a budget under Condition 6.21(b)(i)(C)III shall not apply.

6.25	Phase Three Project

The Issuer shall not commence the Phase Three Project (as defined in Condition 6.28) unless:

(a)	a Complying IPO has occurred;

(b)	all authorisations in respect of the Phase Three Project have been obtained and are in full force and effect; and

(c)	at the time of commencement of the Phase Three Project, the ratio set out Condition 6.14 is not exceeded and will not be exceeded as a result of the commencement of the Phase Three Project.

6.26	Exchangeable Bonds

The Issuer shall procure that Happy Genius shall use its reasonable endeavours to ensure that the EB Funding Date (as defined in Condition 8.2(b)) occurs within 30 days of the Issue Date.

6.27	Series A Investors Rights Agreement and Preferred Share Rights Agreement

(a)	The Issuer shall procure that the parties to the Series A Investors Rights Agreement execute an amendment and restatement agreement to the Series A Investors Rights Agreement (as denned in Condition 6.28) in form and substance satisfactory to the Trustee (acting on the instructions of all the Bondholders) within 7 days of the Issue Date such that the registration rights contained in the Series A Investors Rights Agreement shall be substantially similar to the registration rights granted under the Registration Rights Agreement.

(b)	The Issuer shall procure that, except as permitted under paragraph (a) above, the Series A Investors Rights Agreement shall not be amended without the prior written consent of the Trustee.

(c)	The Issuer shall, and shall procure that TB Silicon Ltd. and Benchmark Europe III, L.P. (as nominee for Benchmark Europe III, L.P., Benchmark Europe Founders’ Fund III L.P. and related individuals, acting by its manager Balderton Capital Management (UK) LLP) (together, the Preference Shareholders) shall, within 7 days of the Issue Date execute a put option subordination side letter in favour of the Trustee in respect of the First Put Right and the Second Put Right (each as defined in the Preferred Share Rights Agreement) under the Preferred Share Rights Agreement.

6.28	Interpretation

In these Conditions (except where otherwise defined):

(a)	Affiliate means, with respect to any Person, any other Person (i) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, or (ii) who is a director or officer of such Person or any Subsidiary of such Person or of any Person referred to in sub-paragraph (i) of this definition. For purposes of this definition, control (including, with correlative meanings, the terms controlling, controlled by and under common control with), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(b)	Annualised Consolidated EBITDA means, in relation to a Quarterly Period, the aggregate of Consolidated EBITDA for that Quarterly Period and for the immediately 3 preceding Quarterly Periods (those 4 Quarterly Periods being referred to as the Rolling 12 month Period), provided that in respect of the first three testing dates on 30 June 2008, 30 September 2008 and 31 December 2008, the calculation shall be made by multiplying by 4 the aggregate numbers for each Quarterly Periods in that Rolling 12 month Period starting from the Quarterly Period ending 31 March 2008 (each such Quarterly Period being a Relevant Quarterly Period) and then dividing it by the number of Relevant Quarterly Periods in that Rolling 12 month Period;

(c)	Auditors means the independent auditors (being a reputable international firm) for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants or such financial advisors as may be nominated and approved by the Trustee for the purposes of these Conditions;

(d)	Budget means the offshore working capital budget of the Group for the twelve month period from the Issue Date, broken down into quarterly periods;

(e)	Capital Stock means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock;

(f)	Common Stock means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or ordinary shares, whether or not outstanding at the Issue Date, and include, without limitation, all series and classes of such common stock or ordinary shares;

(g)	Consolidated Cashflow from Operations means, in respect of the Group for a Quarterly Period, the aggregate amount of revenue less costs of goods, operating expenses, tax payment and change in working capital, all as shown in the Relevant Financial Statements;

(h)	Consolidated Debt means the aggregate amount of Financial Indebtedness of the Group and its Subsidiaries (but excluding any Financial Indebtedness permitted under Condition 6.5(b)(v)), all as shown in the Relevant Financial Statements;

(i)	Consolidated EBIT means in relation to a Quarterly Period, the aggregate of:

(i)	the consolidated operating profits of the Group (including the results from discontinued operations) before finance costs and tax for that Quarterly Period;

(ii)	plus or minus the share of the Issuer and its Subsidiaries of the profits or losses of associates for that period (after finance costs and tax) and the share of the Issuer and its Subsidiaries of the profits or losses of any joint ventures;

adjusted by:

(iii)	taking no account of extraordinary items (whether positive or negative) but after taking into account all exceptional items (whether positive or negative);

(iv)	taking no account (to the extent otherwise included) unrealised gains or loss due to exchange rate movements;

(v)	taking no account of any material items which represent gains or losses arising on:

(A)	restructurings of the activities of an entity and reversals of any provisions for the costs of restructuring;

(B)	disposals of non-current assets;

(C)	the disposal of assets associated with discontinued operations; or

(D)	reversals of any provision;

(vi)	taking no account of any unrealised gains or losses on any derivative instrument or financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis) which is reported through the income statement;

(vii)	taking no account of any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme;

(viii)	taking no account of any expense referable to equity-settled share-based compensation of employees,

all as shown in the Relevant Financial Statements;

(j)	Consolidated EBITDA means, in relation to a Quarterly Period, Consolidated EBIT for that Quarterly Period after adding back any depreciation and amortisation and taking no account of any charge for impairment or any reversal of any previous impairment charge made in the period, all as shown in the Relevant Financial Statements;

(k)	Consolidated Finance Costs means, in relation to a Quarterly Period, all finance costs (whether paid, payable or added to principal) incurred by the Issuer and its Subsidiaries during that period calculated on a consolidated basis (but excluding any finance costs on any Financial Indebtedness permitted under Condition 6.5(b)(v)), all as shown in the Relevant Financial Statements;

(l)	Encumbrance means any mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person;

(m)	Environmental Approval means any authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Issuer or any of its Subsidiaries conducted on or from properties owned or used by the Issuer or any of its Subsidiaries;

(n)	Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law;

(o)	Environmental Law means any applicable law or regulation which relates to:

(i)	the pollution or protection of the environment;

(ii)	the harm to or the protection of human health;

(iii)	the conditions of the workplace; or

(iv)	any emission or substance capable of causing harm to any living organism or the environment;

(p)	Escrow Release Date means the business day (as defined in Condition 6.22(d)) immediately following the Issue Date or, if the proceeds of the sale of the Bonds are not available in the Escrow Account in immediately transferable funds for withdrawal on that day, the date falling two business days after the Issue Date;

(q)

Financial Indebtedness means indebtedness (other than ordinary trade indebtedness) incurred in respect of (i) money borrowed or raised from banks and other financial institutions, (ii) any bond, note, loan stock, debenture or similar instrument, (iii) acceptance credit, documentary credit or commercial paper facilities, (iv) guarantees, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts, (v) receivables sold or discounted otherwise than on a non-recourse basis, (vi) any other transaction having the commercial effect of borrowing or raising of money (including forward sale or purchase agreements) and (save in respect of the determination of “Consolidated Debt”), (vii) any share which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder of that security) or upon the happening of any event matures or is mandatorily redeemable or is redeemable at the option of its holder in whole or in part at any time; (viii) guarantees or other assurances against financial loss in respect of Financial Indebtedness of any person falling within any of (i) to (vii) above;

(r)	Financial Year means a financial year of the Issuer ending on 31 December;

(s)	Group means the Issuer and its Subsidiaries;

(t)	Happy Genius means Happy Genius Holdings Limited, a company incorporated under the laws of the British Virgin Islands (registered number 1052789) with its registered office at P.O. Box 957, Road Town, Tortola, British Virgin Islands;

(u)	Independent Laboratory means each firm of independent laboratory approved by the Trustee (acting at the direction of one or more persons holding or representing over 50 per cent. in principal amount of aggregate of the Bonds and the Tranche A Bonds for the time being outstanding) to provide, and to have the equipment and qualification to conduct sampling, testing, certification and technical opinions to the Finance Parties in relation to the Project and the quality of the polysilicon product, and includes its agents and subcontractors;

(v)	Interest Receivable means, in respect of Opco, all interest and other financing charges received or receivable by it during a Rolling Semi-Annual Period, provided that for the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008;

(w)	Issue Date means 10 September 2007;

(x)	Net Interest Payable means Unconsolidated Finance Costs in respect of Opco less Interest Receivable during the relevant Rolling Semi-Annual Period, all as shown in the Relevant Financial Statements, provided that in respect of the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008;

(y)	Opco Total Net Cashflow from Operations means, in respect of Opco for a Rolling Semi-Annual Period ending on each date on which the covenant in Condition 6.13 is tested, the aggregate amount of revenue less costs of goods, operating expenses, tax payment, change in working capital and ongoing maintenance expenditure, in each case in respect of the Quarterly Periods comprising that Rolling Semi-Annual Period, all as shown in the Relevant Financial Statements, provided that for the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008;

(z)	Opco Total Debt means, in relation to Opco, the aggregate of the Financial Indebtedness of Opco (including loans from any member of the Group or from any Affiliate of Opco), as shown in the Relevant Financial Statements;

(aa)	Opco Total Debt Service means:

(i)	Net Interest Payable for any Rolling Semi-Annual Period; plus

(ii)	Opco Total Debt which falls due for repayment during that Rolling Semi-Annual Period;

(bb)	Opco Total Equity means, in relation to Opco, the aggregate of:

(i)	the amount for the time being paid up or credited as paid up on the registered share capital of Opco; and

(ii)	the amounts for the time being standing to the credit of the consolidated capital and revenue reserves of Opco including any share premium account, capital redemption reserve fund, property valuation reserve (where the revaluation in question is in accordance with a report of a reputable professional valuer) and any net balance on the profit and loss account, all as shown in the Relevant Financial Statements;

(cc)	Person means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organisation or government or any agency or political subdivision thereof;

(dd)	Phase Three Project means the third phase of the Project as described in the definition of “Project”;

(ee)	Preferred Share Rights Agreement means the preferred share rights agreement dated August 23, 2007 amongst the Issuer, Happy Genius and the Preference Shareholders (as defined in Condition 6.27(c));

(ff)	Preferred Stock as applied to the Capital Stock of any Person means Capital Stock of any class or classes that by its term is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over any other class of Capital Stock of such Person;

(gg)	Project means the design, development, financing, construction, testing, commissioning, operation and maintenance by Opco of polysilicon facility in Xuzhou, the PRC, comprising of the first phase with a 1,500 tonnes per annum polysilicon facility, the second phase with the second 1,500 tonnes per annum polysilicon facility scheduled to commence construction in 2008 and the third phase with polysilicon facility having a production capacity over the 3,000 tonnes per annum for the first and second phases scheduled to commence construction after the completion of the second phase;

(hh)	Quarterly Period means each three-month financial period ending on 31 March, 30 June, 30 September or 31 December, as the case may be;

(ii)	Relevant Financial Statements means, at any particular time, the then latest (consolidated or otherwise) financial statements of the Issuer and Opco delivered to the Trustee pursuant to Condition 6.17 and complying with the requirements of Condition 5.22(a);

(jj)	Rolling Semi-Annual Period means in relation to any date on which a financial covenant is tested, the two successive Quarterly Periods the second of which ends on that test date;

(kk)	Semi-Annual Period means each six month financial period ending on 30 June or 31 December, as the case maybe;

(11)	Securities Act means the U.S. Securities Act of 1933, as amended;

(mm)	Series A Investors Rights Agreement means the investors’ rights agreement dated August 23, 2007 amongst the Issuer, Happy Genius and the Preference Shareholders (as defined in Condition 6.27(c));

(nn)	Strategic Sale means any transfer (i) by Happy Genius of not less than 51% of the shares of the Issuer, or (ii) by the Issuer of not less than 51% of the shares of AST (HK) or (iii) by any Permitted Shareholders (as defined in Condition 12(p)(iii)(B)) or any of them of not less than 51% (directly or indirectly) of the shares of Happy Genius, which in each case is for a consideration of not less than U.S.$200,000,000;

(oo)	Subsidiary means, with respect to any Person, any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which at any time has its accounts consolidated with those of that person or which, under Cayman Islands or any other applicable law, regulations or generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person and, for the avoidance of doubt, in respect of the Issuer, shall include AST (HK) and Opco;

(pp)	Technical Consultant means each firm of independent technical consultants approved by the Trustee (acting at the direction of one or more persons holding or representing over 50 per cent. in principal amount of aggregate of the Bonds and the Tranche A Bonds for the time being outstanding) to provide certification and technical opinions to the Finance Parties in relation to the Project, and includes its agents and sub-contractors; and

(qq)	Unconsolidated Finance Costs means, in relation to a Rolling Semi-Annual Period or Semi-Annual Period, as the case maybe, all finance costs (whether paid, payable or added to principal) incurred by a company during that period calculated on an unconsolidated basis, provided that for the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008.

6.29	Trustee Entitled to Rely

The Trustee may call for and shall be entitled to rely upon an Officer’s Certificate at any time as to the amount of any of the terms defined in Condition 6.28 or elsewhere in these Conditions and/or compliance by the Issuer with the covenants contained in this Condition 6, and if so relied upon by the Trustee such Officer’s Certificate shall be conclusive and binding on all the Bondholders.

7.	Interest

7.1	Interest Rate and Interest Payment Dates

(a)

The Bonds bear interest from (and including) the Issue Date at the rate specified in Condition 7.1 (b). Interest is payable quarterly in arrear on each date (each an Interest Payment Date) which falls three months after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Issue Date, commencing on the date falling three months after the Issue Date to and including the Maturity Date, unless previously redeemed, converted or purchased and cancelled. If any Interest Payment Date falls on a day which is not a Business Day (as defined below) in Hong Kong and

New York City, the Interest Payment Date will be the next succeeding Business Day in Hong Kong and New York City unless it would thereby fall in the next calendar month in which event the Interest Payment Date shall be brought forward to the immediately preceding Business Day in Hong Kong and New York City. The period from and including an Interest Payment Date (or, in the case of the first Interest Period, the Issue Date) to but excluding the next succeeding Interest Payment Date (or, in the case of the last Interest Period, the Maturity Date), is called an Interest Period.

(b)	The rate of interest payable from time to time in respect of the Bonds (the Rate of Interest) will be determined on the basis of the following provisions:

(i)	on each Interest Determination Date (as defined below), the Principal Agent or its duly appointed successor will determine the Screen Rate (as defined below) at approximately 11.00 a.m. (London time) on that Interest Determination Date. If the Screen Rate is unavailable, the Principal Agent will request the principal London office of each of the Reference Banks (as defined below) to provide the Principal Agent with the rate at which deposits in U.S. dollars are offered by it to prime banks in the London interbank market for three months at approximately 11.00 a.m. (London time) on the Interest Determination Date in question and for a Representative Amount (as defined below);

(ii)	the Rate of Interest for the relevant Interest Period shall be the Screen Rate plus the Margin (as defined below) or, if the Screen Rate is unavailable, and if at least two of the Reference Banks which have been requested by the Principal Agent to provide such rates, provide such rates, the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) as established by the Principal Agent of such rates, plus the Margin;

(iii)	if fewer than two rates are provided as requested, the Rate of Interest for that Interest Period will be the arithmetic mean of the rates quoted by major banks in London selected by the Principal Agent, at approximately 11.00 a.m. (London time) on the relevant Interest Determination Date for loans in U.S. dollars to prime banks in London for a period of three months commencing on the first day of such Interest Period and for a Representative Amount, plus the Margin. If the Rate of Interest cannot be determined in accordance with the above provisions, the Rate of Interest shall be determined as at the last preceding Interest Determination Date.

(iv)	The Margin (the Margin) is (A) 3 per cent. per annum for the period from and including the Issue Date up to but excluding the Margin Step-up Date; and (B) 5 per cent. per annum from and including the Margin Step-up Date.

(v)	In this Condition 7, (except where otherwise defined), the expression:

(A)	Business Day means, in relation to any place, a day (other than a Saturday or Sunday) which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in such place;

(B)	Interest Determination Date means the second Business Day in London before the commencement of the Interest Period for which the rate will apply,

(C)	Margin Step-up Date means the date falling 12 months from the Issue Date;

(D)	Reference Banks means the principal London office of each of four major banks engaged in the London interbank market selected by the Payment Agent;

(E)	Representative Amount means, in relation to any quotation of a rate for which a Representative Amount is relevant, an amount that is representative for a single transaction in the relevant market at 11:00 a.m. (local time); and

(F)	Screen Rate means the rate for three month deposits in U.S. dollars which appears on the display designated as LIBOR01 on Reuters (or such replacement page on that service which displays the information, or such other service as may be nominated as the information vendor, for the purposes of displaying rates or prices comparable to that rate).

7.2	Determination of Interest Amount

The Principal Agent will, as soon as practicable after 11.00 a.m. (London time) on each Interest Determination Date, but in no event later than the third Business Day in Hong Kong thereafter, determine the U.S. dollar amount (the Interest Amount) payable in respect of interest on the principal amount of each Bond for the relevant Interest Period. The Interest Amount shall be determined by applying the Rate of Interest to the principal amount of a Bond, multiplying the sum by the actual number of days in the Interest Period concerned divided by 360 and rounding the resultant figure to the nearest cent (half a cent being rounded upwards).

7.3	Publication of Rate of Interest and Interest Amount

The Principal Agent shall cause the Rate of Interest and the Interest Amount for each Interest Period and the Interest Payment Date relating to such Interest Period to be notified to the Issuer, the Trustee (by no later than the first day of each Interest Period) and to be published in accordance with Condition 19 as soon as possible after their determination, and in no event later than the second Business Day in Hong Kong thereafter. The Interest Amount and Interest Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice to the Bondholders in the event of an extension or shortening of the Interest Period.

7.4	Determination by the Trustee

If the Principal Agent defaults at any time in its obligation to determine the Rate of Interest and Interest Amount in accordance with the above provisions, the Trustee shall determine (a) the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the procedure described above), it shall deem fair and reasonable in all the circumstances and (b) the Interest Amount in the manner provided in Condition 7.2 above, and all such determinations shall be deemed to be determinations by the Principal Agent.

7.5	Notifications, etc. to be Final

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 7, whether by the Reference Banks (or any of them), the Principal Agent or the Trustee, will (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Trustee, the Agents and all Bondholders and (in the absence of wilful default, bad faith or manifest error) no liability to the Issuer or the Bondholders shall attach to the Reference Banks (or any of them), the Principal Agent or, if applicable, the Trustee in connection with the exercise or non-exercise by any of them of their powers, duties and discretions under this Condition 7.

7.6	Principal Agent

The Issuer shall procure that, so long as any of the Bonds remains outstanding, there is at all times a Principal Agent for the purposes of the Bonds and the Issuer may, subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld, delayed or refused), terminate the appointment of the Principal Agent. In the event of the appointed office of any bank being unable or unwilling to continue to act as the Principal Agent or failing duly to determine the Rate of Interest or the Interest Amount for any Interest Period, the Issuer shall, subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld, delayed or refused), appoint the London office of another major bank engaged in the London interbank market to act in its place. The Principal Agent may not resign its duties or be removed without a successor having been appointed.

7.7	Interest Accrual

(a)	Each Bond will cease to bear interest (but without prejudice to the obligation of the Issuer to pay any accrued but unpaid interest), and shall be payable, (i) where a Complying IPO shall have occurred, from, and including, the IPO Date, or (ii) from, and including, the due date for redemption thereof unless, upon due presentation of the relevant Bond payment of principal and/or premium (if any) is improperly withheld or refused or unless default is otherwise made in respect of payment. In such event such Bond shall continue to bear interest as provided in the Trust Deed.

(b)	If interest is required to be calculated for a period of less than one year (other than a full semi-annual period), it will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

8.	Conversion

8.1	Complying IPO

(a)	The Issuer shall use its reasonable efforts to undertake and complete an initial public offering (an IPO) of its Shares (as defined below) (with warrants or other securities if appropriate) on or before the date falling twelve months from the Issue Date and shall use its reasonable efforts to procure that such IPO will comply with the conditions set out below (so as to be a Complying IPO (as defined below)).

(b)	In these Conditions, Complying IPO means an IPO (i) which is effected prior to the Maturity Date and (ii) in respect of which a certificate signed by one director of the Issuer (the IPO Certificate) shall have been delivered by the Issuer to the Trustee, with copies delivered to the Security Agent, the Registrar and the Principal Agent, as soon as practicable and in any event not later than the date falling one business day (as defined in paragraph (d) below) after the date on which the final terms of the IPO including the IPO price are determined to the effect that the IPO satisfies the following conditions:

(i)	it is an IPO of Shares by way of an offer of such Shares (with warrants or other securities, if appropriate) or other related securities to the public for subscription or sale for cash in conjunction with an international placement of such Shares (with warrants or other securities, if appropriate) or other related securities accompanied by the grant of listing and permission to deal in the Shares by NASDAQ, The Stock Exchange of Hong Kong Limited, the New York Stock Exchange, the main board of The London Stock Exchange plc or any other stock exchange of international standing as may be determined by the Issuer as the principal stock exchange for listing of the Shares from time to time (and approved for such purpose by the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)) (the Stock Exchange); and

(ii)	the aggregate amount of the capital raised in connection with the IPO will be equal to or greater than U.S.$150,000,000 (or its equivalent in any other currency as determined using a rate of exchange equal to the mid-exchange rate between U.S. dollars and the relevant currency quoted by Deutsche Bank AG, Hong Kong Branch or failing which any other bank of international repute selected by the Trustee at 11:00 a.m. (Hong Kong time) on the date on which the IPO price is determined).

The IPO Certificate shall also specify:

(A)	the number of Shares in issue immediately before completion of the Complying IPO (excluding any Shares converted pursuant to the exercise of the Conversion Right) and the IPO price per Share;

(B)	the number of Shares which would be issued for each Bond at conversion;

(C)	the requirement for any payment under Condition 8.2(c); and

(D)	any lockups applicable to the existing shareholders of the Issuer.

The Issuer must deliver the IPO Certificate if the conditions in (i) and (ii) above are satisfied.

(c)	At the same time as the Issuer issues the IPO Certificate, the Issuer shall cause a notice to be given to the Bondholders in accordance with the provisions of Condition 19.

(d)	For the purposes of these Conditions:

(i)	business day means a day other than a Saturday or a Sunday on which commercial banks are open for business in the office of the relevant Agent.

(ii)	Conversion Period means the period commencing on the Issue Date up to the close of business (at the office of the relevant Conversion Agent where the Certificate evidencing the relevant Bond is deposited for conversion) on 31 January 2008;

(iii)	IPO Date means the first date on which the Shares in respect of which a Complying IPO is made are listed on, and in respect of which permission to deal is granted by, the Stock Exchange; and

(iv)	Shares means ordinary voting equity shares (for the time being of par value U.S.$0.01 each) in the capital of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer.

8.2	Conversion Right

(a)	Conversion Period: Subject as hereinafter provided, the Bondholders have the right to convert their Bonds into Shares on the IPO Date immediately prior to the occurrence of a Complying IPO.

The right of a Bondholder to convert any Bond into Shares is called the Conversion Right. Subject to, and upon compliance with, the provisions of this Condition and Condition 8.3, the Conversion Right attaching to any Bond will be deemed to have been exercised by the holder thereof, on the last day of the Conversion Period, unless that holder has at any time during the Conversion Period issued a Non-exercise Notice (as defined in Condition 8.3(a)) in accordance with that Condition.

(b)	Number of Shares to be converted: The number of Shares to be issued on conversion of a Bond will be determined by the following formula:

  A x B x C

      D

Where:

A is

(i)	(A) during the period from (and including) the Issue Date to (but excluding) 1 October 2008, 2.732 % and (B) during the period from 1 October 2008 to the Maturity Date (both dates inclusive), 3%; or

(ii)	if the EB Funding Date occurs within one month from the Issue Date, 2.232%;

B is the total number of Shares in issue immediately before completion of the Complying IPO (excluding any Shares converted pursuant to the exercise of the Conversion Right);

C is the face value of the relevant converting Bond;

D is the aggregate face value of all Bonds outstanding immediately before conversion at the Complying IPO;

EB Funding Date is the date on which the proceeds of the sale of the Exchangeable Bonds (as defined in Condition 12(s)) are deposited into the Interest Reserve Account and the Escrow Account (each as defined in the terms and conditions of the Exchangeable Bonds) in accordance with the terms and conditions of the Exchangeable Bonds.

If the number of Shares to be issued per Bond as determined by the formula above is not a whole number, it will be rounded up to the nearest whole number.

(c)	Strike Adjustment: If the Market Capitalisation at the Complying IPO is less than the Original Valuation, in addition to the Shares issued pursuant to paragraph (a) above, the Issuer must, on the IPO Date, pay to the Bondholder of each Bond who has exercised the Conversion Right in relation to that Bond an amount calculated in accordance with this paragraph. The amount payable for each converted Bond under this paragraph will be determined by the following formula:

  (X-Y) x A x C

D

Where:

A is

(i)	(A) during the period from (and including) the Issue Date to (but excluding) 1 October 2008, 2.732 % and (B) during the period from the date falling 1 October 2008 to the Maturity Date (both dates inclusive), 3%; or

(ii)	if the EB Funding Date occurs within one month of the Issue Date, 2.232%;

C is the face value of the relevant converting Bond;

D is the aggregate face value of all Bonds outstanding immediately before conversion at the Complying IPO;

X is the Original Valuation; and

Y is the Market Capitalisation,

and

Original Valuation means U.S.$2,560,000,000;

Market Capitalisation will be determined by the following formula:

B x Z

Where:

B is the number of Shares in issue immediately before completion of the Complying IPO (excluding any Shares converted pursuant to the exercise of the Conversion Right); and

Z is the issue price per Share at the Complying IPO (or, if not in U.S. dollars, its equivalent in U.S. dollars as determined using a rate of exchange equal to the mid-exchange rate between the relevant currency and U.S. dollars quoted by Deutsche Bank AG, Hong Kong Branch or failing which any other bank of international repute selected by the Trustee at 11:00 a.m. (Hong Kong time) on the date on which the IPO price is determined).

If the amount as determined by the formula above is not a whole U.S. dollar, it will be rounded up to the nearest whole U.S. dollar.

(d)	Conversion of more than one Bond: The Conversion Right may be only be exercised in respect of one or more Bonds. If more than one Bond held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Bonds to be converted.

(e)	Fractions of Shares: Fractions of Shares will not be issued on conversion and no cash adjustments will be made in respect thereof.

(f)	Revival and/or survival after Default: Notwithstanding the provisions of Condition 8.2(a), if any Bond has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events under Condition 12, the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the earlier of (i) the date upon which the full amount of the moneys payable in respect of such Bond has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Bondholders and (ii) the date falling two business days prior to the Maturity Date and, notwithstanding the provisions of Condition 8.2(a), any Bond in respect of which the Certificate and Conversion Notice (as defined in Condition 8.3) are deposited for conversion prior to such date shall be exchanged on the relevant Conversion Date (as defined in Condition 8.3(a)) notwithstanding that the full amount of the moneys payable in respect of such Bond shall have been received by the Principal Agent or the Trustee before such Conversion Date.

8.3	Conversion Procedure

(a)	Deemed exercise of Conversion Right: To elect not to exercise the Conversion Right attaching to any Bond, the holder thereof must complete, execute and deposit at its own expense during business hours at the specified office of any Conversion Agent a notice of non-exercise (a Non-exercise Notice) in duplicate in the form (for the time being current) obtainable from the specified office of each Agent, during the Conversion Period (as defined in Condition 8.2(a)). On the last day of the Conversion Period, in relation to any Bond, unless the holder thereof has elected not to exercise the Conversion Right attaching to that Bond under this paragraph (a), that holder shall be deemed to have exercised its Conversion Rights in relation to that Bond.

(b)	Conversion Notice: Each Bondholder who is deemed under paragraph (a) above to have exercised its Conversion Right may complete, execute and deposit at its own expense during business hours at the specified office of any Conversion Agent a notice specifying the name and address of the person in whose name the Shares issuable upon conversion are to be registered and giving other details in respect of the conversion (a Conversion Notice) in duplicate in the form (for the time being current) obtainable from the specified office of each Agent not later than two business days prior to the Conversion Date. If a converting Bondholder fails to deliver a Conversion Notice, the Bonds held by that Bondholder will nevertheless be converted in accordance with Condition 8.2(a). In that case the Shares will be issued in the name of that Bondholder and the certificate or certificates representing such Shares shall be mailed to that Bondholder at its address specified in the Register.

The conversion date in respect of a Bond (the Conversion Date) shall be the IPO Date. A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents in writing to such withdrawal (and notified the Trustee and the Agents of such consent).

(c)	Stamp Duty etc.: The Issuer must pay any taxes and capital, stamp, issue and registration duties arising on conversion (the Conversion Taxes) and the Issuer must also pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond in connection with such conversion and all other expenses arising on the issue of Shares on conversion. The Conversion Agent is under no obligation to determine whether the Issuer is liable to pay any Conversion Taxes including capital, stamp, issue, registration or similar taxes and duties or the amounts payable (if any) in connection with this Condition 8.3(c).

(d)	Registration: On the Conversion Date, the Issuer will, in the case of Bonds converted on exercise of the Conversion Right, register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Shares in the Issuer’s share register or, if no Conversion Notice is delivered, register the converting Bondholder as holders of the relevant number of Shares in the Issuer’s share register and will, if the Bondholder has also requested in the Conversion Notice, take all necessary actions to procure that Shares are delivered through the relevant clearing and settlement system (if any) if and for so long as the Shares are listed on a Stock Exchange; or will make the certificate or certificates representing such Shares available for collection at the office of the Issuer’s then share registrar notified to Bondholders in accordance with Condition 19 or, if so requested in the relevant Conversion Notice, will cause its share registrar to mail (at the risk, and, if sent at the request of such person otherwise than by ordinary mail, at the expense, of the person to whom such certificate or certificates are sent) such certificate or certificates to the person and at the place specified in the Conversion Notice, together (in either case) with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof, in which case a single certificate will be issued in respect of all Shares issued on conversion of Bonds subject to the same Conversion Notice and which are to be registered in the same name.

The person or persons specified for that purpose will become the holder of record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Issuer’s register of members (the Registration Date). The Shares issued upon conversion of the Bonds will in all respects rank pari passu with the Shares in issue on the relevant Registration Date. Save as set out in these Conditions, a holder of Shares issued on conversion of Bonds shall not be entitled to any rights the record date for which precedes the relevant Registration Date. Upon delivery of the Shares to a Bondholder in satisfaction of the Conversion Right of any converting Bondholder and the completion of such registration in accordance with this Condition 8.3, the right of such converting Bondholder to repayment of the principal amount of the Bonds so converted shall be extinguished.

(e)	Interest Accrual: On the Conversion Date, the Issuer shall pay to each Bondholder (i) any interest otherwise accruing on converted Bonds since the Interest Payment Date last preceding the Conversion Date, and (ii) Break Cost (as defined in the Trust Deed).

(f)	Equivalent Amounts: If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Bond, but before the Registration Date, the Issuer will pay to the Bondholder or his designee an amount (the Equivalent Amount) equal to any such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter. The Equivalent Amount shall be paid by means of a U.S. dollar cheque drawn on a bank in New York City and sent to the address specified in the relevant Conversion Notice or to the relevant Bondholder if no Conversion Notice has been delivered.

8.4	Undertakings

The Issuer has given certain other undertakings in the Trust Deed for the protection of the Conversion Right.

9.	Payments

9.1	Principal, premium (if any) and interest

Payment of principal, premium (if any) and interest will be made by transfer to the registered account of the Bondholder or by U.S. dollar cheque drawn on a bank in New York City mailed to the registered address of the Bondholder in accordance with Condition 19 if it does not have a registered account. Payment of principal and premium (if any) will only be made after surrender of the relevant Certificate at the specified office of any of the Agents. Interest on Bonds due on an Interest Payment Date or any other dates will be paid to the holder shown on the Register at the close of business on the date (the record date) being the fifteenth day before the relevant Interest Payment Date.

References in these Conditions, the Trust Deed and the Agency Agreement to principal in respect of any Bond shall, where the context so permits, be deemed to include a reference to any premium payable thereon.

9.2	Registered Accounts

For the purposes of this Condition, a Bondholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in New York City, details of which appear on the Register at the close of business, in the case of principal, premium (if any) and interest due otherwise than on an Interest Payment Date, on the second business day (as defined below) before the due date for payment and, in the case of interest due on an Interest Payment Date, on the relevant record date, and a Bondholder’s registered address means its address appearing on the Register at that time.

9.3	Fiscal Laws

All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 10. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

9.4	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a business day (as defined below), for value on the first following day which is a business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal, premium (if any) or a payment of interest due otherwise than on an Interest Payment Date, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

9.5	Delay In Payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

9.6	Business Day

In this Condition 9, unless otherwise defined, business day means a day other than a Saturday or Sunday on which commercial banks are open for business in Hong Kong, New York and in the place (outside the United Kingdom and Hong Kong) in which the Register is for the time being kept and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.

9.7	Annotation of Register

If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

9.8	Rounding

When making payments to Bondholders, fractions of one U.S. cent will be rounded down to the nearest U.S. cent.

10.	Redemption, Purchase and Cancellation

10.1	Maturity

(a)	Subject to paragraph (b) below, unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer will on the date falling 24 months from the Issue Date (the Maturity Date) redeem each Bond at 125 per cent. of its principal amount. The Issuer may not redeem the Bonds at its option prior to the Maturity Date except as provided in Condition 10.2 and Condition 10.3 (but in each case without prejudice to Condition 11).

(b)	Paragraph (a) above does not apply where the IPO Date falls on the Maturity Date, in which case Condition 10.3(a) will apply.

10.2	Redemption for Taxation Reasons

(a)

At any time the Issuer may, having given not less than 30 nor more than 60 days’ notice (a Tax Redemption Notice) to the Bondholders in accordance with Condition 19 (which notice shall be irrevocable) redeem all, and not some only, of the Bonds at a redemption price equal to 125 per cent. of their principal amount, together with any accrued interest and Break Cost (if any), on the redemption date specified in the Tax Redemption Notice (the Tax Redemption Date) if (i) the Issuer satisfies the Trustee immediately prior to the giving of such Tax Redemption Notice that the Issuer has or will become obliged to pay additional amounts as referred to in Condition 11 as a result of any change in, or amendment to, the laws or regulations of the relevant jurisdiction, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. Prior to the publication of any Tax Redemption Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee (A) an Officer’s Certificate stating that the obligation referred to in (i) above cannot be avoided by the Issuer taking reasonable measures available to it and (B) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred or will occur (irrespective of whether such amendment or change is then effective) and the Trustee shall be entitled without further enquiry to accept such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Bondholders.

(b)	If the Issuer gives a Tax Redemption Notice pursuant to Condition 10.2(a), each Bondholder will have the right to elect that its Bond(s) shall not be redeemed and that the provisions of Condition 11 shall not apply in respect of any payment of principal, premium (if any) or interest to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 11 and payment of all amounts shall be made subject to the deduction or withholding of any tax required to be deducted or withheld (provided that such election shall only be in respect of the deduction or withholding then required to be made and the Issuer shall comply with the provisions of Condition 11 in respect of any further deductions or withholding). To exercise a right pursuant to this Condition 10.2, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying Agent together with the Certificate evidencing the Bonds on or before the day falling 10 days prior to the Tax Redemption Date.

10.3	Mandatory Early Redemption - Complying IPO or Strategic Sale

(a)	On the IPO Date, the Issuer shall redeem all of the outstanding Bonds of the Bondholders who have not exercised the Conversion Right attached to their Bonds at 100 per cent. of their principal amount together with interest accrued to (but excluding) the date of redemption and Break Cost (if any).

(b)	The Issuer shall forthwith and in any event not later than 15 business days’ (being a day other than a Saturday or a Sunday on which commercial banks are open for business in Hong Kong) prior to any Strategic Sale (as defined in Condition 6.28) give notice to the Bondholders of the Strategic Sale. The notice shall specify the date of the Strategic Sale, the shares to be transferred, the terms of the proposed Strategic Sale, the parties involved and the consideration. The Issuer shall on the date of the completion of the Strategic Sale redeem all of the outstanding Bonds at 125 per cent. of their principal amount, together with interest accrued to (but excluding) the date of redemption and Break Cost (if any).

10.4	Purchases

The Issuer or any of its Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise.

10.5	Cancellation

All Bonds which are redeemed, converted or purchased by the Issuer or any of its Subsidiaries, will forthwith be cancelled. Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.

10.6	Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition 10 will be given in accordance with Condition 19 and (if a Complying IPO has occurred) will specify the Conversion Period, the number of Shares to be converted, the price of redemption of the Bonds, the date for redemption, the manner in which redemption will be effected, the applicable rate of interest in connection with any accrued interest to be paid on the date of redemption, the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the notice and any Break Costs.

11.	Taxation

(a)	All payments made by the Issuer under or in respect of the Trust Deed, the Bonds or any other Finance Document will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer will pay such additional amounts as will result in the receipt by the Bondholders and other Finance Parties of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required except that no such additional amount shall be payable in respect of any Bond:

(i)	to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with the Cayman Islands or such other jurisdiction otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond;

(ii)	(in the case of a payment of principal) if the Certificate in respect of such Bond is surrendered more than 30 days after the relevant date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of 30 days;

(iii)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)	presented for payment by or on behalf of a Bondholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying Agent in a Member State of the European Union.

For the purposes this paragraph (a):

relevant date means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and cheques despatched or payment made.

References in these Conditions to principal, premium (if any) and interest, and any other amounts to be paid by the Issuer under the Bonds, shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

(b)	If the Issuer makes a Tax Payment and a Bondholder (in its absolute discretion) determines that:

(i)	a Tax Credit is attributable to that Tax Payment; and

(ii)	it has used and retained that Tax Credit,

the relevant Bondholder must pay an amount to the Issuer which that Bondholder determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Issuer.

For the purpose of this paragraph (b):

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest);

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment);

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under any Finance Document; and

Tax Payment means a payment made by the Issuer to a Bondholder in any way relating to a Tax Deduction.

12.	Events of Default

The Trustee at its sole discretion may, and if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified and/or secured to its satisfaction), give notice (a default notice) to the Issuer, that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at 125 per cent. of their principal amount together with any accrued and unpaid interest (subject as provided below and without prejudice to the Conversion Right in respect of the Bondholders’ Bonds in accordance with Condition 8) and Break Costs (if any) if any of the following events is subsisting at the time of the notice:

(a)	a default is made in the payment of any principal, premium (if any) or interest due in respect of the Bonds or an Obligor does not pay on the due date any other amount payable by it under any Finance Documents in the manner required under the Finance Documents;

(b)	any failure by the Issuer to deliver the Shares as and when the Shares are required to be delivered following conversion of Bonds and such failure continues for seven days;

(c)	any of the following occurs:

(i)	any failure by AST (HK) or Opco to complete capital verification in accordance with PRC laws and regulations in respect of the equity injection by AST (HK) in the amount of U.S.$25,395,000 within thirty days after the Issue Date;

(ii)	any failure by the Issuer to comply with its obligations under Condition 6.3, 6.7, 6.8 or 6.22; or

(iii)	any failure by the Issuer to issue the IPO Certificate in accordance with these Conditions;

(d)	the Issuer does not perform or comply with any term of Conditions 6.2, 6.4 to 6.6, and 6.11 to 6.17 and 6.24 unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 5 business days (in the case of Condition 6.17(d)) or 15 business days (in other cases) (as defined below) of the earlier of the Trustee giving notice of the breach to the Company and the Issuer becoming aware of the non-compliance;

(e)	an Obligor does not comply with any other term of the Finance Documents (other than any terms referred to in (a), (b), (c) or (d) above), unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 30 days of the earlier of the Trustee giving notice of the breach to the Company and the Issuer becoming aware of the non-compliance;

(f)	a representation or warranty made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document (including any report delivered under Condition 6.17(g)(i)) is incorrect or misleading in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation or breach of warranty:

(i)	are capable of remedy; and

(ii)	are remedied within 30 days of the earlier of the Trustee giving notice and the Obligor becoming aware of the misrepresentation or breach of warranty;

(g)	(i) any other present or future indebtedness (whether actual or contingent) of the Issuer or any of the Issuer’s Subsidiaries for or in respect of moneys borrowed or raised becomes, or becomes capable of being declared, due and payable prior to its stated maturity or is or is capable of being placed on demand or any commitment for such indebtedness is cancelled or suspended, in each case by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (iii) the Issuer or any of the Issuer’s Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that, in the case of Opco only, the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition 12(g) have occurred equals or exceeds U.S.$5,000,000 or its equivalent in any other currency on the day on which such indebtedness becomes due and payable or is not paid or any such amount becomes due and payable or is not paid under any such guarantees or indemnity;

(h)	the Issuer or any of the Issuer’s Subsidiaries (as defined below) is (or is, or could be, deemed by law or a court to be or admits that it is) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes, begins negotiations with any creditor or makes any agreement for the deferral, rescheduling or other readjustment of its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting any of the debts of the Issuer or any of the Issuer’s Subsidiaries; an administrator or liquidator of the Issuer or any of the Issuer’s Subsidiaries or any part of the assets and turnover of the Issuer or any of the Issuer’s Subsidiaries is appointed (or application for any such appointment is made);

(i)	any of the following occurs in respect of the Issuer or any of the Issuer’s Subsidiaries: (i) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors, (ii) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed, (iii) any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution, (iv) any Encumbrance is enforced over any of its assets, (v) an order for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) is made, (vi) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets, (vii) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer, or (viii) any other analogous step or procedure is taken in any jurisdiction; provided that the foregoing shall not apply to a petition for winding-up presented by a creditor or any other relevant person which is being contested in good faith and with due diligence and is discharged or struck out within 14 days;

(j)	a distress, attachment, execution, seizure before judgment or other legal process is levied, enforced or sued out on or against any of the property, assets or turnover of the Issuer or any of the Issuer’s Subsidiaries (which in the case of Opco, is of an aggregate value of U.S.$2,000,000 or above) and is not discharged or stayed within 45 days of having been so levied, enforced or sued out;

(k)	the Issuer or any of the Issuer’s Subsidiaries ceases or threatens to cease to carry on all or a substantial part of its business or operations;

(l)	(i) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a substantial part of the assets of the Issuer or any of the Issuer’s Subsidiaries; or (ii) the Issuer or any of the Issuer’s Subsidiaries is prevented from exercising normal control over all or any substantial part of its property, assets or turnover;

(m)	any authorisation, action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable an Obligor or a Preference Shareholder (as defined in Condition 6.27(c)) lawfully to enter into, exercise its rights and perform and comply with its obligations under the Finance Documents or issue the Shares on conversion of the Bonds, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Finance Documents admissible in evidence in the relevant courts is not obtained, effected, in full force, taken, fulfilled or done;

(n)	(i) it is or will become unlawful for any Obligor or any Preference Shareholder (as defined in Condition 6.27(c)) to perform or comply with any one or more of its obligations under any of the Finance Documents or (ii) any foreign exchange control is imposed that has the effect of prohibiting, preventing or materially delaying the remittance of any amount by an Obligor under any Finance Document or by Opco to an Obligor;

(o)	(i) any Finance Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective in accordance with its terms for any reason; or (ii) the Security (or any part thereof) becomes void, illegal, invalid or unenforceable; (iii) the assets comprising the Security (or any part thereof) cease to be subject to the provisions of the relevant Security Document; or (vi) the Security is not of the priority contemplated by the relevant Security Document; or (vii) an Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document;

(p)	any of the following event occurs:

(i)	Opco is not or ceases to be beneficially owned and controlled, as to at least 64%, by AST (HK);

(ii)	except pursuant to a Strategic Sale and the Issuer is not in breach of its obligations to pay the redemption price under Condition 10.3(b):

(A)	AST (HK) is not or ceases to be a wholly beneficially owned Subsidiary of, or 100% controlled by, the Issuer;

(B)	the Issuer is not or ceases to be beneficially owned and controlled, as to at least 51%, by Happy Genius; or

(C)	Happy Genius is not or ceases to be wholly beneficially owned and 100% controlled, directly or indirectly, by one or more of the Permitted Shareholders;

(iii)	for the purpose of this sub-paragraph (p):

(A)	control means the acquisition or control of more than 50% of the voting rights of the issued share capital of the relevant entity or the right to appoint and/or remove all or the majority of the members of the relevant entity’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise; and

(B)	Permitted Shareholders means Songyi Zhang, Tammy Mui and Zhu Gongshan, provided that in relation to each of them, all authorisations in respect of the issue or transfer of the shares between them have been obtained, complied with and are in full force and effect;

(q)	any illegality, repudiation, default, invalidity, unenforceability, cancellation, termination or notice of termination or material amendment or waiver of (other than by reason of full performance or expiry thereof in accordance with its terms) any Business Contract (as defined in Condition 5.15) occurs and (in the case of any Business Contract other than any Business Contract in relation to any intellectual property rights) if capable of remedy:

(i)	the Issuer fails, within 30 days of becoming aware of such circumstances to procure the execution of a substitute agreement on substantially the same terms as the affected Business Contract and with a commercially qualified party which is acceptable to the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)); or

(ii)	is not otherwise remedied within 30 days of the Issuer becoming aware of such circumstances;

(r)	any authorisation, action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in respect of the Project is not obtained, effected, in full force, taken, fulfilled or done to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect;

(s)	any event of default (howsoever described) occurs under the U.S.$60,000,000 Floating Rate Secured Exchangeable Bonds due 2009 by Happy Genius (the Exchangeable Bonds) (if issued) or if the Exchangeable Bonds have been redeemed or exchanged, would have occurred had the Exchangeable Bonds remained outstanding;

(t)	any Event of Default (as defined in the Tranche A Conditions) occurs; or

(u)	any event or series of events occurs which, in the opinion of the Trustee, has or is reasonably likely to have a material adverse effect on (i) the business, operations or financial conditions of the Issuer or any of the Subsidiaries of the Issuer (either individually or taken as whole), (ii) affecting the ability of an Obligor to perform its payment obligations under the Finance Documents or (iii) affecting the validity or enforceability of any Finance Document.

For the purpose of this Condition 12 business days shall mean a day other than a Saturday or Sunday on which banks are open for business in Hong Kong.

13.	Prescription

Claims in respect of amounts due in respect of the Bonds will become prescribed unless made within 10 years (in the case of principal) and five years (in the case of interest or premium (if any)) from the relevant date (as defined in Condition 10) in respect thereof.

14.	Enforcement

The Trustee may, at any time at its sole discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Bonds and/or any other Finance Document and/or at any time after the Security shall become enforceable to enforce the same in accordance with the Security Documents, but it will not be bound to take any such proceedings or any other action under the Trust Deed, the Bonds and/or any Security Documents unless (a) it shall have been so directed by an Extraordinary Resolution and (b) it shall have been indemnified and/or secured to its satisfaction. No Bondholder will be entitled to proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

15.	Meetings of Bondholders, Modification and Waiver

15.1	Meetings

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Bonds or the provisions of the Trust Deed or the Security Agreement. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing over 50 per cent. in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the due date for any payment in respect of the Bonds, (ii) to reduce or cancel the amount of principal, premium (if any), interest or Equivalent Amount payable in respect of the Bonds, (iii) to change the currency of payment of the Bonds, (iv) to modify or cancel the

Conversion Right or the Security, or (v) to modify the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than 66 per cent., or at any adjourned such meeting not less than 33 per cent, in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 66 2/3 per cent, of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Extraordinary Resolution. The Trust Deed contains provisions for convening a single meeting of the holders of the Tranche A Bonds and the holders of the Bonds of the Issuer in certain circumstances.

15.2	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification (except as mentioned in Condition 15.1 above) to, or the waiver or authorisation of any breach or proposed breach of, the Bonds, the Agency Agreement, the Trust Deed or any Security Document which is in its opinion proper to make if, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Bondholders or (ii) any modification to the Bonds, the Agency Agreement, the Trust Deed or any Security Document which, in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or (to the satisfaction of the Trustee) proven error to comply with mandatory provisions of law or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders). Any such modification, waiver, authorisation or determination will be binding on the Bondholders and, unless the Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Bondholders as soon as practicable thereafter.

16.	Interests of Bondholders

In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, authorisation, waiver, determination or substitution) the Trustee shall have regard to the general interests of the holders of the Tranche A Bonds and the holders of the Tranche B Bonds (or holders of the Tranche A Bonds or holders of the Tranche B Bonds affected thereby) as a class but shall not have regard to any interests arising from circumstances particular to individual holders of the Tranche A Bonds or Tranche B Bonds (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual holders of Tranche A Bonds or Tranche B Bonds (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any holder of Tranche A Bonds or Tranche B Bonds be entitled to claim, from the Issuer or the Trustee or any other person, any indemnification or payment in respect of any tax consequences of any such exercise upon individual holders of Tranche A Bonds or Tranche B Bonds except to the extent provided for in Condition 10 and/or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

17.	Replacement of Certificates

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or any Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer and such Agent may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

18.	Agents

The names of the initial Agents and the Registrar and their specified offices are set out below. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Agent or the Registrar and to appoint additional or other Agents or a replacement Registrar. The Issuer will at all times maintain (a) a Principal Agent, (b) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform, to such Directive, and (c) a Registrar which will maintain the register of Bondholders outside the United Kingdom and Hong Kong. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Registrar and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Bondholders and in any event not less than 45 days’ notice will be given.

19.	Notices

All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the Register of Bondholders maintained by the Registrar or published in a leading newspaper having general circulation in Hong Kong or, if such publication shall not be practicable, in an English language newspaper of general circulation in Asia. Any such notice shall be deemed to have been given on the date of such publication or, as the case may be, the seventh day after being so mailed.

Notices to be given by any Bondholder shall be in writing and given by lodging the same, together with the relative Certificate, with the Registrar, of if the Certificates are held in a clearing system, may be given through the clearing system in accordance with its standard rules and procedures.

20.	Indemnification

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified and/or secured to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

21.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds or any provision of the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

22.	Governing Law and Submission to Jurisdiction

The Bonds, the Trust Deed, the Agency Agreement and the Issuer Security Agreement are governed by, and shall be construed in accordance with, the laws of England. The AST (HK) Security Agreement and the AST (HK) Share Mortgage are governed by, and will be construed in accordance with, the laws of Hong Kong. The Equity Pledge Agreement is governed by, and will be construed in accordance with, the laws of the PRC. In relation to any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds (together referred to as Proceedings), the Issuer has in the Trust Deed irrevocably submitted to the non-exclusive jurisdiction of the courts of England and in relation thereto, and the Issuer has appointed Brandmine 3 Limited at 8 Lower John Street, Golden Square, London W1F 9AU, England, as agent for service of process in England. The Trustee and the Bondholders may take any Proceedings against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

SCHEDULE 1

FINANCIAL INDEBTEDNESS

CONTINGENT FINANCIAL INDEBTEDNESS

Debtor	Creditor	Facility Type	Facility Document	Contingent Amounts	Guarantee/Security
The Company	The Preference Shareholders	US$20 million Series A Convertible Preferred Shares of the Company	Share Purchase Agreement, Preferred Share Rights Agreement and Investor Rights Agreement dated August 29, 2007	150% of the purchase price of the Series A Convertible Preferred Shares of the Company upon exercise of certain put rights	None

PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT

DEUTSCHE BANK AG, HONG KONG BRANCH

55th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

REGISTRAR

DEUTSCHE BANK LUXEMBOURG S.A.

2, Boulevard Konrad Adenauer

L-1115

Luxembourg

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

(Please Print or Typewrite Name and Address of Transferee)

U.S.$             principal amount of the Bonds in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:

U.S.$ account number:

For the account of:

Dated:

Certifying Signature

Name:

Notes:

(i)	A representative of the Bondholder should state the capacity in which he signs, e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or the Registrar may require.

SCHEDULE 2

PART 1

FORM OF TRANCHE A GLOBAL CERTIFICATE

ISIN:XS0318111126

Common Code: 031811112

ASIA SILICON TECHNOLOGY HOLDINGS INC.

(Incorporated with limited liability in the Cayman Islands)

Tranche A U.S.$20,000,000

Floating Rate Secured Bonds due 2009

GLOBAL CERTIFICATE

THE BONDS EVIDENCED HEREBY (THE “BONDS”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY OTHER REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT: (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SECURITY AND IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE LAW. NO REPRESENTATION IS BEING MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE BONDS EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

The Bonds in respect of which this Global Certificate is issued are in registered form and form part of the series designated as specified in the title (the Bonds) of Asia Silicon Technology Holdings Inc. (the Issuer).

The Issuer hereby certifies that BT Globenet Nominees Limited is, as at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of U.S.$20,000,000 (twenty million U.S. dollars) or such other amount as is shown on the register of Bondholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Certificate. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions, as referred to below.

The Bonds are constituted by a trust deed (the Trust Deed) dated 10 September 2007 and made between the Issuer, Happy Genius Holdings Limited, DB Trustees (Hong Kong) Limited as trustee (the Trustee) and DB Trustees (Hong Kong) Limited as security agent and are subject to, and have the benefit of, the Trust Deed and the terms and conditions (the Conditions or the Terms & Conditions) set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Certificate. Terms defined in the Trust Deed have the same meanings when used herein.

Owners of interests in the Bonds in respect of which this Global Certificate is issued will be entitled to have title to the Bonds registered in their names and to receive individual definitive Certificates if either Euroclear or Clearstream, Luxembourg (or any other clearing system (an Alternative Clearing System) as shall have been designated by the Issuer and approved by the Trustee on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

In such circumstances, the Issuer will at its own expense cause sufficient individual definitive Certificates to be executed and delivered to the Registrar for completion, authentication and dispatch to all Bondholders. A person with an interest in the Bonds in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive Certificates.

This Global Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Certificate is issued.

The Conditions are modified as follows in so far as they apply to the Bonds in respect of which this Global Certificate is issued.

The Registrar will not register the exchange of interests in this Global Certificate for individual definitive Certificates for a period of 15 calendar days preceding the due date for any payment of principal and premium (if any) in respect of the Bonds.

Meetings

At any meeting of Bondholders the registered holder of this Global Certificate will be treated as having one vote in respect of each U.S.$100,000 in principal amount of Bonds for which this Global Certificate is issued. The Trustee may allow a person with an interest in Bonds in respect of which this Global Certificate has been issued to attend and speak at a meeting of Bondholders on appropriate proof of his identity and interest.

Cancellation

Cancellation of any Bond by the Issuer following its redemption, conversion or purchase by the Issuer will be effected by a reduction in the principal amount of the Bonds in the register of Bondholders.

Trustee’s Powers

In considering the interests of Bondholders while this Global Certificate is registered in the name of a nominee for a clearing system, the Trustee may, to the extent it considers it appropriate to do so in the circumstances but without being obliged to do so, (a) have regard to any information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Bonds and (b) may consider such interests on the basis that such accountholders were the holders of the Bonds in respect of which this Global Certificate is issued.

Payment

Payments of principal and premium (if any) in respect of Bonds represented by this Global Certificate will be made without presentation or if no further payment falls to be made in respect of the Bonds, against presentation and surrender of this Global Certificate to or to the order of the Principal Agent or such other Paying Agent as shall have been notified to the Bondholders for such purpose.

Notices

So long as the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream, Luxembourg or the Alternative Clearing System, notices to Bondholders of the Bonds may be given by delivery of the relevant notice to Euroclear or Clearstream, Luxembourg or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

Whilst any of the Bonds held by a Bondholder are represented by this Global Certificate, notices to be given or elections to be made by such Bondholder may be given by the relevant accountholder (where applicable) through Euroclear and/or Clearstream, Luxembourg and otherwise in such manner as the Principal Agent and Euroclear and Clearstream, Luxembourg may approve for this purpose.

Registration of Title

Certificates in definitive form for individual holdings of Bonds will not be issued in exchange for interests in Bonds in respect of which the Global Certificate is issued, except if either Euroclear or Clearstream, Luxembourg (or any alternative clearing system on behalf of which the Bonds evidenced by the Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

Transfers

Transfers of interests in the Bonds will be effected through the records of Euroclear and Clearstream, Luxembourg and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg and their respective direct and indirect participants.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds in respect of which this Global Certificate is issued shall be recognised as the beneficiaries of the trust set out in the Trust Deed, to the extent of the principal amounts of their interest in the Bonds set out in the certificate of the holder, as if they were themselves the holders of Bonds in such principal amounts.

This Global Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Certificate is governed by, and shall be construed in accordance with, English law.

In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.

Dated [—] 2007

ASIA SILICON TECHNOLOGY HOLDINGS INC.

By
Director/ Authorised Signatory

Certificate of Authentication

Certified that the above-named holder is as at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

DEUTSCHE BANK LUXEMBOURG S.A. as Registrar (without warranty, recourse or liability)

By:
Authorised Signatory

Dated:

Schedule A

Schedule of Reductions in Principal Amount of Bonds in respect of which this

Global Certificate is Issued

The following reductions in the principal amount of Bonds in respect of which this Global Certificate is issued have been made as a result of: (i) redemption of Bonds or (ii) issue of definitive Certificates in respect of the Bonds or (iv) purchase and cancellation of the Bonds by the Issuer or its Subsidiaries:

Date of Redemption / Issue of definitive Certificates / Purchase and cancellation of the Bonds	Amount of decrease in principal amount of this Global Certificate	Principal Amount of this Global Certificate following such decrease	Notation made by or on behalf of the Registrar

PRINCIPAL PAYING AND TRANSFER AGENT

DEUTSCHE BANK AG, HONG KONG BRANCH

55th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

REGISTRAR

DEUTSCHE BANK LUXEMBOURG S.A.

2, Boulevard Konrad Adenauer

L-1115

Luxembourg

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Bonds in respect of which the Global Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred	Name, address and account for payments of transferee

Certifying Signature :

Dated :

Name :

Notes:

(i)	A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Principal Agent or the Registrar may require.

PART 2

FORM OF TRANCHE B GLOBAL CERTIFICATE

ISIN:XS0318112363

Common Code: 031811236

ASIA SILICON TECHNOLOGY HOLDINGS INC.

(Incorporated with limited liability in the Cayman Islands)

Tranche B U.S.$40,000,000

Floating Rate Secured Convertible Bonds due 2009

GLOBAL CERTIFICATE

THE BONDS EVIDENCED HEREBY (THE “BONDS”) AND THE SHARES OF ASIA SILICON TECHNOLOGY HOLDINGS INC. TO BE ISSUED UPON CONVERSION OF THE BONDS (THE “SHARES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY OTHER REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT: (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE BONDS OR THE SHARES AND IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE LAW. THE SHARES MAY NOT BE DEPOSITED INTO ANY DEPOSITARY FACILITY MAINTAINED BY ANY DEPOSITARY BANK UNLESS AND UNTIL SUCH TIME AS THE SHARES ARE NO LONGER “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(A)(3) UNDER THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THE BONDS OR THE SHARES TO BE ISSUED UPON CONVERSION OF THIS SECURITY. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE BONDS EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

The Bonds in respect of which this Global Certificate is issued are in registered form and form part of the series designated as specified in the title (the Bonds) of Asia Silicon Technology Holdings Inc. (the Issuer).

The Issuer hereby certifies that BT Globenet Nominees Limited is, as at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of U.S.$40,000,000 (forty million U.S. dollars) or such other amount as is shown on the register of Bondholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Certificate. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions, as referred to below.

The Bonds are constituted by a trust deed (the Trust Deed) dated 10 September 2007 and made between the Issuer, Happy Genius Holdings Limited, DB Trustees (Hong Kong) Limited as trustee (the Trustee) and DB Trustees (Hong Kong) Limited as security agent and are subject to, and have the benefit of, the Trust Deed and the terms and conditions (the Conditions or the Terms & Conditions) set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Certificate. Terms defined in the Trust Deed have the same meanings when used herein.

The Bonds in respect of which this Global Certificate is issued are convertible into fully-paid ordinary shares of the Issuer subject to and in accordance with the Conditions and the Trust Deed.

Owners of interests in the Bonds in respect of which this Global Certificate is issued will be entitled to have title to the Bonds registered in their names and to receive individual definitive Certificates if either Euroclear or Clearstream, Luxembourg (or any other clearing system (an Alternative Clearing System) as shall have been designated by the Issuer and approved by the Trustee on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

In such circumstances, the Issuer will at its own expense cause sufficient individual definitive Certificates to be executed and delivered to the Registrar for completion, authentication and dispatch to all Bondholders. A person with an interest in the Bonds in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive Certificates.

This Global Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Certificate is issued.

The Conditions are modified as follows in so far as they apply to the Bonds in respect of which this Global Certificate is issued.

The Registrar will not register the exchange of interests in this Global Certificate for individual definitive Certificates for a period of 15 calendar days preceding the due date for any payment of principal and premium (if any) in respect of the Bonds.

Meetings

At any meeting of Bondholders the registered holder of this Global Certificate will be treated as having one vote in respect of each U.S.$100,000 in principal amount of Bonds for which this Global Certificate is issued. The Trustee may allow a person with an interest in Bonds in respect of which this Global Certificate has been issued to attend and speak at a meeting of Bondholders on appropriate proof of his identity and interest.

Cancellation

Cancellation of any Bond by the Issuer following its redemption, conversion or purchase by the Issuer will be effected by a reduction in the principal amount of the Bonds in the register of Bondholders.

Trustee’s Powers

In considering the interests of Bondholders while this Global Certificate is registered in the name of a nominee for a clearing system, the Trustee may, to the extent it considers it appropriate to do so in the circumstances but without being obliged to do so, (a) have regard to any information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Bonds and (b) may consider such interests on the basis that such accountholders were the holders of the Bonds in respect of which this Global Certificate is issued.

Conversion Right

For so long as all of the Bonds are represented by this Global Certificate and such Global Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg, the Conversion Right of the Bondholders may be exercised by an accountholder giving notice to the Principal Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instructions by Euroclear or Clearstream, Luxembourg or any common depositary for him to the Principal Agent by electronic means) of the principal amount of the Bonds in respect of which such Conversion Right is exercised. An accountholder wishing to exercise its Conversion Right in respect of any such Bond(s) shall not be required to deposit the relevant Certificate with the Principal Agent and references in Condition 7 to the person delivering a Certificate for conversion shall be deemed to be references to the person giving a notice of conversion.

Payment

Payments of principal and premium (if any) in respect of Bonds represented by this Global Certificate will be made without presentation or if no further payment falls to be made in respect of the Bonds, against presentation and surrender of this Global Certificate to or to the order of the Principal Agent or such other Paying Agent as shall have been notified to the Bondholders for such purpose.

Notices

So long as the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream, Luxembourg or the Alternative Clearing System, notices to Bondholders of the Bonds may be given by delivery of the relevant notice to Euroclear or Clearstream, Luxembourg or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

Whilst any of the Bonds held by a Bondholder are represented by this Global Certificate, notices to be given or elections to be made by such Bondholder may be given by the relevant accountholder (where applicable) through Euroclear and/or Clearstream, Luxembourg and otherwise in such manner as the Principal Agent and Euroclear and Clearstream, Luxembourg may approve for this purpose.

Registration of Title

Certificates in definitive form for individual holdings of Bonds will not be issued in exchange for interests in Bonds in respect of which the Global Certificate is issued, except if either Euroclear or Clearstream, Luxembourg (or any alternative clearing system on behalf of which the Bonds evidenced by the Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

Transfers

Transfers of interests in the Bonds will be effected through the records of Euroclear and Clearstream, Luxembourg and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg and their respective direct and indirect participants.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds in respect of which this Global Certificate is issued shall be recognised as the beneficiaries of the trust set out in the Trust Deed, to the extent of the principal amounts of their interest in the Bonds set out in the certificate of the holder, as if they were themselves the holders of Bonds in such principal amounts.

This Global Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Certificate is governed by, and shall be construed in accordance with, English law.

In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.

Dated [—] 2007

ASIA SILICON TECHNOLOGY HOLDINGS INC.

By:
Director/ Authorised Signatory

Certificate of Authentication

Certified that the above-named holder is as at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

DEUTSCHE BANK LUXEMBOURG S.A. as Registrar (without warranty, recourse or liability)

By:
Authorised Signatory

Dated:

Schedule A

Schedule of Reductions in Principal Amount of Bonds in respect of which this

Global Certificate is Issued

The following reductions in the principal amount of Bonds in respect of which this Global Certificate is issued have been made as a result of: (i) exercise of the Conversion Rights attaching to Bonds or (ii) redemption of Bonds or (iii) issue of definitive Certificates in respect of the Bonds or (iv) purchase and cancellation of the Bonds by the Issuer or its Subsidiaries

Date of Conversion / Redemption / Issue of definitive Certificates / Purchase and cancellation of the Bonds	Amount of decrease in principal amount of this Global Certificate	Principal Amount of this Global Certificate following such decrease	Notation made by or on behalf of the Registrar

PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT

DEUTSCHE BANK AG, HONG KONG BRANCH

55th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

REGISTRAR

DEUTSCHE BANK LUXEMBOURG S.A.

2, Boulevard Konrad Adenauer

L-1115

Luxembourg

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Bonds in respect of which the Global Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred	Name, address and account for payments of transferee

Certifying Signature :

Dated :

Name :

Notes:

(i)	A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Principal Agent or the Registrar may require.

SCHEDULE 3

PROVISIONS FOR MEETINGS OF BONDHOLDERS

2.	A holder of a Bond may by an instrument in writing (a form of proxy) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than 48 hours before the time fixed for any meeting, appoint any person (a proxy) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

3.	A holder of a Bond which is a corporation may by delivering to any Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a representative) in connection with any meeting or proposed meeting of Bondholders.

4.	A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

5.	Each of the Issuer and the Trustee may at any time convene a meeting of Bondholders. If the Trustee receives a written request by Bondholders holding at least 10 per cent. in principal amount of the Bonds for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of Bondholders. Every meeting shall be held at a time and place approved by the Trustee.

6.	At least 14 business days’ (as defined in Clause 21) notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders to convene a meeting of Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Agent not later than 48 hours before the time fixed for the meeting.

7.	A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which, the Issuer may appoint the chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

8.

At a meeting one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate over 50 per cent. in principal amount of the Bonds for the time being outstanding provided that the quorum at any meeting the business of which includes any of the matters specified in the proviso to paragraph 18 shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 66 per cent, in principal amount of the Bonds for the time being outstanding.

9.	If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the chairman may decide. At such adjourned meeting one or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph the quorum shall be one or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 33 per cent, in principal amount of the Bonds for the time being outstanding.

10.	The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

11.	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

12.	Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

13.	Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Issuer, the Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than two per cent, in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

14.	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

15.	A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

16.	The Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless he is the holder of a Bond or is a proxy or a representative.

17.	On a show of hands every holder who is present in person or any person who is present and is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each U.S.$100,000 in principal amount of the Bonds produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

18.	A proxy need not be a Bondholder.

19.	A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

19.1	to sanction any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer and/or the Security for the Bonds whether or not such rights arise under this Trust Deed and/or the Security Documents;

19.2	to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, bonds, or other obligations or securities of the Issuer or any other entity,

19.3	to assent to any modification of this Trust Deed, the Security Documents or the Bonds or the Security which shall be proposed by the Issuer or the Trustee;

19.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

19.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

19.6	to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

19.7	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed;

19.8	to approve a proposed new Trustee and to remove a Trustee; and

19.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds,

provided that the special quorum provisions contained in the proviso to paragraph 8 and, in the case of an adjourned meeting, in the proviso to paragraph 9 shall apply for the purpose of making any modification to the provisions contained in this Trust Deed or the Bonds which would have the effect of:

18.9.1	modifying the due date for any payment in respect of the Bonds; or

18.9.2	reducing or cancelling the amount of principal, premium or interest or Equivalent Amount payable in respect of the Bonds; or

18.9.3	changing the currency of payment of the Bonds; or

18.9.4	modifying or cancelling the Conversion Rights or the security constituted by the Security Documents; or

18.9.5	modifying the provisions contained in this Schedule concerning the quorum required at a meeting of Bondholders or the majority required to pass an Extraordinary Resolution or sign a resolution in writing; or

18.9.6	amending this proviso.

20.	An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

21.

The expression Extraordinary Resolution means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than 66 2/3 per cent. in principal amount of the Bonds for the time being outstanding.

22.

A resolution in writing signed by or on behalf of the holders of not less than 66 2/3 per cent. in principal amount of the Bonds who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

23.	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

24.	If and whenever the Issuer has issued and has outstanding Bonds of more than one tranches the foregoing provisions of this Schedule shall have effect subject to the following modifications:

24.1	a resolution which in the opinion of the Trustee affects Bonds of only one tranche shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Bonds of that tranche;

24.2	a resolution which in the opinion of the Trustee affects the Bonds of more than one tranches but does not give rise to a conflict of interest between the holders of Bonds of any of the tranches so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Bonds of all the tranches so affected;

24.3	a resolution which in the opinion of the Trustee affects the Bonds of more than one tranches and gives or may give rise to a conflict of interest between the holders of the Bonds of one tranche or group of tranches so affected and the holders of the Bonds of another tranche or group of tranches so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Bonds of each tranche or group of tranches so affected; and

24.4	to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Bonds and holders were references to the Bonds of the tranche or group of tranches in question or to the holders of such Bonds, as the case maybe.

25.

Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them or regarding the making of resolutions in writing as the Trustee may in its sole discretion determine including (without limitation) such regulations and requirements as the Trustee thinks reasonable to satisfy itself that persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and that those who purport to attend or vote at a meeting or to sign a written resolution are entitled to do so.

SIGNATORIES

The Issuer
EXECUTED as a DEED by	)
)
for and on behalf of	)
ASIA SILICON TECHNOLOGY	)
HOLDINGS INC,	)
in the presence of:	)

The Trustee

EXECUTED as a DEED by	)
DB TRUSTEES (HONG KONG) LIMITED	)
in its capacity as Trustee	)
acting by;	)

Witness signature:
Witness name:
Witness address:

The Security Agent

EXECUTED as a DEED by	)
DB TRUSTEES (HONG KONG) LIMITED	)
in its capacity as Security Agent	)
acting by:	)

Witness signature:
Witness name:
Witness address:

SIGNATORIES

The Issuer

Witness signature:
Witness name:
Witness address:

The Trustee

Aric Kay-Russell
Director

Choi Siu Ling
Director

Witness signature:
Witness name:
Witness address:

The Security Agent

Aric Kay-Russell
Director

Choi Siu Ling
Director

Witness signature:
Witness name:
Witness address:

Trust Deed (CB)